Exhibit 10.30

EXECUTION COPY

Published Deal CUSIP Number: 80105GAA8
Published Revolving Credit Facility CUSIP Number: 80105GAB6

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 20, 2015

among

SANMINA CORPORATION,
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
an Issuing Lender,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Syndication Agent,

BANK OF THE WEST, SUNTRUST BANK and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Joint Lead Arrangers and Joint Bookrunners

i

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension	75
4.02	Conditions to All Credit Extensions	77

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Organization and Qualification	78
5.02	Power and Authority	78
5.03	Enforceability	78
5.04	Capital Structure	79
5.05	Title to Properties; Priority of Liens	79
5.06	Financial Statements	79
5.07	[Reserved]	79
5.08	Taxes	79
5.09	Intellectual Property	80
5.10	Governmental Approvals	80
5.11	Compliance with Laws	80
5.12	Compliance with Environmental Laws	80
5.13	Burdensome Contracts	80
5.14	Litigation	81
5.15	No Defaults	81
5.16	ERISA	81
5.17	Trade Relations	82
5.18	Labor Relations	82
5.19	[Reserved]	82
5.20	Not a Regulated Entity	82
5.21	Margin Stock	82
5.22	Insurance	82
5.23	Solvency	83
5.24	Complete Disclosure	83
5.25	OFAC	83
5.26	Anti-Corruption Laws	83
5.27	Security Documents	83
5.28	Senior Notes Guarantors	83
5.29	Status of Obligations	83

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Inspections; Appraisals	84
6.02	Financial and Other Information	84
6.03	Notices	86
6.04	[Reserved]	87
6.05	Compliance with Laws	87

6.06	Taxes	87
6.07	Insurance	87
6.08	Licenses	88
6.09	Covenant to Guarantee Obligations and Give Security	88
6.10	Existence	89
6.11	Further Assurances	89
6.12	Payment of Obligations	90
6.13	Maintenance of Properties	90
6.14	[Reserved]	90
6.15	Compliance with Material Contracts	90
6.16	Use of Proceeds	90
6.17	Anti-Corruption Laws	90

ARTICLE VII
NEGATIVE COVENANTS

7.01	Permitted Debt	90
7.02	Permitted Liens	93
7.03	Distributions; Upstream Payments	96
7.04	Restricted Investments	97
7.05	Disposition of Assets	99
7.06	Restrictions on Payment of Subordinated Debt	101
7.07	Fundamental Changes	101
7.08	Plans	101
7.09	Tax Consolidation	101
7.10	Accounting Changes	101
7.11	Restrictive Agreements	101
7.12	Hedging Agreements	102
7.13	Conduct of Business	102
7.14	Affiliate Transactions	102
7.15	Use of Proceeds	103
7.16	Amendments to Subordinated Debt or Senior Notes Documents	103
7.17	Financial Covenants	103
7.18	Amendments of Organic Documents	103
7.19	Sanctions	103
7.20	Anti-Corruption Laws	104

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	104
8.02	Remedies Upon Event of Default	106
8.03	Application of Funds	106

ARTICLE IX
ADMINISTRATIVE AGENT

9.01	Appointment and Authority	108
9.02	Rights as a Lender	108
9.03	Exculpatory Provisions	109
9.04	Reliance by Administrative Agent	110
9.05	Delegation of Duties	110
9.06	Resignation of Administrative Agent	110
9.07	Non-Reliance on Administrative Agent and Other Lenders	112
9.08	No Other Duties, Etc.	112
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	112
9.10	Collateral and Guaranty Matters	113
9.11	Bank Products	114

ARTICLE X
MISCELLANENOUS

10.01	Amendments, Etc.	115
10.02	Notices; Effectiveness; Electronic Communications	116
10.03	No Waiver; Cumulative Remedies; Enforcement	118
10.04	Expenses; Indemnity; Damage Waiver	119
10.05	Payments Set Aside	121
10.06	Successors and Assigns	122
10.07	Treatment of Certain Information; Confidentiality	126
10.08	Right of Setoff	127
10.09	Interest Rate Limitation	128
10.10	Counterparts; Integration; Effectiveness	128
10.11	Survival of Representations and Warranties	129
10.12	Severability	129
10.13	Replacement of Lenders	129
10.14	GOVERNING LAW; JURISDICTION; ETC.	130
10.15	WAIVER OF JURY TRIAL	131
10.16	No Advisory or Fiduciary Responsibility	131
10.17	Electronic Execution of Assignments and Certain Other Documents	132
10.18	USA PATRIOT Act	132
10.19	Keepwell	133
10.20	Release of Existing Subsidiary Borrowers and Existing Canadian Guarantors	133
10.21	Amendment and Restatement	133
10.22	California Judicial Reference	134

SCHEDULES

2.01	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F	Letter of Credit Report
G	United States Tax Compliance Certificate
H	Liquidity Threshold Certificate
I	Security Agreement
J	Pledge Agreement
K	Guaranty
L	Interco Subordination Agreement

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of May 20, 2015, among SANMINA CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

RECITALS:

WHEREAS, the Borrower, Hadco Corporation, a Massachusetts corporation (“Hadco”), Hadco Santa Clara, Inc., a Delaware corporation (“Hadco Santa Clara”), Sanmina-SCI Systems Holdings, Inc., a Delaware corporation (“SSCI Holdings”), SCI Technology, Inc., an Alabama corporation (“SCI Technology” and together with Hadco, Hadco Santa Clara and SSCI Holdings, collectively, the “Existing Subsidiary Borrowers” and individually, an “Existing Subsidiary Borrower”), Sanmina-SCI Systems (Canada) Inc., a Nova Scotia limited company (“SSCI Canada”), SCI Brockville Corp., a Nova Scotia unlimited company (“SCI Brockville” and together with SSCI Canada, collectively, the “Existing Canadian Guarantors” and individually, an “Existing Canadian Guarantors”), the Administrative Agent and the lenders party thereto (the “Existing Lenders”) have entered into that certain Amended and Restated Loan, Guaranty and Security Agreement dated as of March 16, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”);

WHEREAS, the Borrower has requested that the Existing Agreement be amended and restated as set forth herein on the terms and conditions set forth herein;

WHEREAS, in connection with such amendment and restatement, the Borrower has further requested that no Existing Subsidiary Borrower continue to serve as a borrower under this Agreement and no Existing Canadian Guarantor be required to serve as a guarantor with respect to any of the obligations arising under or in connection with this Agreement; and

WHERAS, the parties hereto have agreed to amend and restate the Existing Agreement and provide for the arrangements described above with respect to the Existing Subsidiary Borrowers and the Existing Canadian Guarantors, in each case upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent hereafter may designate by written notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form provided by the Administrative Agent to the Lenders or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Available Commitments” means, at any time, the Aggregate Commitments then in effect minus the Total Outstandings at such time.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Second Amended and Restated Credit Agreement.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Applicable Law” means all laws, rules, regulations and binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, rulings and decrees of Governmental Authorities having jurisdiction over such Person.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16.  If the commitment of each Lender to make Loans and the obligation of each Issuing Lender to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) from the Closing Date until the first Business Day following the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(c) for the Fiscal Quarter ending on or about June 27, 2015, 0.75% per annum for Base Rate Loans, 1.75% per annum for Eurodollar Rate Loans, Swing Line Loans and Letter of Credit Fees, and 0.25% per annum for commitment fees and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(c):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans, Letter of Credit Fees and Swing Line Loans	Base Rate Loans	Commitment Fees
1	< 1.25 to 1.00	1.50%	0.50%	0.20%
2	> 1.25 to 1.00 but < 2.50 to 1.00	1.75%	0.75%	0.25%
3	> 2.50 to 1.00	2.00%	1.00%	0.30%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their capacities as joint lead arrangers and joint bookrunners.

“Asset Disposition” means a sale, lease, license, consignment, transfer or other disposition of Property of any Loan Party or any Subsidiary, including (i) a disposition of Property in connection with a sale-leaseback transaction or synthetic lease and (ii) any involuntary loss resulting from a casualty event or condemnation.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended September 27, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Liquidity” means, at any time, the sum of (a) the Aggregate Available Commitments at such time plus (b) all unrestricted cash or Cash Equivalents owned by the Borrower and its wholly-owned Domestic Subsidiaries at such time and held in the U.S. (excluding, for the avoidance of doubt, any Cash Collateral and any other cash or Cash Equivalents subject to any Lien (other than (i) Liens created pursuant to the Security Documents, (ii) Liens described in clauses (d), (i) and (dd) of Section 7.02 and (iii) Liens described in Section 7.02(ff) so long as such Liens are subject to the Intercreditor Agreement or such other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent)).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each Issuing Lender to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Product” means any Secured Hedge Agreement or any Secured Cash Management Agreement.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Committed Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the applicable Issuing Lender or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the Issuing Lenders or the Swing Line Lender (as applicable).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by (i) the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), or (ii) any member of the European Economic Area or Switzerland, or any agency or instrumentality thereof (provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States and the full faith and credit of such country is pledged in support thereof), in each case, with such securities having maturities of not more than thirteen months from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within thirteen months from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody’s; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than thirteen months from the date of acquisition thereof issued by any commercial bank organized in the United States of America, Canada, Japan or Switzerland or any member of the European Economic Area, in each case, of recognized standing and having combined capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof); (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses

(a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper having a rating at the time of acquisition thereof of at least A-1 from S&P or at least P-1 from Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within thirteen months after the date of acquisition thereof; (f) interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses (a) through (e) above; (g) corporate obligations with long term ratings of A or better from S&P or Moody’s, with such obligations having maturities of not more than thirteen months from the date of acquisition; (h) asset-backed securities rated AAA or better by S&P or Moody’s, with such securities having maturities of not more than thirteen months from the date of acquisition; and (i) in the case of any Foreign Subsidiary, high quality short term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with the Borrower or any Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with the Borrower or any Subsidiary, in each case in its capacity as a party to such Cash Management Agreement, in each case so long as such Person or its Affiliate continues to be a Lender.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time, (a) any Person or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person or entity acting in its capacity as a trustee, agent or other fiduciary or administrator of such plan) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower; or (b) any “change of control” or similar event under and as defined in any documentation relating to any Material Indebtedness.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” or other similar term referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Senior Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries.

“Consolidated EBITDA” means, for any period, an amount determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP equal to the sum of (without duplication) the following: (a) Consolidated Net Income; plus (b) to the extent deducted in the calculation of Consolidated Net Income: (i) Taxes, whether paid or deferred, (ii) Consolidated Net Interest Expense, (iii) amortization, (iv) depreciation, (v) other non-cash charges for such period including, without limitation, goodwill, restructuring charges, non-cash charges arising from the accelerated recognition of pension expenses previously deferred under FAS 87/88, cumulative translation adjustments arising from the liquidation of Subsidiaries, financing costs and expenses, fixed asset and other intangibles impairment; provided that any cash payments made in any future period in respect of such charges shall be subtracted from Consolidated EBITDA in the period when such payments are made, (vi) any non-cash charges associated with the recognition of fair value of stock options and other equity-based compensation issued to employees which have been expensed in the Borrower’s statement of operations for such period, (vii) non-recurring restructuring and integration expenses (which for the avoidance of doubt, shall include, but not be limited to, retention, severance, systems establishment costs, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees) incurred by the Borrower and its Subsidiaries in connection with, and directly related to, any Permitted Acquisition, in each case (x) to the extent that such restructuring and integration expenses are incurred within twelve (12) months following the consummation of such acquisition and (y) in an aggregate amount for all such expenses, when taken together with all costs, fees and expenses added back to Consolidated EBITDA pursuant to clause (viii) below for such four (4) Fiscal Quarter period, not to exceed an amount equal to ten percent (10%) of Consolidated EBITDA during the most recently ended period of four (4) consecutive Fiscal Quarters (before giving effect to such adjustment), (viii) out-of-pocket costs, fees and expenses incurred by the Borrower and its Subsidiaries in connection with, and directly related to, (A) this Agreement and the transactions contemplated hereby, (B) any Permitted Acquisition, (C) issuances of any Equity Interests, (D) dispositions of any assets permitted hereunder, or (E) incurrence, amendment, modification, refinancing or repayment of Debt (in each case of clauses (B) through (E), whether or not successful), including, without limitation, legal, accounting and advisory fees, in each case (x) to the extent that such out-of-pocket costs, fees and expenses are incurred within twelve (12) months following the Closing Date or the consummation of such acquisition, issuance, disposition, incurrence, amendment, modification, refinancing or repayment, as applicable, and (y) in an aggregate amount for all such costs, fees and expenses, when taken together with all expenses added back to Consolidated EBITDA pursuant to clause (vii) above for such four (4) Fiscal Quarter period, not to exceed an amount equal to ten percent (10%) of Consolidated EBITDA during the most recently ended period of four (4) consecutive Fiscal Quarters (before giving effect to such adjustment) and (ix) losses from early extinguishment of Debt; minus (c) (i) pension related payments or contributions for such period in excess of the related charges or expenses reflected on the income statement for such period; minus (d) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Funded Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and the outstanding principal amount of all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Debt, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, (d) all Earn-Outs solely to the extent payable in cash, in an amount calculated in accordance with GAAP and to the extent included on the consolidated balance sheet of the Borrower and its Subsidiaries (excluding accounts payables owing in the Ordinary Course of Business), (e) all Attributable Indebtedness, (f) all Guarantees with respect to outstanding Debt of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary and (g) all Debt of the types referred to in clauses (a) through (f) above of any partnership in which the Borrower or a Subsidiary is a general partner, unless such Debt is expressly made non-recourse to the Borrower or such Subsidiary.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed period of four consecutive Fiscal Quarters to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, including all commissions, discounts and other fees, charges owed with respect to letters of credit and net costs under Interest Rate Agreements.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the most recently completed period of four consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 6.02(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.02(a) or (b), the financial statements referred to in Section 5.06 for the Fiscal Quarter ended March 28, 2015).

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, excluding (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Dispositions or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses, to the extent included in determining net income (or loss) for such period.

“Consolidated Net Interest Expense” means, for any period, Consolidated Interest Expense for such period minus interest income included in Consolidated Net Income for such period.

“Consolidated Tangible Assets” means, as of any date of determination, the amount that would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as the total assets of the Borrower and its Subsidiaries, minus the total intangible assets of the Borrower and its Subsidiaries.

“Consolidated Total Assets” means, as of any date of determination, the amount that would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as the total assets of the Borrower and its Subsidiaries.

“Contingent Obligation” means any obligation of a Person arising from a guaranty, suretyship, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Debt Security” means any debt security the terms of which provide for the conversion thereof into Equity Interests, cash or a combination of Equity Interests and cash, to the extent such debt security has not, as of any applicable date of determination, been so converted.

“Corporate Head Office Campus” means the Borrower’s head office campus located at 2700 North First Street, 2701 Zanker Road, 60 East Plumeria Drive and 30 East Plumeria Drive, San Jose, California 95134.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“CWA” means the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c)                                  net obligations of such Person under any Hedging Agreement;

(d)                                 all obligations of such Person to pay the deferred purchase price of Property or services (including Earn-Outs solely to the extent payable in cash, in an amount calculated in accordance with GAAP and to the extent included on the consolidated balance sheet of the Borrower and its Subsidiaries), other than (i) accounts payables owing in the Ordinary Course of Business and (ii) intercompany charges of expenses, deferred revenue and other accrued liabilities, in each case incurred in the Ordinary Course of Business;

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   all Attributable Indebtedness in respect of Capital Lease and Synthetic Lease Obligations of such Person;

(g)                                  all obligations of such Person in respect of Disqualified Equity Interests; and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, unless such Debt is expressly made non-recourse to such Person.  The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the maximum aggregate amount (giving effect to any netting agreements) that would be required to pay if such Hedging Agreement were terminated as of such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Lender, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is, or whose government is, the subject of any Sanction.

“Disclosure Letter” means the disclosure letter of the Borrower to the Administrative Agent and the Lenders with respect to this Agreement, dated as of the Closing Date.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a)  mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if such Equity Interests is issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Distribution” means any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind, including a dividend payable solely in shares of stock or the distribution of non-cash rights in connection with any stockholder rights plan); or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest; provided that (a) the conversion of (including any cash settlement payment upon conversion), or payment of any principal or premium on, or payment of any interest with respect to, any Convertible Debt Securities shall not constitute a Distribution and (b) any payment with respect to, or early unwind or settlement of, any Permitted Call Spread Swap Agreement shall not constitute a Distribution.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States of America.

“Earn-Outs” means, with respect to any Person, unsecured liabilities of such Person arising under an agreement to make any deferred payment as a part of the purchase price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the underlying target, in each case, to the extent that such deferred payment would be included as part of such purchase price.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” all Applicable Laws relating to the protection or pollution of the environment or exposure of any individual to hazardous materials, including CERCLA, RCRA and CWA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Environmental Release or threatened Environmental Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice” means a written notice, complaint, summons, citation, order, claim, request for corrective or remedial action, or demand from any Governmental Authority or other Person alleging any Environmental Release or noncompliance with any applicable Environmental Law by the Borrower or any of its Subsidiaries.

“Environmental Release” means a “release” as defined in CERCLA or under any other applicable Environmental Law.

“Equipment” has the meaning set forth in the UCC.

“Equity Interests” means the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability, unlimited liability or joint venture); (c) member in a limited liability or unlimited liability company; or (d) Person having any other form of equity security or ownership than described in (a) through (c).  Notwithstanding the foregoing, neither Convertible Debt Securities nor Permitted Call Spread Swap Agreements shall constitute Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Loan Party or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or ERISA Affiliate.

“Eurodollar Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR or a comparable or successor rate approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that, to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to LIBOR or any comparable or successor rate referenced in this definition above.  Notwithstanding the foregoing, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means (a) any FSHCO and (b) any Domestic Subsidiary of any Foreign Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee or other liability in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 10.19, Section 28 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that otherwise are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Agreement” has the meaning set forth in the recitals hereto.

“Existing Canadian Guarantors” has the meaning set forth in the recitals hereto.

“Existing Lenders” has the meaning set forth in the recitals hereto.

“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement and set forth on Schedule 2.03.

“Existing Subsidiary Borrowers” has the meaning set forth in the recitals hereto.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated April 15, 2015, among the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

“First Tier Foreign Subsidiary” means, at any date of determination, a Foreign Subsidiary in which the Borrower or any Domestic Subsidiary (or any combination thereof) owns directly more than 50%, in the aggregate, of the Equity Interests of such Subsidiary.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries for accounting and tax purposes, ending on the Saturday nearest September 30 of each year.

“FLSA” means the Fair Labor Standards Act of 1938.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States of America; or (b) mandated by a government other than the United States for employees of any Loan Party or Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations in respect of Letters of Credit issued by such Issuing Lender other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“FSHCO” means (i) SSCI Holdings and (ii) any Domestic Subsidiary of the Borrower substantially all of the assets of which consist of Equity Interests in, or Debt of, one or more direct or indirect Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include any liability by endorsement of instruments for collection or deposit in the Ordinary Course of Business or customary indemnification obligations entered into in the Ordinary Course of Business or in connection with any transaction permitted hereby.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Subsidiaries of the Borrower party to the Guaranty.

“Guaranty” means the Guaranty Agreement dated as of the Closing Date and made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties in the form attached hereto as Exhibit K, as supplemented from time to time by the execution and delivery of Guaranty Joinder Agreements.

“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Subsidiary to the Administrative Agent.

“Hadco” has the meaning set forth in the recitals hereto.

“Hadco Santa Clara” has the meaning set forth in the recitals hereto.

“Hazardous Materials” means all substances, wastes, or chemicals regulated or defined by a Governmental Authority as “hazardous”, “radioactive”, “explosive”, “infectious or medical waste”, “toxic”, a “pollutant” or “contaminant”, pursuant to an applicable Environmental Law, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement,

or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.  For the avoidance of doubt, the following shall not be deemed a “Hedging Agreement”: (i) any phantom stock or similar plan (including any stock option plan) providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries, (ii) any stock option or warrant agreement for the purchase of Equity Interests of the Borrower, (iii) the purchase of Equity Interests or Debt (including securities convertible into Equity Interests) of Borrower pursuant to delayed delivery contracts or (iv) any of the foregoing to the extent that it constitutes a derivative embedded in a convertible security issued by the Borrower.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedging Agreement with the Borrower or any Subsidiary, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedging Agreement with the Borrower or any Subsidiary, in each case, in its capacity as a party to such Hedging Agreement, in each case so long as such Person or its Affiliate continues to be a Lender.

“Honor Date” has the meaning assigned to such term in Section 2.03(c)(i).

“Impacted Loans” has the meaning assigned to such term in Section 3.03.

“Increase Effective Date” has the meaning specified in Section 2.14(d).

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Insignificant Subsidiary” means (a) any Domestic Subsidiary (excluding any Excluded Subsidiaries) that together with its Domestic Subsidiaries (excluding any Excluded Subsidiaries), has assets (excluding any intercompany items) with an aggregate book value of no more than five percent (5%) of the consolidated total assets (excluding any intercompany items) of the Borrower and its Domestic Subsidiaries (excluding any Excluded Subsidiaries), as of the most recently ended Fiscal Quarter; provided that, if at any time, the total assets of the Insignificant Subsidiaries (excluding any intercompany items), taken as a whole, as of the last day of the most recently ended Fiscal Quarter shall be greater than ten percent (10%) of the consolidated total assets (excluding any intercompany items) of the Borrower and its Domestic Subsidiaries (excluding any Excluded Subsidiaries), then the Borrower shall take such actions as may be necessary, including causing an Insignificant Subsidiary to become a Guarantor and grant security interests pursuant to Section 6.09, in order to reduce such percentage to ten percent (10%) or less at such time and (b) any Foreign Subsidiary that, together with its Subsidiaries, has assets with an aggregate book value of no more than $20,000,000, as of the last day of the most recently ended Fiscal Quarter.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, provincial, territorial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, receiver-manager, monitor, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property under any bankruptcy or insolvency law (including, in each case, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity); or (c) an assignment or trust mortgage for the benefit of creditors under any bankruptcy or insolvency law.

“Intellectual Property” means all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

“Intellectual Property Claim” means any written claim or assertion (whether by suit or otherwise) that the Borrower’s or any Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

“Interco Subordination Agreement” means the Interco Subordination Agreement dated as of the Closing Date among the Loan Parties, each Subsidiary that may from time to time become a payee on any Intercompany Debt owed by any Loan Party, the Administrative Agent, and the other parties thereto, in the form attached hereto as Exhibit L.

“Intercompany Debt” means Debt (whether or not evidenced by a writing) of the Borrower or any of its Subsidiaries payable to, as applicable, the Borrower or any of its Subsidiaries.

“Intercreditor Agreement” means (i) that certain Intercreditor Agreement, dated as of June 4, 2014, by and between the Administrative Agent and the Senior Notes Collateral Agent, and (ii) any replacement intercreditor agreement entered into by the applicable holders of, or trustee with respect to, the Senior Notes and the Administrative Agent in respect of the Senior Notes.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate

Loan and ending on the date one week or one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of managing the interest rate exposure or interest rate risk associated with the Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

“Inventory” has the meaning set forth in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in the business of the Borrower or any Subsidiary (but excluding Equipment).

“Investment” means any acquisition of all or substantially all the assets of, or a business line or unit or a division of, a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.  For purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate amount of such Investment less all cash dividends and cash distributions received by such Person thereon (or in the case of noncash dividends and distributions received by such Person, the amount of cash received in respect thereof when and if converted into cash).

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit issued by any Issuing Lender, the Letter of Credit Application, and any other document, agreement and instrument entered into by such Issuing Lender and the Borrower (or any Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit.

“Issuing Lender” means, individually or collectively as the context may indicate, (a) Bank of America in its capacity as an issuer of Letters of Credit hereunder, or any successor to

Bank of America in its capacity as an issuer of Letters of Credit hereunder, (b) The Bank of Tokyo-Mitsubishi UFJ, Ltd. in its capacity as an issuer of Letters of Credit hereunder, or any successor to The Bank of Tokyo-Mitsubishi UFJ, Ltd. in its capacity as an issuer of Letters of Credit hereunder and (c) any other Lender, selected by the Borrower in consultation with the Administrative Agent, which has consented to its appointment by the Borrower as an issuer of Letters of Credit hereunder in its capacity as an issuer of Letters of Credit hereunder; provided that at no time shall there be more than three (3) Issuing Lenders without the consent of the Administrative Agent.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of

Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide for payment in cash only and not pursuant to time drafts.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Lender.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate Commitments at such time.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“LIBOR” has the meaning set forth in the definition of Eurodollar Rate.

“License” means any license or agreement under which any Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Licensor” means any Person from whom a Loan Party obtains the right to use any Intellectual Property.

“Lien” means with respect to any asset, any mortgage, leasehold mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, deposit arrangement, or other encumbrance or preferential arrangement in the nature of a security interest of any kind or nature in respect of such asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, or, in the case of real property, subject to any easement, right of way or other encumbrance on title.

“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Administrative Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to the Administrative Agent the right, vis-à-vis such Licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

“Liquidity Threshold” has the meaning set forth in the definition of Maturity Date.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Notes, the Security Documents, the Guaranty, the Fee Letter, the Issuer Documents, the Interco Subordination Agreement and all agreements creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loan Year” means each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” has the meaning set forth in Regulation U of the FRB.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Administrative Agent or any Lender to enforce or collect any obligations arising under any Loan Document or to realize upon the Collateral, or of the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document to which it is a party.

“Material Contract” means any agreement or arrangement to which the Borrower or any Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt or Debt having an outstanding principal amount of $35,000,000 or more.

“Material Indebtedness” means any Debt (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any Loan Party evidencing an outstanding principal amount exceeding $35,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of such Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means May 20, 2020; provided that, if, on any day during the six (6) month period immediately prior to the Senior Notes Maturity Date, the Borrower does not have at least $500,000,000 in Available Liquidity (the “Liquidity Threshold”) and the Senior Notes have not been repaid in full, the “Maturity Date” shall be the later of (x) such date to occur during such six (6) month period and (y) the date that is ninety-two (92) days prior to the Senior Notes Maturity Date (any such event, a “Springing Maturity Date”), except that (i) in the case of the foregoing clause (y), if the Liquidity Threshold is subsequently satisfied during the interim period prior to such 92nd day (and for so long as it is satisfied), the Springing Maturity Date shall not apply and (ii) if any “Maturity Date” or any “Springing Maturity Date”, as the case may be, is not a Business Day, such Maturity Date or Springing Maturity Date shall be the immediately preceding Business Day.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of any Issuing Lender with respect to Letters of Credit issued by such Issuing Lender and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of the applicable L/C Obligations in the case of Section 2.15(a)(i) and (a)(ii) and all L/C Obligations in the case of Section 2.15(a)(iii), and (iii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Bank Product, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and “Obligations” shall exclude obligations arising from any Permitted Call Spread Swap Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Ordinary Course of Business” means the ordinary course of business of the Borrower or any Subsidiary, in the exercise of its reasonable business judgment and undertaken in good faith.

“Organic Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA” means the Occupational Safety and Hazard Act of 1970.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight LIBOR Rate” means, for any interest calculation with respect to a Swing Line Loan on any date, the rate per annum equal to LIBOR or a comparable or successor rate approved by the Administrative Agent, as published on the applicable Bloomberg screen page

(or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one day commencing that day; provided that, to the extent a comparable or successor rate is approved by the Administrative Agent in connection with the rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to LIBOR or any comparable or successor rate referenced in this definition above.  Notwithstanding the foregoing, if the Overnight LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Payment Item” means each check, draft or other item of payment payable to the Borrower, including those constituting proceeds of any Collateral.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Acquisition” means any acquisition by the Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger, amalgamation, or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:

(a)                                 immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)                                 all transactions in connection therewith shall be consummated, in all material respects, in accordance with all Applicable Laws and in conformity with all applicable Governmental Approvals;

(c)                                  in the case of the acquisition of Equity Interests in which all of the Equity Interests (except for any such Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such acquisition shall be owned 100% by the Borrower or any other Loan Party, the Borrower shall take, or cause to be taken, promptly after the date such Person becomes a Subsidiary of the Borrower, to the extent applicable, each of the actions set forth in Section 6.09;

(d)                                 in the case of an acquisition where the consideration paid (excluding any Earn-Outs) is $50,000,000 or more, the Borrower shall have delivered to the Administrative Agent at least ten (10) Business Days (or such shorter period of time as may be agreed to by the Administrative Agent) prior to such proposed acquisition, all relevant financial information with respect to such acquired assets or Equity Interests, including, without limitation, the aggregate consideration for such acquisition;

(e)                                  any Person or assets or division as acquired in accordance herewith shall constitute a Permitted Business; and

(f)                                   such acquisition shall not have been preceded by a tender offer that has not been approved by the board of directors of such Person.

“Permitted Asset Disposition” means (a) a sale of Inventory in the Ordinary Course of Business (including, without limitation, the sale of Inventory from the Borrower or any Subsidiary to the Borrower or any Subsidiary); (b) a disposition of Equipment; (c) a disposition of damaged, worn out, surplus or obsolete personal property or fixtures in the Ordinary Course of Business so long as such property is no longer necessary for the proper conduct of the business of the Borrower and its Subsidiaries; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from any Loan Party’s default; (e) any Asset Disposition approved in writing by the Administrative Agent and Required Lenders; (f) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens; (g) any involuntary loss resulting from a casualty event or condemnation; or (h) the surrender or waiver of litigation rights or the settlement, release or surrender of tort or other litigation claims of any kind.

“Permitted Business” means any business that is related, ancillary or complementary to the businesses of the Borrower and its Subsidiaries on the Closing Date or any reasonable extension thereof.

“Permitted Call Spread Swap Agreements” means (a) any Hedging Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) any Hedging Agreement pursuant to which the Borrower issues to the counterparty thereto warrants to acquire common stock of the Borrower (whether such warrant is settled in shares, cash or a combination thereof), in each case entered into by the Borrower in connection with the issuance of Convertible Debt Securities; provided that (i) the terms, conditions and covenants of each such Hedging Agreement are customary for Hedging Agreements of such type (as reasonably determined by the Board of Directors of the Borrower in good faith) and (ii) in the case of clause (b) above, such Hedging Agreement is classified as an equity instrument in accordance with

GAAP.  For purposes of this definition, the term “Hedging Agreement” shall include any stock option or warrant agreement for the purchase of Equity Interests of the Borrower.

“Permitted Contingent Obligations” means any Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $50,000,000 or less at any time.

“Permitted Lien” has the meaning set forth in Section 7.02.

“Permitted Pool Transaction” means the transfer of cash, whether directly or indirectly, through the repayment of or making of any Intercompany Debt, the making of any Upstream Payment, the making of Investments or otherwise in the Ordinary Course of Business, from a Foreign Subsidiary to another Foreign Subsidiary in order to have the cash balances of such Foreign Subsidiaries repay or refund their obligations under a cash management pool with a financial institution; provided that in connection with any such transfer, (i) if any cash is proposed to be transferred from a Loan Party to a Foreign Subsidiary, prior to, or simultaneously with, such proposed transfer, an equivalent amount of cash shall be transferred to such Loan Party from a Foreign Subsidiary and (ii) if any cash is proposed to be transferred to a Loan Party from a Foreign Subsidiary, prior to, or simultaneously with, such proposed transfer, an equivalent amount of cash shall be transferred from such Loan Party to a Foreign Subsidiary.

“Permitted Purchase Money Debt” means any Purchase Money Debt of the Borrower and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate principal amount of all such Purchase Money Debt does not exceed $100,000,000 at any time plus any amount permitted by and not utilized pursuant to Section 7.01(l), but in no event shall the aggregate outstanding principal amount of Purchase Money Debt and Debt permitted under Section 7.01(l) exceed at any time $200,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties in the form attached hereto as Exhibit J, as supplemented from time to time by the execution and delivery of Pledge Joinder Agreements and Pledge Agreement Supplements.

“Pledge Agreement Supplement” means each Pledge Agreement Supplement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Loan Party to the Administrative Agent.

“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Loan Party to the Administrative Agent.

“Pro Forma Effect” means, for any Specified Transaction, whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 7.17, each such Specified Transaction or proposed Specified Transaction shall be deemed to have occurred on and as of the first day of the relevant period of four consecutive Fiscal Quarters, and the following pro forma adjustments shall be made:

(a)                                 in the case of an actual or proposed Asset Disposition, all income statement items (whether positive or negative) attributable to the division or line of business or the Person subject to such Asset Disposition shall be excluded from the results of the Borrower and its Subsidiaries for such period;

(b)                                 in the case of an actual or proposed Permitted Acquisition, income statement items (whether positive or negative) attributable to the Property, line of business or the Person subject to such Permitted Acquisition shall be included in the results of the Borrower and its Subsidiaries for such period;

(c)                                  interest accrued during such period on, and the principal of, any Debt repaid or to be repaid or refinanced in such Specified Transaction shall be excluded from the results of the Borrower and its Subsidiaries for such period; and

(d)                                 any Debt actually or proposed to be incurred or assumed in such Specified Transaction shall be deemed to have been incurred as of the first day of such period, and interest thereon shall be deemed to have accrued from such day on such Debt at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Borrower and its Subsidiaries for such period.

Whenever any financial covenant set forth in Section 7.17 is to be calculated giving Pro Forma Effect to any Specified Transaction, such calculations shall be made in good faith by a financial or accounting officer of the Borrower who is a Senior Officer.

“Pro Forma Compliance” means, with respect to any Specified Transaction, that such Specified Transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed period of four consecutive Fiscal Quarters for which financial statements are available, to (a) such Specified Transaction and (b) all other Specified Transactions which are contemplated in connection therewith or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of such period.

“Properly Contested” means with respect to any obligation of any Person, (a) the obligation is subject to a bona fide dispute regarding amount or the Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established to the extent required in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any material portion of the assets of the Person; (e) except for non-delinquent tax Liens, no Lien is imposed on any material portion of the assets of the Person, unless bonded and stayed to the extent reasonably requested by and to the satisfaction of the Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Money Debt” means (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

“Purchase Money Lien” means a Lien that secures Purchase Money Debt, encumbering only the fixed assets and related software acquired with such Debt, and any accession, addition or improvement thereto, any replacement thereof and the proceeds thereof, together with customary cash deposits, and constituting a Capital Lease or a purchase money security interest under the UCC.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.).

“Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real Property and related appurtenances or any buildings, structures, parking areas or other improvements thereon.

“Recipient” means the Administrative Agent, any Lender or any Issuing Lender.

“Refinancing Conditions” means the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced plus an amount necessary to pay any fees and expenses, including premiums and defeasances costs, related thereto; (b) it has a final maturity no sooner than, and a weighted average life no less than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) taken as a whole in each case, (i) the representations, (ii) the covenants and (iii) the defaults applicable to it are not materially less favorable to the Borrower (determined by the Borrower in good faith in consultation with the Administrative Agent) than those applicable to the Debt being extended, renewed or refinanced (it being understood and agreed that, in determining whether any of the foregoing provisions of Refinancing Debt are materially less favorable to the Borrower, the Borrower shall be permitted (but shall not be required) to consult with the Administrative Agent prior to incurring such Refinancing Debt and request that the Administrative Agent make a determination as to whether such provisions are materially less favorable to the Borrower, and the good faith determination of the Administrative Agent in that regard shall be definitive and it being further understood that the Administrative Agent shall have no obligation to make any such determination); (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt unless such Person would otherwise be permitted under this Agreement to be obligated on the Debt being extended, renewed or refinanced; and (g) upon giving effect to it, no Default or Event of Default exists.

“Refinancing Debt” means Debt that is the result of an extension, renewal or refinancing of Debt permitted under Section 7.01(b), (d), (f) or (s).

“Register” has the meaning specified in Section 10.06(c).

“Related Assets” means, with respect to any receivables, any assets related thereto, including all collateral securing such receivables, all contracts and contract rights, purchase orders, leases, security interests, financing statements or other documentation in respect of such receivables, and all guarantees, indemnities, warranties or other documentation or other obligations in respect of any such receivable, any other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with transactions involving receivables similar to the receivables, interest in goods represented by the receivables and all goods returned by or reclaimed, repossessed or recovered from, the account debtor, and any collections or proceeds of the foregoing.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line

Lender or the Issuing Lender in respect of such Unreimbursed Amount, as the case may be, in making such determination.

“Resignation Effective Date” has the meaning specified in Section 9.06.

“Restrictive Agreement” means an agreement (other than a Loan Document) that conditions or restricts the right of the Borrower, any other Loan Party or any Subsidiary to Guarantee any Debt, to grant Liens on any assets, to declare or make Distributions or to repay any Intercompany Debt.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by the Borrower or any Subsidiary under a License.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SCI Brockville” has the meaning set forth in the recitals hereto.

“SCI Technology” has the meaning set forth in the recitals hereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Subsidiary and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedging Agreement permitted hereunder that is entered into by and between the Borrower or any Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Security Agreement” means the Security Agreement dated as of the Closing Date made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties in the form attached hereto as Exhibit I, as supplemented from time to time by the execution and delivery of Security Joinder Agreements.

“Security Documents” means, collectively, the Security Agreement, each Security Joinder Agreement, the Pledge Agreement, each Pledge Joinder Agreement, each Pledge Agreement Supplement, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.09, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to a Security Agreement, executed and delivered by a Subsidiary to the Administrative Agent.

“Senior Notes” means the 4.375% Senior Secured Notes due June 2019 issued by the Borrower pursuant to the Senior Notes Indenture, in the aggregate original principal amount of $375,000,000.

“Senior Notes Collateral Agent” means U.S. Bank National Association in its capacity as notes collateral agent under the Senior Notes Indenture, or any successor thereto.

“Senior Notes Documents” means the Senior Notes, the Guarantees of the Senior Notes, any security agreements, pledge agreements or other similar agreements that create or purport to create a Lien in favor of the Senior Notes Collateral Agent to secure the obligations in respect of the Senior Notes, the Refinancing Debt in respect of the Senior Notes and the Guarantees thereof and the security agreements, pledge agreements or other similar agreements delivered in connection therewith, and all other documents, agreements or instruments executed and delivered with respect to any of the foregoing.

“Senior Notes Indenture” means that certain Indenture dated as of June 4, 2014 among the Borrower, the Subsidiaries of the Borrower party thereto as guarantors and U.S. Bank National Association, as trustee and notes collateral agent.

“Senior Notes Maturity Date” means the stated maturity date of the Senior Notes (i.e., June 1, 2019).

“Senior Notes Preference Period” means the period commencing 92 days prior to the Senior Notes Maturity Date and ending on the date that the outstanding principal amount of all Senior Notes, together with interest thereon, due on or prior to the Senior Notes Maturity Date are fully and finally repaid.

“Senior Notes Preference Period Threshold” means an amount equal to $100,000,000.

“Senior Officer” means the chairman of the board, president, chief executive officer, chief financial officer or treasurer of the Borrower or, if the context requires, any other Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.

“Solvent” and “Solvency” mean, as to any Person as of the date of determination, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.19 or Section 28 of the Guaranty).

“Specified Transaction” means (a) a Disposition of all of the Equity Interests of a Person or all or substantially all of a division or a line of business, (b) any Acquisition for which the consideration paid (excluding Earn-Outs) is $50,000,000 or more, (c) Debt incurred pursuant to Section 7.01(r), or (d) a Distribution made pursuant to Section 7.03(a)(i).

“SSCI Canada” has the meaning set forth in the recitals hereto.

“SSCI Holdings” has the meaning set forth in the recitals hereto.

“Subordinated Debt” means unsecured Debt incurred by the Borrower that is expressly subordinate and junior in right of payment to the full and final payment of all Obligations, has no scheduled amortization payments or mandatory prepayments or redemptions (other than as a result of an event of default thereunder or as a result of customary change of control provisions or as a result of such Debt being convertible into Equity Interests of the Borrower) prior to 91 days after the Maturity Date, and the covenants and subordination provisions thereof are reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the outstanding shares of securities or other interests having ordinary voting power for the election of directors or other equivalent governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Senior Officer of the Borrower.

“Swing Line Sublimit” means, at any time, an amount equal to the lesser of (a) $30,000,000 and (b) the Aggregate Commitments at such time.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Upstream Payment” means a Distribution by a Subsidiary of the Borrower to the Borrower or a wholly-owned Subsidiary.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organic Document and any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)                                  Pro Forma Treatment.  Each Asset Disposition of all of the Equity Interests of a Person or all or substantially all of a division or a line of business, and each Permitted Acquisition, by the Borrower and its Subsidiaries that is consummated during any relevant period of four consecutive Fiscal Quarters shall, for purposes of determining compliance with the financial covenants set forth in Section 7.17 and for purposes of determining the Applicable Rate, be given Pro Forma Effect as if such transaction had occurred on and as of the first day of such period.

1.04                        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day; Rates.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06                        Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07                        Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        Committed Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment and (iii) during the Senior Notes Preference Period, the Total Outstandings shall not exceed the Senior Notes Preference Period Threshold.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02                        Borrowings, Conversions and Continuations of Committed Loans.  (a)  Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice.  Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Eurodollar

Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Committed Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative

Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Committed Loans.

(f)                                   Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03                        Letters of Credit.  (a)  The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein, (A) each Issuing Lender agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) during the Senior Notes Preference Period, the Total Outstandings shall not exceed the Senior Notes Preference Period Threshold.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)                                  No Issuing Lender shall issue any Letter of Credit if:

(A)                               subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)                               the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Lenders and such Issuing Lender have approved such expiry date or (y) such Letter of Credit is cash collateralized on terms and pursuant to arrangements satisfactory to such Issuing Lender.

(iii)                               No Issuing Lender shall be under any obligation to issue any Letter of Credit if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it;

(B)                               the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally;

(C)                               except as otherwise agreed by the Administrative Agent and such Issuing Lender, the Letter of Credit is in an initial stated amount less than $10,000;

(D)                               the Letter of Credit is to be denominated in a currency other than Dollars;

(E)                                any Lender is at that time a Defaulting Lender, unless the Issuing Lenders have entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lenders (in their sole discretion) with the Borrower or such Lender to eliminate the Issuing Lenders’ actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the Issuing Lenders have actual or potential Fronting Exposure, as they may elect in their sole discretion; or

(F)                                 the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)                              No Issuing Lender shall amend any Letter of Credit if such Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)                                 No Issuing Lender shall be under any obligation to amend any Letter of Credit if (A) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)                              Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit issued by it as fully as if the term “Administrative Agent” as used in Article IX included such Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Lender.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.  (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Senior Officer of the Borrower.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable Issuing Lender, by personal delivery or by any other means acceptable to such Issuing Lender.  Such Letter of Credit Application must be received by the applicable Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Lender:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Lender may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Lender (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such Issuing Lender may require.  Additionally, the Borrower shall furnish to the applicable Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Lender or the Administrative Agent may require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the applicable Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.  Unless the applicable Issuing Lender has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Lender’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)                               If the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Lender, the Borrower shall not be required to make a specific request to such Issuing Lender for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such Issuing Lender shall not permit any such extension if (A) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such Issuing Lender not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.  (i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Lender shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by any Issuing Lender under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the applicable Issuing Lender by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the

“Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by any Issuing Lender or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Lender at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable Issuing Lender.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of any Issuing Lender pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable Issuing Lender for any amount drawn under any Letter of Credit issued by such Issuing Lender, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such Issuing Lender.

(v)                                 Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the Issuing Lenders for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in

Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse any Issuing Lender for the amount of any payment made by any Issuing Lender under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Lender fails to make available to the Administrative Agent for the account of any Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Issuing Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of any Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.  (i)  At any time after any Issuing Lender has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of any Issuing Lender pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of such Issuing Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of the Borrower to reimburse the applicable Issuing Lenders for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              waiver by any Issuing Lender of any requirement that exists for any Issuing Lender’s protection and not the protection of the Borrower or any waiver by any Issuing Lender which does not in fact materially prejudice the Borrower;

(v)                                 honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)                              any payment made by any Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)                           any payment by any Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)                        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable Issuing Lender.  The Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Lender and its correspondents unless such notice is given as aforesaid.

(f)                                   Role of Issuing Lenders.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, each Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Each Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)                                  Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, no Issuing Lender shall be responsible to the Borrower for, and no Issuing Lender’s rights and remedies against the Borrower shall be impaired by, any action or inaction of any Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade — International Financial Services Association (BAFT-IFSA), or the Institute

of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)                                 Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)                                     Fronting Fee and Documentary and Processing Charges Payable to Issuing Lenders.  The Borrower shall pay directly to each Issuing Lender for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter or at a rate otherwise separately agreed between the Borrower and such Issuing Lender, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and such Issuing Lender, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, in each case computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to each Issuing Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit issued by it as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)                                    Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)                                 Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)                                     Letter of Credit Reports.  For so long as any Letter of Credit issued by any Issuing Lender (other than Bank of America) is outstanding, such Issuing Lender shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit F, appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Lender.

2.04                        Swing Line Loans.  (a)  The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Outstandings shall not exceed the Aggregate Commitments at such time, (B) the Revolving Credit Exposure of any Lender (other than the Swing Line Lender) shall not exceed such Lender’s Commitment and (C) during the Senior Notes Preference Period, the Total Outstandings shall not exceed the Senior Notes Preference Period Threshold and (ii) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate per annum based on the Overnight LIBOR Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 4:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent

(including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)                                  Refinancing of Swing Line Loans.  (i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.  (i)  At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05                        Prepayments.  (a)  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 1:00 p.m. (1) two Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment based on such Lender’s Applicable Percentage.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, any notice of prepayment may be conditioned upon the consummation of a refinancing of this Agreement or other transaction and may be revoked by the Borrower in the event such refinancing or transaction is not consummated, and if so revoked, such repayment shall not be due and payable.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)                                 The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

2.06                        Termination or Reduction of Commitments.  (a)  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $25,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Outstandings would exceed the Aggregate Commitments or (y) during the Senior Notes Preference Period, the Total Outstandings would exceed the Senior Notes Preference Period Threshold, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit; provided further that any notice to reduce or terminate the Aggregate Commitments may be contingent upon the consummation of the refinancing of this Agreement or other transaction, and may be revoked if such refinancing or transaction is not consummated, and if so revoked, the Aggregate Commitments shall not be so reduced or terminated as requested in such notice.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  The amount of any such Aggregate Commitment reduction shall not be applied to the Swing Line Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Borrower.

(b)                                 Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06.  Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07                        Repayment of Loans.  (a)  Committed Loans.  The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Committed Loans outstanding on such date.

(b)                                 Swing Line Loans.  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.08                        Interest.  (a)  Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Overnight LIBOR Rate plus the Applicable Rate.

(b)                                 (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in Sections 2.08(b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                        Fees.  In addition to certain fees described in Sections 2.03(h) and (i):

(a)                                 Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)                                 Other Fees.  (i)  The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.    (a)  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Lender, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or any Issuing Lender, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11                        Evidence of Debt.  (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12                        Payments Generally; Administrative Agent’s Clawback.  (a)  General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the

Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                   Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13                        Sharing of Payments by Lenders.    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (w) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (x) the application of Cash Collateral provided for in Section 2.15, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply) or (z) any payment obtained by a Lender as consideration for it to extend the termination date of its Commitment.

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14                        Increase in Commitments.

(a)                                 Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $125,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 and increments of $5,000,000 in excess thereof and (ii) the Borrower may make a maximum of five (5) such requests.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders, unless otherwise agreed by the Administrative Agent).

(b)                                 Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, each Issuing Lender and the Swing Line Lender, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)                                 Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)                                  Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Senior Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, to the extent any such representation and warranty is modified by materiality or Material Adverse Effect, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, to the extent any such representation and warranty is modified by materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in the first two sentences of Section 5.06 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.02, (B) no Default or Event of Default exists or would result therefrom and (C) the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.17 (such calculations to be made assuming the Commitments provided pursuant to such increase have been fully utilized).  The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding

Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f)                                   Equal and Ratable Benefit.  The Commitments established pursuant to this Section shall constitute Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and the security interests created by the Security Documents.  The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Commitments.

(g)                                  Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.15                        Cash Collateral.

(a)                                 Certain Credit Support Events.  If (i) any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or the applicable Issuing Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18 (a)(iv) and any Cash Collateral provided by the Defaulting Lender).  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all applicable L/C Obligations for which Cash Collateral is required by this Section 2.15(a), the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable Issuing Lender.

(b)                                 Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant to Section 2.15(a) or Section 2.16, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The Borrower shall pay on written demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)                                 Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable Issuing Lender that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable Issuing Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders”.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.

(A)                               No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                               Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)                               With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Letter of Credit Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable Issuing Lender the amount of any such Letter of Credit Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Letter of Credit Fee.

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)                                 Defaulting Lender Cure.  If the Borrower, the Administrative Agent, Swing Line Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                        Taxes.  (a)  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                     Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                               If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Tax Indemnifications.  (i)  The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender (with a copy to the Administrative Agent, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.  The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an Issuing Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.  Upon making such payment to the Administrative Agent, and upon written request by the Borrower, the Administrative Agent shall assign to the Borrower the rights of the Administrative Agent pursuant to Section 3.01(c)(ii) below against the applicable Defaulting Lender or Issuing Lender (other than the right of set off pursuant to the last sentence of Section 3.01(c)(ii)).

(ii)                                  Each Lender and each Issuing Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such Issuing Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or such Issuing Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)                                 Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed copies of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-SECT, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv)                              For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f)                                   Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative. Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Lender, or have any obligation to pay to any Lender or any Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Lender, as the case may be.  If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)                                  Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02                        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                        Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof,  (a)  the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans,  in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04                        Increased Costs; Reserves on Eurodollar Rate Loans.    (a)  Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any Issuing Lender;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Lender, the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or an Issuing Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05                        Compensation for Losses.  Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Swing Line Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan or a permitted revocation of the applicable prepayment notice) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a Swing Line Loan on the date or in the amount notified by the Borrower; or

(c)                                  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lenders.  (a)  Designation of a Different Lending Office.  Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Lender, or any Governmental Authority for the account of any Lender or any Issuing Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or such Issuing Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such Issuing Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such Issuing Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Lender, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07                        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                        Conditions of Initial Credit Extension.  The effectiveness of the amendment and restatement of the Existing Agreement is subject to satisfaction of the following conditions precedent:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or copies sent by electronic transmission (followed promptly by originals) unless otherwise specified, each properly executed by a Senior Officer of the signing Loan Party (where applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) (where applicable) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement, the Guaranty and the Interco Subordination Agreement;

(ii)                                  a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                               executed counterparts of the Security Agreement and the Pledge Agreement, together with:

(A)                               searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and tax lien and judgment searches;

(B)                               completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(C)                               certificates and instruments representing the Pledged Interests (as defined in the Pledge Agreement) referred to therein accompanied by undated stock powers or instruments of transfer executed in blank;

(D)                               to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Security Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s security interest in the Collateral;

(E)                                Qualifying Control Agreements (as defined in the Security Agreement) satisfactory to the Administrative Agent to the extent required to be delivered pursuant to the Security Agreement; and

(F)                                 evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Documents have been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

(iv)                              such certificates of resolutions or other action, incumbency certificates and/or other certificates of Senior Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Senior Officer thereof authorized to act as a Senior Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v)                                 such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(vi)                              a favorable opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Loan Parties, addressed to the Administrative Agent, each Lender and each Issuing Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vii)                           (A) a favorable opinion of Verrill Dana LLP, local counsel to the Loan Parties in Massachusetts, and (B) a favorable opinion of Cabaniss, Johnston, Gardner, Dumas & O’Neal LLP, local counsel to the Loan Parties in Alabama, in each case addressed to the Administrative Agent, each Lender and each Issuing Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(viii)                        a certificate signed by a Senior Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix)                              forecasts prepared by management of the Borrower, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on an annual basis for the 2015 Fiscal Year and for each Fiscal Year thereafter through the 2019 Fiscal Year;

(x)                                 evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance and separate endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or lender loss payee, as the case may be, under all insurance policies (including flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitute Collateral; and

(xi)                              such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Issuing Lenders, the Swing Line Lender or any Lender reasonably may require.

(b)                                 (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c)                                  Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (including one local counsel in each jurisdiction) (directly to such counsel if requested by the Administrative Agent) to the extent invoiced one (1) Business Day prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                        Conditions to All Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrower contained in Article V or any other Loan Document shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in the first two sentences of Section 5.06 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.02(a) and (b), respectively.

(b)                                 No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                                  The Administrative Agent and, if applicable, the applicable Issuing Lender or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01                        Organization and Qualification.  The Borrower and each Subsidiary is duly organized, validly existing and in good standing (or in the case of any Foreign Subsidiary, the equivalent status, if any, in such foreign jurisdiction) under the laws of the jurisdiction of its organization and, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification.  The Borrower and each Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation, company or other entity, as applicable, in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

5.02                        Power and Authority.  Each Loan Party has all requisite power and authority to execute, deliver and perform the Loan Documents to which it is a party.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party, and do not (a) require any consent or approval of any holders of Equity Interests of any Loan Party, any Governmental Authority or any other Person, other than those already obtained; (b) contravene the Organic Documents of any Loan Party; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Loan Party.

5.03                        Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Loan Party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’

rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.04                        Capital Structure.  Schedule 5.04 to the Disclosure Letter shows as of the Closing Date, for the Borrower and each Subsidiary, its name, its jurisdiction of organization, the holders of its Equity Interests (excluding the Borrower) and whether such Subsidiary is a Guarantor and/or an Insignificant Subsidiary.  Each Loan Party has good title to its Equity Interests in its direct Subsidiaries, subject only to the Administrative Agent’s Lien and Liens permitted under Section 7.02(dd) and 7.02(ff), and all such Equity Interests are duly issued, fully paid and non-assessable (to the extent applicable).  As of the Closing Date, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney (other than those granted under any Loan Document or pursuant to any agreement, document or instrument related to Debt permitted under Section 7.01) relating to Equity Interests of any Subsidiary.

5.05                        Title to Properties; Priority of Liens.  The Borrower and each Subsidiary has good title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to the Administrative Agent or the Lenders, in each case free of Liens except Permitted Liens.  The Borrower and each Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of the Administrative Agent in the Collateral are duly perfected (except to the extent that perfection with respect to such Collateral is not required under any Loan Document), first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over the Administrative Agent’s Liens.

5.06                        Financial Statements.  The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of the Borrower and its Subsidiaries that have been and are hereafter delivered to the Administrative Agent and Lenders, are prepared in accordance with GAAP (subject to changes from audit and year-end adjustments and the absence of footnotes in the case of unaudited financial statements), and fairly present in all material respects the consolidated financial position and consolidated results of operations of the Borrower and its Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time by the Borrower to the Administrative Agent and the Lenders in connection with this Agreement have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time (it being understood that projections are not to be viewed as facts and that actual results during the period or periods covered by the projections may differ from the projections and that such differences may be material).  Since September 27, 2014, there has been no change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

5.07                        [Reserved].

5.08                        Taxes.  The Borrower and each Subsidiary has filed all material federal, state, provincial, territorial, municipal, local and foreign tax returns and other tax reports that it is required by law to file, and has paid and remitted, or made provision for the payment and remittance of, all its material Taxes that are due and payable, except to the extent being Properly

Contested.  The provision for Taxes on the books of the Borrower and each Subsidiary has been established in accordance with GAAP for all years not closed by applicable statutes, and for its current Fiscal Year.

5.09                        Intellectual Property.  The Borrower and each Subsidiary owns or has the lawful right to use all material Intellectual Property necessary for the conduct of its business, without conflict in any material respect with any Intellectual Property rights of others.  There is no pending or, to the Borrower’s knowledge, threatened (in writing) Intellectual Property Claim with respect to the Borrower, any Subsidiary or any of their Property (including any Intellectual Property) which could reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 5.09 to the Disclosure Letter, as of the Closing Date, neither the Borrower nor any Subsidiary pays or owes any Royalty or other compensation to any Person in excess of $1,500,000 annually with respect to any License of Intellectual Property.

5.10                        Governmental Approvals.  The Borrower and each Subsidiary has, is in compliance with, and is in good standing with respect to, all material Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Borrower and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

5.11                        Compliance with Laws.  The Borrower and each Subsidiary has duly complied, and its Properties and business operations are in compliance, in all respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received any citations, notices or orders of material noncompliance under any Applicable Law which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No Inventory produced or assembled by the Borrower or any Subsidiary has been produced in violation in any material respect of the FLSA and, to the knowledge of the Borrower and each Subsidiary, no other Inventory has been produced in violation in any material respect of the FLSA.

5.12                        Compliance with Environmental Laws.  Except as disclosed on Schedule 5.12 to the Disclosure Letter, to the knowledge of the Borrower and its Subsidiaries, no real property owned or leased by the Borrower or any of its Subsidiaries is subject to any federal, state, provincial, territorial, local or foreign order or other applicable legal requirement requiring the Borrower or any of its Subsidiaries to undertake (a) any remedial action to address or (b) any investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up except where such remedial action or investigation would not reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received any Environmental Notice in respect of any material real properties of such Person that would reasonably be expected to result in a Material Adverse Effect.

5.13                        Burdensome Contracts.  Neither the Borrower nor any Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 5.13 to the Disclosure Letter or as permitted by Section 7.11.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by any Loan Party.

5.14                        Litigation.  Except as shown on Schedule 5.14 to the Disclosure Letter, there are no proceedings or investigations pending or, to the Borrower’s knowledge, threatened in writing against the Borrower or any Subsidiary, or any of their businesses, operations or Properties, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority binding on it.

5.15                        No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  Neither the Borrower nor any Subsidiary is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a material default, under any Material Contract.  To the Borrower’s knowledge, there is no basis upon which any party (other than the Borrower or a Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

5.16                        ERISA.  Except as disclosed on Schedule 5.16 to the Disclosure Letter:

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Loan Party and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)                                 There are no pending or, to the knowledge of the Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)                                 With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

5.17                        Trade Relations.  There exists no actual or threatened (in writing) termination, limitation or modification of any business relationship between the Borrower or any Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of the Borrower and its Subsidiaries, taken as a whole.  There exists no condition or circumstance that could reasonably be expected to impair the ability of the Borrower or any Subsidiary to conduct its business in any material respect at any time hereafter in substantially the same manner as conducted on the Closing Date.

5.18                        Labor Relations.  Except as described on Schedule 5.18 to the Disclosure Letter, as of the Closing Date neither the Borrower nor any Subsidiary is party to or bound by any collective bargaining agreement or management agreement.  Except as described on Schedule 5.18 to the Disclosure Letter, there are no grievances, disputes or controversies with any union or other organization of the Borrower’s or any Subsidiary’s employees, or, to the Borrower’s knowledge, any asserted or threatened (in writing) strikes, work stoppages or demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

5.19                        [Reserved].

5.20                        Not a Regulated Entity.  No Loan Party (a) is or is required to be registered as an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

5.21                        Margin Stock.  Neither the Borrower nor any Subsidiary is engaged, principally or as one of its important activities, in the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any Margin Stock.  No Loan proceeds or Letters of Credit will be used by the Borrower or any Subsidiary to purchase or carry, or to extend credit for the purpose of purchasing or carrying, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the FRB.

5.22                        Insurance.  The insurance coverage of the Loan Parties as in effect on the Closing Date complies with the requirements of Section 6.07 as of the Closing Date and is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.22 to the Disclosure Letter.

5.23                        Solvency.  The Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

5.24                        Complete Disclosure.  No Loan Document, when taken as a whole with the other Loan Documents and together with the Borrower’s filings with the SEC, contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Loan Party has failed to disclose to the Administrative Agent in writing or that is not disclosed in the Borrower’s filings with the SEC that could reasonably be expected to have a Material Adverse Effect.

5.25                        OFAC.  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

5.26                        Anti-Corruption Laws.  The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.27                        Security Documents.  The provisions of the Security Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.  Except for filings completed on or prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens to the extent perfection thereof is required by the Security Documents.

5.28                        Senior Notes Guarantors.  As of the Closing Date, no Subsidiary of the Borrower that is not a Loan Party is providing any Guarantee or collateral security for the Senior Notes.

5.29                        Status of Obligations.  The Obligations of the Borrower under this Agreement and the Loan Parties under each of the other Loan Documents to which it is a party constitute “ABL Obligations” under the Intercreditor Agreement.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent obligations for which no claim has been made and (ii) obligations and liabilities under Bank Products) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made) shall remain outstanding, the Borrower shall, and shall cause each Subsidiary to:

6.01                        Inspections; Appraisals.

(a)                                 Permit the Administrative Agent, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of the Borrower or any Subsidiary and to inspect, audit and make extracts from the Borrower’s or any Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants the Borrower’s or such Subsidiary’s business, financial condition, assets, prospects and results of operations.  The Lenders may participate in any such visit or inspection, at their own expense.  Neither the Administrative Agent nor any Lender shall have any duty to the Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with the Borrower.  The Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and the Lenders for their purposes, and the Borrower shall not be entitled to rely upon them.  Notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or its designated representative) is then prohibited by Applicable Law or any agreement binding on the Borrower or any Subsidiary which agreement was not entered into in contemplation of this Agreement and does not apply to the Collateral or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)                                 Reimburse the Administrative Agent for all reasonable and documented charges, costs and expenses of the Administrative Agent in connection with any inspections described in Section 6.01(a) up to one time per Loan Year; provided, however, that if an examination is initiated during the existence of a Default or Event of Default, all reasonable and documented charges, costs and expenses therefor shall be reimbursed by the Borrower without regard to such limits.  Subject to and without limiting the foregoing, the Borrower specifically agrees to pay the Administrative Agent’s then standard charges for each day that an employee of the Administrative Agent or its Affiliates is engaged in any examination activities.

6.02                        Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made that are sufficient to prepare financial statements in accordance with GAAP; and furnish to the Administrative Agent (for distribution to the Lenders in accordance with customary practice):

(a)                                 as soon as available, and in any event within 90 days after the end of each Fiscal Year, a balance sheet as of the end of such Fiscal Year and the related statements of income, cash flow and stockholders’ equity for such Fiscal Year, on a consolidated basis for the Borrower and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to going concern or scope of audit and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards in the United States) by a firm of independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent (it being understood that KPMG LLP is acceptable to the Administrative Agent), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

(b)                                 as soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters in any Fiscal Year (commencing with the Fiscal Quarter ending on or about June 27, 2015, an unaudited balance sheet as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for the Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of the Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for the Borrower and its Subsidiaries for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes

(c)                                  concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by the Administrative Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer or treasurer of the Borrower;

(d)                                 concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to the Borrower by its accountants in connection with such financial statements;

(e)                                  not later than 75 days after the end of each Fiscal Year, projections of the Borrower’s consolidated balance sheets, results of operations and cash flow for the next Fiscal Year, quarter by quarter;

(f)                                   for so long as any Senior Note remains outstanding, on the Business Day closest to the date which is six (6) months prior to the Senior Notes Maturity Date and within 5 Business Days after the end of each calendar month thereafter until the Senior Notes Maturity Date, a certificate of a Senior Officer of the Borrower in the form of Exhibit H demonstrating the Borrower’s compliance with the Liquidity Threshold as of such date;

(g)                                  promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Loan Party has made generally available to its shareholders; and copies of any regular, periodic and special reports or registration statements or prospectuses that any Loan Party files with the SEC or any other Governmental Authority, or any securities exchange (excluding listing applications and other routine reports filed with any securities exchange); and

(h)                                 such other reports and information (financial or otherwise) as the Administrative Agent may request from time to time in connection with any Collateral or the Borrower’s, any Subsidiary’s or other Loan Party’s financial condition or business.

Documents required to be delivered pursuant to Section 6.02(a), Section 6.02(b) or Section 6.02(g) (to the extent such documents are included in materials otherwise filed with the SEC) may be delivered electronically, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and, upon request, shall deliver paper copies of such documents to (i) the Administrative Agent and (ii) any Lender.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03                        Notices.  Notify the Administrative Agent (for distribution to the Lenders) in writing, promptly after any Senior Officer or other executive officer of the Borrower obtaining knowledge thereof, of any of the following that affects a Loan Party:

(a)                                 the non-frivolous threat in writing or commencement of any proceeding or investigation, whether or not covered by insurance, that if adversely determined could reasonably be expected to have a Material Adverse Effect;

(b)                                 any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract, in each case involving employees of a Loan Party or any of its Subsidiaries and that could reasonably be expected to have a Material Adverse Effect;

(c)                                  any default under or termination (other than at the end of its term in accordance with such Material Contract) of a Material Contract that could reasonably be expected to have a Material Adverse Effect;

(d)                                 the existence of any Default or Event of Default;

(e)                                  any judgment in an amount exceeding $25,000,000;

(f)                                   the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect;

(g)                                  any notice of violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) given by any Governmental Authority to the Borrower or any Loan Party, if an adverse resolution could reasonably be expected to have a Material Adverse Effect;

(h)                                 the occurrence of any ERISA Event in an amount exceeding $25,000,000 or similar occurrence in respect of a Foreign Plan;

(i)                                     if any Senior Notes are then outstanding, if the Liquidity Threshold is not satisfied at any time during the six (6) month period immediately prior to the Senior Notes Maturity Date; or

(j)                                    the discharge of or any withdrawal or resignation by the Borrower’s independent accountants or any material change in accounting treatment or reporting practices other than those disclosed in the Borrower’s Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the SEC.

6.04                        [Reserved].

6.05                        Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and laws regarding collection, payment and remittance of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with applicable Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.

6.06                        Taxes.  Pay, remit and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested; provided that Taxes that are determined to have been due as a result of a subsequent audit notwithstanding a good faith determination by the Loan Parties that such Taxes were not payable at the time such Taxes are determined to have been due shall not be deemed to be delinquent for purposes of this Section 6.06 so long as such Taxes are paid and discharged promptly following the auditor’s determination that the Taxes were due, unless such determination is being Properly Contested.

6.07                        Insurance.  In addition to the insurance required under any Security Document with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by the Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned) reasonably satisfactory to the Administrative Agent, (a) with respect to the Properties and business of the Borrower and its Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

6.08                        Reserved.

6.09                        Covenant to Guarantee Obligations and Give Security.

(a)                                 Additional Domestic Subsidiaries.  Promptly (and, in any event, within thirty (30) days, as such time period may be extended by the Administrative Agent in its sole discretion) after (i) the creation or Acquisition of any Domestic Subsidiary (other than an Excluded Subsidiary or an Insignificant Subsidiary), (ii) a Domestic Subsidiary (other than an Excluded Subsidiary) ceases to be an Insignificant Subsidiary or (iii) the date any Person otherwise qualifies as a Domestic Subsidiary (other than an Excluded Subsidiary or an Insignificant Subsidiary), in each case, cause such Person to (A) become a Guarantor by delivering to the Administrative Agent a duly executed Guaranty Joinder Agreement or such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose, (B) grant a security interest in all Collateral (subject to the exceptions specified in the applicable Security Documents) owned by such Subsidiary by delivering to the Administrative Agent a duly executed Security Joinder Agreement, Pledge Joinder Agreement or such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose and comply with the terms of each applicable Security Document, (C) deliver to the Administrative Agent such opinions, certificates and other documents referred to in Section 4.01 with respect to such Domestic Subsidiary as may be reasonably requested by the Administrative Agent, (D) deliver to the Administrative Agent original certificates evidencing the Equity Interests of such Domestic Subsidiary and the Equity Interests of any other Subsidiaries held by such Domestic Subsidiary and required to be pledged pursuant to the Loan Documents, together with appropriate undated stock or other transfer powers for each certificate duly executed in blank by the registered owner thereof and (E) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent in connection with such Person becoming a Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)                                 Additional Foreign Subsidiaries.  Promptly (and, in any event, within thirty (30) days, as such time period may be extended by the Administrative Agent in its sole discretion) after any Person becomes a First Tier Foreign Subsidiary or a FSHCO owned by any Loan Party, cause (i) the applicable Loan Party to deliver to the Administrative Agent a Pledge Joinder Agreement or Pledge Agreement Supplement, as applicable, pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary or FSHCO, as applicable, and such original certificates evidencing such Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof, and (ii) such Person to deliver to the Administrative Agent such other legal opinions and documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.  Notwithstanding anything to the contrary in this Agreement or any Loan Document, no Loan

Party shall be required to take any action to perfect the security interest in the pledged Equity Interests under the law of any jurisdiction outside of the United States of America.

(c)                                  Subsidiaries Guaranteeing the Senior Notes.  Concurrently with any Non-Guarantor Subsidiary of the Borrower providing a Guarantee or collateral security for, or becoming a co-issuer of, the Senior Notes, cause such Subsidiary to (i) become a Guarantor by delivering to the Administrative Agent a duly executed Guaranty Joinder Agreement or such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the applicable Security Documents) owned by such Subsidiary by delivering to the Administrative Agent a duly executed Security Joinder Agreement, Pledge Joinder Agreement or such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose and comply with the terms of each applicable Security Document, (iii) deliver to the Administrative Agent such opinions, certificates and other documents referred to in Section 4.01 with respect to such Subsidiary as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent original certificates evidencing the Equity Interests of such Subsidiary and the Equity Interests of any other Subsidiaries held by such Subsidiary and required to be pledged pursuant to the Loan Documents together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof and (v) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent in connection with such Person becoming a Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent.  Notwithstanding anything to the contrary in this Agreement or any Loan Document, SSCI Holdings shall not be obligated to comply with this Section 6.09(c) or otherwise become a Guarantor under this Agreement or any other Loan Document.

6.10                        Existence.  Except as otherwise permitted hereunder, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Loan Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

6.11                        Further Assurances.  At any time or from time to time upon the request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents.  In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral of the Loan Parties.  Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to require any Loan Party to execute and deliver documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent shall deem necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority lien on any Collateral not otherwise required hereunder, except to the extent such requirements are prohibited by other agreements binding on such Loan Party or illegal under Applicable Law, and no reasonable alternative structure can be devised having substantially the same effect as such actions that would not be prohibited or illegal under Applicable Law.

6.12                        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including all lawful material claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves to the extent required in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

6.13                        Maintenance of Properties.  (a) Maintain, preserve and protect all of their respective material Properties and Equipment necessary to the operation of their respective businesses in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof; in each of the foregoing clauses (a) and (b), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.14                        [Reserved].

6.15                        Compliance with Material Contracts.  Perform and observe all of the terms and conditions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, and enforce each such Material Contract in accordance with its terms, except, in each case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.16                        Use of Proceeds.  Use the proceeds of the Credit Extensions for working capital, capital expenditures and other lawful general corporate purposes not in contravention of any Law or of any Loan Document.

6.17                        Anti-Corruption Laws.  Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent obligations for which no claim has been made and (ii) obligations and liabilities under Bank Products) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made) shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01                        Permitted Debt.  Create, incur, Guarantee or suffer to exist any Debt, except:

(a)                                 the Obligations;

(b)                                 Subordinated Debt;

(c)                                  Permitted Purchase Money Debt;

(d)                                 Debt (other than the Obligations and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and listed on Schedule 7.01 to the Disclosure Letter (and other Debt of the Borrower or any Subsidiary existing on the Closing Date in an aggregate principal amount not to exceed $5,000,000);

(e)                                  (i) Hedging Agreements entered into by any Loan Party or Subsidiary and (ii) Debt arising under any Permitted Call Spread Swap Agreement;

(f)                                   Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by the Borrower or a Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and all such Debt incurred pursuant to this clause (f) does not exceed $50,000,000 in an aggregate principal amount at any time outstanding;

(g)                                  Permitted Contingent Obligations;

(h)                                 Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)                                     (i) Intercompany Debt of any Loan Party payable to another Loan Party or a Non-Guarantor Subsidiary, provided that, simultaneously with the incurrence of such Debt, the Borrower shall cause (A) all such Intercompany Debt to be unsecured and (B) all such Intercompany Debt of any Loan Party to be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Interco Subordination Agreement; (ii) Intercompany Debt of any Non-Guarantor Subsidiary payable to any Loan Party, provided, that (A) the aggregate outstanding principal amount of such Debt (exclusive of Debt listed on Schedule 7.01 to the Disclosure Letter) shall not exceed the greater of (1) $50,000,000 and (2) 5% of Consolidated Tangible Assets and (B) simultaneously with the incurrence of such Debt the Borrower shall cause all such Intercompany Debt to be unsecured, and in the case of Intercompany Debt owed to a Loan Party from a Canadian Subsidiary, subject to a perfected first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties; provided further, that such Intercompany Debt owed by a Canadian Subsidiary to any Loan Party shall be evidenced by a note in form and substance reasonably satisfactory to the Administrative Agent and the payee thereunder shall promptly endorse and deliver the same to the Administrative Agent; (iii) Intercompany Debt of any Non-Guarantor Subsidiary payable to any other Non-Guarantor Subsidiary; and (iv) Intercompany Debt outstanding on the date hereof and listed on Schedule 7.01 to the Disclosure Letter; provided that all such Intercompany Debt of any Loan Party shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Interco Subordination Agreement;

(j)                                    Guarantees in the Ordinary Course of Business of the obligations owed to or of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;

(k)                                 (i) unsecured Guarantees by a Loan Party of Debt of another Loan Party or Guarantees by a Subsidiary of Debt of the Borrower or a Loan Party with respect, in each case, to Debt otherwise permitted to be incurred pursuant to this Section 7.01, (ii) unsecured Guarantees by a Loan Party of Debt of a Non-Guarantor Subsidiary (A) which Debt of Non-Guarantor Subsidiaries exists on the Closing Date and is listed on Schedule 7.01 to the Disclosure Letter and (B) in an aggregate principal amount not to exceed at any time outstanding $50,000,000 in the case of Debt incurred after the Closing Date, and (iii) Guarantees by any Non-Guarantor Subsidiary of Debt of any other Non-Guarantor Subsidiary permitted to be incurred pursuant to this Section 7.01;

(l)                                     Debt with respect to Capital Leases entered into after the Closing Date in an aggregate principal amount not to exceed at any time outstanding $100,000,000 plus any amount permitted by and not utilized pursuant to Section 7.01(c), but in no event shall the aggregate outstanding principal amount of Debt under this Section 7.01(l) and Section 7.01(c) exceed at any time $200,000,000; provided that the sum of the amount of Debt of Foreign Subsidiaries under either such Section guaranteed by a Loan Party and the amount of Debt under Section 7.01(k)(ii) shall not exceed $200,000,000;

(m)                             Debt secured solely by the Corporate Head Office Campus in a principal amount not to exceed the greater of (a) $75,000,000 and (b) the fair market value of the Corporate Head Office Campus;

(n)                                 Debt of Foreign Subsidiaries in an aggregate principal amount not to exceed at any time outstanding 10% of Consolidated Tangible Assets;

(o)                                 reimbursement obligations in respect of letters of credit, bank guaranties and banker’s acceptances and obligations in respect of performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature in an aggregate face amount not to exceed $50,000,000 at any time;

(p)                                 customary indemnification obligations pursuant to factoring or similar arrangements permitted under Section 7.05(e) or Section 7.05(f) hereof;

(q)                                 Debt incurred by the Borrower or any Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;

(r)                                    Debt of any Loan Party or any Domestic Subsidiary to any Person other than a Loan Party or a Subsidiary that is not included in any of the preceding clauses of this Section, so long as after giving Pro Forma Effect thereto, the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.17;

(s)                                   the Senior Notes and the Guarantees in respect of the Senior Notes; and

(t)                                    Debt arising as a result of, or pursuant to, Cash Management Agreements (entered into in the Ordinary Course of Business) and other Debt arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the Ordinary Course of Business.

7.02                        Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)                                 Liens in favor of the Administrative Agent;

(b)                                 Purchase Money Liens securing Permitted Purchase Money Debt and Liens securing Debt permitted under Section 7.01(l);

(c)                                  Liens for Taxes not yet due or being Properly Contested;

(d)                                 statutory, common law or contractual Liens of landlords, creditor depository institutions or institutions holding securities accounts (including rights of set-off or similar rights and remedies), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of the Borrower or any Subsidiary;

(e)                                  Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Debt), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts or arising in connection with grants from any Governmental Authority;

(f)                                   Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)                                  Liens arising by virtue of a judgment or judicial order against the Borrower or any Subsidiary, or any Property of the Borrower not constituting an Event of Default under Section 8.01(g), provided that such Liens are (i) in existence for less than 20 days or being Properly Contested, and (ii) at all times junior to the Administrative Agent’s Liens;

(h)                                 easements, rights-of-way, servitudes, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere in any material respect with the Ordinary Course of Business;

(i)                                     Liens of a collecting bank on Payment Items in the course of collection;

(j)                                    any interest or title of a lessor or sublessor under any lease of real estate not prohibited hereby;

(k)                                 Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(l)                                     purported Liens evidenced by the filing of precautionary UCC or PPSA financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business;

(m)                             Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n)                                 any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(o)                                 licenses or sublicenses of patents, trademarks, copyrights and other Intellectual Property rights granted by the Borrower or any of its Subsidiaries in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary;

(p)                                 Liens described in Schedule 7.02 to the Disclosure Letter (or other non-material Liens of the Borrower and its Subsidiaries existing on the Closing Date and not described in such Schedule securing obligations in an aggregate principal amount not to exceed at any time $2,000,000) and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby constitutes Refinancing Debt that satisfies each Refinancing Condition;

(q)                                 Liens securing Debt permitted pursuant to Section 7.01(m); provided, any such Lien shall encumber only the Corporate Head Office Campus and such other property relating thereto as is normally described in a mortgage or deed of trust;

(r)                                    Liens encumbering assets of Foreign Subsidiaries securing Debt permitted pursuant to Section 7.01(n) or other obligations not permitted hereby in an aggregate principal amount for all such Debt and other obligations not to exceed at any time outstanding 10% of Consolidated Tangible Assets;

(s)                                   Liens securing the performance or return-of-money bonds, surety or appeal bonds, letters of credit, bank guarantees, banker’s acceptances and other obligations of a like nature and incurred in the Ordinary Course of Business in an aggregate amount permitted under Section 7.01(o);

(t)                                    Liens on Property at the time the Borrower or any Subsidiary acquired such Property in a transaction permitted by Section 7.04, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Subsidiary; provided, however, that such Lien may not extend to any other Property of the Borrower or any Subsidiary; provided further that such Liens shall not have been created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Borrower or any Subsidiary;

(u)                                 Liens on the Property of a Person existing at the time such Person becomes a Subsidiary of the Borrower in a transaction permitted by Section 7.04; provided, however that any such Lien may not extend to any other Property of the Borrower or any other Subsidiary that is not a direct Subsidiary of such Person; provided further that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Borrower;

(v)                                 Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of bankers’ acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(w)                               Liens arising under consignment or similar arrangements for the sale of goods in the Ordinary Course of Business;

(x)                                 Liens on insurance proceeds securing the payment of financed insurance premiums;

(y)                                 leases or subleases granted to others in the Ordinary Course of Business which do not interfere in any material respect with the business operations of the Borrower and its Subsidiaries taken as a whole;

(z)                                  customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Debt permitted by Section 7.01 is issued;

(aa)                          the interest of a purchaser (or an agent for such purchaser) of receivables and Related Assets sold pursuant to any factoring or similar arrangement referred to in Section 7.05(e) or Section 7.05(f) acquired pursuant to such other factoring or similar arrangement;

(bb)                          other Liens on assets, other than Collateral, securing Debt or other obligations in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(cc)                            deposits made (and the Liens thereon) in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation;

(dd)                          to the extent subject to and having the priority provided for in the Intercreditor Agreement, the Liens of the Senior Notes Collateral Agent granted pursuant to the Senior Notes Documents;

(ee)                            customary encumbrances or restrictions (including put and call arrangements) with respect to the Equity Interests of any joint venture in favor of the other parties to such joint venture; and

(ff)                              Liens on the Collateral (as defined in the Senior Notes Indenture as in effect on the Closing Date) securing Debt constituting Pari Passu Lien Obligations (as defined in the Senior Notes Indenture as in effect on the Closing Date); provided that after giving effect to the incurrence of such Debt and the application of the proceeds thereof, either (i) the aggregate principal amount of such Debt (together with any Refinancing (as defined in the Senior Notes Indenture as in effect on the Closing Date) of Debt permitted by this clause (ff) that is secured by a Lien permitted by clause (l) of the definition of “Permitted Liens” in the Senior Notes Indenture as in effect on the Closing Date) does not exceed $150,000,000 or (ii) the Secured

Leverage Ratio (as defined in the Senior Notes Indenture as in effect on the Closing Date) would be no greater than 2.50 to 1.00.

7.03                        Distributions; Upstream Payments.

(a)                                 Declare or make any Distributions, other than:

(i)                                     Distributions, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) after giving Pro Forma Effect thereto, the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.17;

(ii)                                  Upstream Payments;

(iii)                               acquisitions of Equity Interests of the Borrower in connection with the exercise of stock options, restricted stock units or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

(iv)                              purchases or payments in lieu of fractional shares of the Equity Interests of the Borrower arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities (including Convertible Debt Securities);

(v)                                 so long as no Default or Event of Default has occurred and is continuing or would result therefrom, purchases, repurchases, redemptions, defeasances, acquisitions or retirements for value of (A) Equity Interests of the Borrower or any of its Subsidiaries from any officer, director, employee or consultant of the Borrower or its Subsidiaries in an aggregate amount not to exceed $10,000,000 during any year and (B) any non-cash rights distributed in connection with any stockholder rights plan;

(vi)                              so long as no Default or Event of Default has occurred and is continuing or would result therefrom, repurchases of common stock of the Borrower in an amount not to exceed $25,000,000 over the term of this Agreement;

(vii)                           in connection with any acquisition permitted pursuant to Section 7.04, (A) receive or accept the return to the Borrower or any of its Subsidiaries of Equity Interests of the Borrower or any of its Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims or (B) make payments or distributions to dissenting stockholders pursuant to applicable law;

(viii)                        payments or distributions to dissenting stockholders pursuant to applicable law;

(ix)                              the Borrower may enter into, exercise its rights and perform its obligations under Permitted Call Spread Swap Agreements; and

(x)                                 the Borrower may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issuance of its Equity Interests.

(b)                                 Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions (i) under the Loan Documents, (ii) permitted under Section 7.11, (iii) under Applicable Law or (iv) in effect on the Closing Date as shown on Schedule 5.13 to the Disclosure Letter.

7.04                        Restricted Investments.  Make any Investment, except:

(a)                                 (i) equity Investments in Foreign Subsidiaries to the minimum extent required to comply with the local minimum capitalization requirements of foreign jurisdictions and (ii) conversions of Intercompany Debt between any Loan Party and Foreign Subsidiary into equity not to exceed, when taken together with all Investments outstanding pursuant to Section 7.04(b)(iii), an aggregate amount equal to the greater of (x) $50,000,000 and (y) 10% of Consolidated Total Assets;

(b)                                 (i) equity investments owned as of the Closing Date in any Subsidiary, (ii) Investments made after the Closing Date by a Loan Party in any other Loan Party, (iii) Investments made by any Loan Party in any Non-Guarantor Subsidiary not to exceed (at the time such Investment is made), when taken together with all conversions of Intercompany Debt made pursuant to Section 7.04(a)(ii), an aggregate amount equal to the greater of (x) $50,000,000 and (y) 10% of Consolidated Total Assets and (iv) Investments from a Non-Guarantor Subsidiary into another Non-Guarantor Subsidiary;

(c)                                  Investments (i) in any Equity Interests or other securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors (whether in connection with a foreclosure, bankruptcy, workout, judgment or otherwise) and (ii) deposits, prepayments and other credits to suppliers made in the Ordinary Course of Business;

(d)                                 Consolidated Capital Expenditures;

(e)                                  loans and advances to employees, officers and directors of the Borrower and its Subsidiaries made in the Ordinary Course of Business and to the extent permitted by the Sarbanes-Oxley Act of 2002, in an aggregate principal amount at any time outstanding not to exceed $10,000,000 in the aggregate;

(f)                                   Intercompany Debt permitted by Section 7.01;

(g)                                  Investments described in Schedule 7.04 to the Disclosure Letter;

(h)                                 the Borrower and its Subsidiaries may enter into and perform their respective obligations under (i) Hedging Agreements entered into in the Ordinary Course of Business and (ii) Permitted Call Spread Swap Agreements;

(i)                                     Investments consisting of extensions of credit in the nature of accounts receivable, prepaid royalties or expenses or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business, or lease, utility, workers compensation, performance or similar deposits arising in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary to prevent or limit loss;

(j)                                    guaranty and similar obligations permitted by Section 7.01;

(k)                                 commission, entertainment, relocation, payroll, travel, indemnity and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business;

(l)                                     Investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other Investments held by the Borrower or such Subsidiary in connection with or as a result of bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(m)                             Investments representing the non-cash portion of the consideration received in connection with any issuance of Equity Interests by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower not prohibited hereunder;

(n)                                 equity Investments in Subsidiaries solely to the extent made to effect transactions permitted pursuant to Section 7.05(d) hereof;

(o)                                 Investments constituting or made in connection with Permitted Acquisitions, so long as (i) no Default or Event of Default exists or would result therefrom and (ii) after giving Pro Forma Effect thereto, the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.17;

(p)                                 Permitted Pool Transactions;

(q)                                 Investments of any Person that becomes a Subsidiary after the Closing Date, as long as such Investments were not made in contemplation of such Person becoming a Subsidiary and such Investments existed at the time that such Person became a Subsidiary, and the aggregate amount of all such Investments incurred pursuant to this clause (q) does not exceed $50,000,000 at any time;

(r)                                    Investments that consist of or result from any merger or consolidation permitted by Section 7.07;

(s)                                   cash and Cash Equivalents; provided that if such cash and Cash Equivalents are owned by a Loan Party, such cash and Cash Equivalents are subject to the Administrative Agent’s Lien and control to the extent required by the Security Documents, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent; and

(t)                                    Investments, other than Investments by any Loan Party in any Non-Guarantor Subsidiary of the Borrower, in an aggregate amount not to exceed at any time outstanding $50,000,000;

provided that in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Distribution not otherwise permitted under the terms of Section 7.03.  For purposes of determining compliance with the provisions of this Section 7.04, equity Investments made by the Borrower or any of its Subsidiaries (the “contributor”) in any Subsidiary that are effected pursuant to one or more equity contributions made contemporaneously or in prompt succession by the contributor and/or any of its Subsidiaries shall be deemed one Investment by the contributor.

7.05                        Disposition of Assets.  Make any Asset Disposition, except:

(a)                                 a Permitted Asset Disposition;

(b)                                 Investments made in accordance with Section 7.04;

(c)                                  (i) a sale, conveyance, lease, transfer or other disposition of Property by (i) a Subsidiary to a Loan Party, (ii) a Loan Party to another Loan Party, (iii) a Domestic Subsidiary that is a Non-Guarantor Subsidiary to the Borrower or any of its Subsidiaries and (iv) a Loan Party to a Domestic Subsidiary that is not a Loan Party to the extent that the gross fair market value of all such property and assets conveyed, sold, leased, transferred or otherwise disposed of during the term hereof pursuant to this clause (iv) shall not exceed an amount equal to $25,000,000;

(d)                                 all or any part of the business, property or assets of any Foreign Subsidiary of the Borrower may be conveyed, sold, leased, transferred or otherwise disposed of in one transaction or a series of transactions, (i) in the case of a Foreign Subsidiary that is a First Tier Foreign Subsidiary, (A) to any other First Tier Foreign Subsidiary (so long as such First Tier Foreign Subsidiary is owned by a Loan Party if the transferor is owned by a Loan Party) or any Loan Party and (B) to any non-First Tier Foreign Subsidiary or any First Tier Foreign Subsidiary not owned by a Loan Party to the extent only that the gross fair market value of all such property and assets conveyed, sold, leased, transferred or otherwise disposed of during the term hereof pursuant to this clause (B) to all other such Foreign Subsidiaries shall not exceed an amount equal to $100,000,000 in the aggregate, and (ii) in the case of any non-First Tier Foreign Subsidiary, to any other Subsidiary or any Loan Party (either directly or indirectly, including through any First Tier Foreign Subsidiary, pursuant to transactions occurring contemporaneously or in prompt succession involving another Subsidiary or the Borrower);

(e)                                  sales of receivables and Related Assets by any Loan Party pursuant to nonrecourse (other than limited, customary provisions for recourse) factoring or similar arrangements; provided that the cash consideration for any such sale shall be for an amount equal to at least 90% of the face amount of such receivables; and provided, further that the face amount of all receivables sold and outstanding at any time pursuant to this Section 7.05(e) shall not exceed $150,000,000 in the aggregate; and provided, further that no Default or Event of Default exists or would result therefrom at the time of any such sale and the Borrower from time to time shall provide the Administrative Agent upon the Administrative Agent’s request with a current list of receivables that are sold pursuant to any such arrangement;

(f)                                   sales of receivables and Related Assets by any Non-Guarantor Subsidiary of the Borrower pursuant to nonrecourse (other than limited, customary provisions for recourse) factoring or similar arrangement; provided that (1) the face amount of all receivables sold and outstanding at any time pursuant to this Section 7.05(f) shall not exceed $100,000,000 in the aggregate and (2) at the time of any such sale, no Default or Event of Default exists or would result therefrom;

(g)                                  the sale, assignment or transfer of Intellectual Property assets by any Loan Party to any First Tier Foreign Subsidiary owned by a Loan Party with an aggregate value of up to $125,000,000;

(h)                                 sales of assets not constituting Collateral for fair market value and for aggregate consideration of less than $50,000,000 during the term hereof;

(i)                                     the granting of Permitted Liens;

(j)                                    the licensing of Intellectual Property on commercially reasonable terms in the Ordinary Course of Business;

(k)                                 the sublease of facilities of the Borrower or any Subsidiary or the lease by the Borrower or any Subsidiary of facilities under any operating lease, in each case in the Ordinary Course of Business;

(l)                                     the sale of real property (including all buildings, fixtures or other improvements located thereon) comprising the Corporate Head Office Campus in connection with a sale and leaseback transaction;

(m)                             sales of Real Estate owned by any Loan Party or any Subsidiary; provided that the aggregate consideration for all such sales does not exceed $250,000,000;

(n)                                 Permitted Pool Transactions;

(o)                                 Asset Dispositions of the Property listed on Schedule 7.05 to the Disclosure Letter;

(p)                                 Asset Dispositions in connection with transactions permitted by Section 7.03 or 7.07;

(q)                                 the issuance of directors’ qualifying shares and nominal shares issued to foreign nationals to the extent required by Applicable Law;

(r)                                    the sale or discount, in each case without recourse, of defaulted or past-due account receivables arising in the Ordinary Course of Business and not undertaken as part of accounts receivable financing transaction;

(s)                                   the termination of Hedging Agreements permitted hereunder pursuant to their terms; and

(t)                                    Asset Dispositions in respect of fixed assets (which, for the avoidance of doubt, shall not include any intellectual property) to the extent that (i) such fixed assets are exchanged for credit against the purchase price of similar replacement fixed assets or (ii) the proceeds of such Asset Disposition are promptly applied to the purchase price of such replacement fixed assets.

7.06                        Restrictions on Payment of Subordinated Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt, except (a) regularly scheduled payments of principal, interest and fees and payments upon mandatory redemption or prepayment, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of the Borrower shall certify to the Administrative Agent, not less than five Business Days prior to the date of payment (or such later date as may be agreed by the Administrative Agent), that all conditions under such agreement have been satisfied) and (b) payments of Intercompany Debt so long as such payment is not prohibited by the Interco Subordination Agreement.

7.07                        Fundamental Changes.  (a) With respect to any Loan Party, change its name or conduct business under any fictitious name; change its tax or other organizational identification number; change its form or jurisdiction of organization or (b) with respect to the Borrower or any Subsidiary, merge, amalgamate, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except in each case (i) for mergers, amalgamations or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Loan Party, (ii) any Foreign Subsidiary of the Borrower may be merged, consolidated or amalgamated with or into any other Foreign Subsidiary or be liquidated, wound up or dissolved; (iii) in connection with a Permitted Acquisition (including a “squeeze out” merger); and (iv) changes in its name, tax or other organizational identification number or form of jurisdiction of organization upon 30 days prior written notice to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent) and provided that as a result of any such change no Lien granted to the Administrative Agent hereunder ceases to be a valid, perfected Lien with the priority required hereunder.

7.08                        [Reserved].

7.09                        [Reserved].

7.10                        Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP or Applicable Law and in accordance with Section 1.03; or change its Fiscal Year; provided that any Subsidiary of the Borrower may change its fiscal year to coincide with the Borrower’s Fiscal Year.

7.11                        Restrictive Agreements.  Become a party to any Restrictive Agreement, other than restrictions (i) in agreements evidencing Debt permitted by Section 7.01(c) or Section 7.01(l) that impose restrictions on the property so acquired; (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and other agreements entered into in the Ordinary Course of Business; (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement; (iv) in the Senior Notes Indenture, the Senior Notes or in other Senior Notes Documents; (v) contained in agreements or documents evidencing Debt or other obligations permitted by Section 7.01(n) so long as any such encumbrance or restriction applies only to the Foreign Subsidiary issuing such Debt or other obligation and its Subsidiaries; (vi) imposed on a Subsidiary and existing at the time it became a Subsidiary if such restrictions were not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Borrower and only to the extent applying to such Subsidiary; (vii) under or in connection with any joint venture agreements, partnership agreement, stock sale agreements and other similar agreements; provided that (A) any such agreements are entered into in the Ordinary Course of Business and in good faith, and (B) such restrictions are reasonably customary for such agreements; (viii) under any agreement, instrument or contract affecting property or a Person at the time such property or Person was acquired by the Borrower or any of its Subsidiaries, so long as such restriction relates solely to the property or Person so acquired and was not created in connection with or in anticipation of such acquisition; (ix) existing by virtue of, or arising under, applicable law, regulation, order, approval, license, permit, grant or similar restriction, in each case issued or imposed by a Governmental Authority; (x) that result from any Refinancing Debt of Debt referred to in clause (iv), (v), (vi), (vii) or (viii) of this Section 7.11; provided that the restrictions existing under or by reason of any such agreement, instrument or contract are not materially less favorable, taken as a whole, to the Lenders than those under the agreement evidencing the Debt being refinanced; (xi) customary subrogation waivers in guaranties permitted under this Agreement; (xii) contained in agreements or documents entered into in connection with sales of receivables and Related Assets permitted by Section 7.05(e) or Section 7.05(f); (xiii) specific property encumbered to secure payment of particular Debt or to be sold pursuant to an executed agreement with respect to a Disposition permitted under Section 7.05; (xiv) restrictions in agreements entered into in connection with the incurrence of Permitted Liens, to the extent they condition, prohibit or limit the ability of the Administrative Agent or the Lenders from obtaining a Lien only on the property, rights and assets subject to such Permitted Lien (but excluding any of the Collateral); (xv) arising in connection with grants from any Governmental Authority; (xvi) under any customary provisions with respect to cash or other deposit or net worth requirements under agreement, instruments or contracts entered into in the Ordinary Course of Business; (xvii) on cash or other deposits imposed by customers of the Borrower or any Subsidiary under contracts entered into in the Ordinary Course of Business; and (xviii) existing on the Closing Date and set forth in Schedule 7.11 to the Disclosure Letter and any extension or renewal thereof so long as such extension or renewal does not expand the scope of such restrictions in any material respect.

7.12                        Hedging Agreements.  Enter into any Hedging Agreement, except (i) to hedge risks arising in the Ordinary Course of Business and not for speculative purposes and (ii) Permitted Call Spread Swap Agreements.

7.13                        Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date or any Permitted Business, and in each case any activities incidental, or reasonably related, thereto.

7.14                        Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated or permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, benefit plans for officers and employees entered into or maintained and established in the Ordinary Course of Business, and loans and advances permitted by Section 7.04; (c) payment of customary directors’ fees and indemnities; (d) transactions between the Borrower and any of its Subsidiaries or between any Subsidiaries; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 7.14 to the Disclosure Letter; and (f) transactions with Affiliates upon fair and reasonable terms no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

7.15                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.

7.16                        Amendments to Subordinated Debt or Senior Notes Documents.  Amend, supplement or otherwise modify the Senior Notes Indenture or any other document, instrument or agreement relating to the Senior Notes or any document, instrument or agreement relating to any Subordinated Debt (excluding Intercompany Debt), if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final stated maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges (excluding any fees or charges for amendments, consents or waivers); (f) modifies any covenant in a manner or adds any representation, covenant or default that is, more onerous or restrictive in any material respect for the Borrower or any Subsidiary, or that is otherwise materially adverse to the Borrower, any Subsidiary or the Lenders; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof.

7.17                        Financial Covenants.

(a)                                 Minimum Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any Fiscal Quarter of the Borrower ending on or about June 27, 2015 or thereafter to be less than 3.00 to 1.00.

(b)                                 Maximum Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio at any time on or after the Closing Date to be greater than 3.50 to 1.00.

7.18                        Amendments of Organic Documents.  Amend any of its Organic Documents, except for amendments that (a) do not affect (i) the Borrower or such Subsidiary’s right and authority to enter into and perform its obligations under the Loan Documents to which it is a party, (ii) the perfection of the Administrative Agent’s Lien in any of the Collateral or (iii) the authority and obligation of the Borrower or such Subsidiary to perform and pay the Obligations and (b) are not otherwise materially adverse to the rights and interests of the Administrative Agent or any Lender in any manner.

7.19                        Sanctions.  Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender, an Arranger, Administrative Agent, an Issuing Lender, Swing Line Lender, or otherwise) of Sanctions.

7.20        Anti-Corruption Laws.  Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  Any Loan Party fails to (i) pay the principal of, or premium on, any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise); or (ii) pay any interest on any Loan or on any L/C Obligation or any fee or other amount due hereunder within two (2) Business Days after the date due;

(b)                                 Representations and Warranties.  Any representation, warranty or other written statement of any Loan Party made in connection with any Loan Document or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)                                  Specific Covenants.  Any Loan Party breaches or fails to perform any covenant contained in Section 6.01, 6.02 (other than clauses (a) and (b) thereof), 6.07 or 6.11 or Article VII;

(d)                                 Other Defaults.  Any Loan Party (i) breaches or fails to perform any covenant contained in Section 6.02(a) or Section 6.02(b) and such breach or failure is not cured within 15 days after a Senior Officer of any Loan Party has knowledge thereof or receives notice thereof from the Administrative Agent, whichever is sooner, or (ii) breaches or fails to perform any other covenant contained in any Loan Document (not covered by clause (a), (b), (c) or (d)(i) of this Section 8.01), and such breach or failure is not cured within 30 days after a Senior Officer any Loan Party has knowledge thereof or receives notice thereof from the Administrative Agent, whichever is sooner;

(e)                                  Invalidity of Loan Documents.  A Guarantor repudiates, revokes or attempts to revoke the Guaranty (or its liabilities or obligations thereunder); any Loan Party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to the Administrative Agent; or any Loan Document or Guaranty ceases to be in full force or effect for any reason or any Lien ceases to be a valid, perfected Lien with the priority required hereunder (in each case other than as expressly permitted hereby or pursuant to a waiver or release by the Administrative Agent and the Lenders);

(f)                                   Cross-Default.  Any breach or default of any Loan Party or any Subsidiary occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $50,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach, or failure to pay the principal of any such Debt at its final stated maturity (it being understood that the amount of Debt in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Agreement were terminated at such time); provided that this clause (f) shall not apply to (i) Debt secured by a Permitted Lien that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt in a sale or transfer permitted under this Agreement, so long as such Debt is repaid when required under the documents providing for such Debt, (ii) any redemption, repurchase, conversion or settlement of any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (iii) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement not resulting from an event of default thereunder;

(g)                                  Judgments.  Any judgment or order for the payment of money is entered against any Loan Party or any Subsidiary in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Loan Parties and Subsidiaries, $50,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless, in each case, no later than 60 days after the entry thereof, a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, or such judgment is satisfied, discharged, vacated or bonded;

(h)                                 Interruption of Business; Voluntary Dissolution, Etc.  The Borrower and its Subsidiaries, taken as a whole, are enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business for any material period of time; there is a cessation of any material part of the business of the Borrower and its Subsidiaries, taken as a whole for a material period of time; any material portion of the Collateral of any Loan Party is taken or impaired through condemnation; except as expressly permitted under any Loan Document, any Subsidiary agrees to or commences any liquidation, dissolution or winding up of its affairs;

(i)                                     Insolvency Proceedings, Etc.  An Insolvency Proceeding is commenced by any Loan Party or any Subsidiary (except an Insignificant Subsidiary); any Loan Party or any Subsidiary (except an Insignificant Subsidiary) makes an offer of settlement, extension, arrangement, proposal (or notice of intention to make a proposal) or composition to its unsecured creditors generally; a trustee, receiver, interim receiver, receiver-manager, monitor or similar official or custodian is appointed to take possession of any substantial Property of or to operate any of the business of any Loan Party or any Subsidiary (except an Insignificant Subsidiary); or an Insolvency Proceeding is commenced against any Loan Party or any Subsidiary (except an Insignificant Subsidiary) and such Loan Party or Subsidiary consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by such Loan Party or such Subsidiary, the proceeding is not dismissed within 60 days after filing or institution, or an order for relief is entered in the proceeding; or any Loan Party or any Subsidiary (except an

Insignificant Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

(j)                                    ERISA.  An ERISA Event (excluding a “standard termination” of a Pension Plan, within the meaning of Title IV of ERISA, or any contributions to a Pension Plan required to complete a standard termination of the Pension Plan) occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of any Loan Party to a Pension Plan, Multiemployer Plan or PBGC in excess of $40,000,000, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; any Loan Party or ERISA Affiliate fails to pay when due any installment payment in excess of $5,000,000 with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan; or

(k)                                 Change of Control.  There occurs any Change of Control.

8.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans and any obligation of any Issuing Lender to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                                  require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)                                 exercise on behalf of itself, the Lenders and the Issuing Lenders all rights and remedies available to it, the Lenders and the Issuing Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any Issuing Lender to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations arising under the Loan Documents constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Lenders (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lenders arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Bank Products, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the applicable Issuing Lenders, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law;

provided that Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Bank Products shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash

Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01                        Appointment and Authority.  (a)  Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to enter into the Intercreditor Agreement, on behalf of such Lender and such Issuing Lender (each Lender and each Issuing Lender hereby agreeing to be bound by the terms of the Intercreditor Agreement, as if it were a party thereto) and to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each of the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02                        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                        Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.

(e)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06                        Resignation of Administrative Agent.  (a)  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 With effect from the Resignation Effective Date, (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c)                                  Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swing Line Lender.  If Bank of America resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by Bank of America and outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrower of a successor Issuing Lender or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swing Line Lender, as applicable, (b) the retiring Issuing Lender and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

9.07                        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the arranger(s), bookrunner(s), syndication agent(s) or co-documentation agent(s) listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

9.09                        Administrative Agent May File Proofs of Claim; Credit Bidding.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10                        Collateral and Guaranty Matters.  Without limiting the provision of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the Issuing Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                 to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent obligations for which no claim has been made and (B) obligations and liabilities under Bank Products) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)                                 to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(c)                                  to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Purchase Money Lien or holder of Debt permitted under Section 7.01(l) on such property that is permitted by Section 7.02(b).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11                        Bank Products.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Bank Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X
MISCELLANENOUS

10.01                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged and agreed by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, on the Closing Date, Section 4.02, without the written consent of each Lender;

(b)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender affected thereby;

(d)                                 reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any interest, fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)                                  change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or the order of application of payments required thereby without the written consent of each Lender;

(f)                                   change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)                                  release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(h)                                 release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lenders in addition to the Lenders required above, affect the rights or duties of the Issuing Lenders under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

10.02                 Notices; Effectiveness; Electronic Communications.  (a)  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower, the Administrative Agent, Bank of America in its capacity as an Issuing Lender or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender or Issuing Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, the Issuing Lenders or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any other Loan Party, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.

(d)                                 Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the Issuing Lenders and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Lenders and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent, Issuing Lenders and Lenders.  The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance in good faith by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any Issuing Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the Issuing Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04                 Expenses; Indemnity; Damage Waiver.  (a)  Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of McGuireWoods LLP, as counsel to the Administrative Agent, one local counsel, as necessary, in each appropriate jurisdiction and one specialty counsel for each relevant specialty), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the documented fees, charges and disbursements of one firm of counsel for the Administrative Agent, the Lenders and the Issuing Lenders, taken as a whole, one local counsel, as necessary, in each appropriate jurisdiction, one specialty counsel for each relevant specialty and, solely in the case of an actual or perceived conflict of interest, of another firm of counsel for each such affected Person; provided that, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated (taken as a whole)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for the Indemnitees, taken as a whole, one local counsel, as necessary, in each appropriate jurisdiction, one specialty counsel for each relevant specialty and, solely in the case of an actual or perceived conflict of interest, of another firm of counsel for each such affected Indemnitee; provided that, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated (taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Environmental Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a breach in bad faith by such Indemnitee of its obligations under this Agreement or (ii) arise out of any investigation, litigation or proceeding (or preparation of a defense in connection therewith) solely between or among Indemnitees not arising from any act or omission by the Borrower or any of its Subsidiaries or Affiliates (other than any proceeding against any Indemnitee in its capacity or fulfilling its role as the Administrative Agent, an Arranger, arranger, bookrunner, syndication agent, documentation agent or similar role, or the Swing Line Lender or an Issuing Lender, in its capacity as such).  Without limiting the provisions of Section 3.01(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable Issuing Lender, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable Issuing Lender or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.

(f)                                   Survival.  The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, any Issuing Lender and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05                 Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Issuing Lender or any Lender, or the Administrative Agent, any Issuing Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the Issuing Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06                 Successors and Assigns.  (a)  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) (and any other attempted assignment or transfer by any party hereto shall be null and void) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the credit facility provided herein;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)                               the consents of each Issuing Lender and the consent of the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 payable by the assigning Lender; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the

Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lender or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)                           Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural

Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the

Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                   Resignation as an Issuing Lender or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, (i) if at any time Bank of America assigns all of its Commitment and Loans pursuant to Section 10.06(b), Bank of America may, (A) upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Lender and/or (B) upon 30 days’ notice to the Borrower, resign as Swing Line Lender, and (ii) if at any time any other Lender acting as an Issuing Lender assigns all of its Commitment and Loans pursuant to Section 10.06(b), such Lender may, upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Lender.  In the event of any such resignation as an Issuing Lender or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an Issuing Lender or Swing Line Lender, as the case may be, or any other Lender as an Issuing Lender.  If Bank of America or any other Lender resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor Issuing Lender and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swing Line Lender, as the case may be, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or such other retiring Issuing Lender, as the case may be, to effectively assume the obligations of Bank of America or such other retiring Issuing Lender, as the case may be, with respect to such Letters of Credit issued by it.

10.07                 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with this Section 10.07), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its

Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Administrative Agent, the Lender or the Issuing Lender, as applicable, shall use commercially reasonable efforts to promptly notify the Borrower to the extent permitted by Applicable Law), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, the Lender or the Issuing Lender, as applicable, shall use commercially reasonable efforts to promptly notify the Borrower to the extent permitted by Applicable Law), (d) to any other party hereto, (e) to the extent necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08                 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10                 Counterparts; Integration; Effectiveness.  This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement and the other Loan Documents by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement and the other Loan Documents.

10.11                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lenders or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13                 Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 such assignment does not conflict with applicable Laws; and

(e)                                  in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14                 GOVERNING LAW; JURISDICTION; ETC.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

10.15                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Arranger, nor any Issuing Lender, nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Issuing Lenders, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, nor any Arranger, nor any Issuing Lender, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, any Issuing Lender or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17                 Electronic Execution of Assignments and Certain Other Documents.  The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature , physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, any Issuing Lender nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, such Issuing Lender or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

10.18                 USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19                 Keepwell.  The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Guaranty and the other Loan Documents to which it is a party in respect of Swap Obligations that would, in absence of the agreement in this Section 10.19, otherwise constitute Excluded Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s obligations and undertakings under this Section 10.19 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of the Borrower under this Section 10.19 shall remain in full force and effect until the date as of which all of the following shall have occurred:  (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent obligations for which no claim has been made and (y) obligations and liabilities under Bank Products), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made).  The Borrower intends this Section 10.19 to constitute, and this Section 10.19 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.20                 Release of Existing Subsidiary Borrowers and Existing Canadian Guarantors. Upon the effectiveness of this Agreement, each of the Borrower, the Lenders, the Administrative Agent, the Issuing Lenders, the Existing Subsidiary Borrowers and the Existing Canadian Guarantors hereby agrees that (a) each Existing Subsidiary Borrower shall be released from all of its obligations under the Loan Documents as a “Borrower” (it being understood, however, that upon the effectiveness of this Agreement the Existing Subsidiary Borrowers shall become Guarantors) and, as a result thereof, shall not be a party to this Agreement (except for the limited purpose of agreeing to this Section 10.20), (b) SSCI Holdings and each Existing Canadian Guarantor shall be released from all of its obligations under the Loan Documents and, as a result thereof, shall not be a party to this Agreement (except for the limited purpose of agreeing to this Section 10.20) and shall cease being a party to each other Loan Document (as defined in the Existing Agreement) to which it is a party as of the date hereof and (c) any and all Liens on the assets of SSCI Holdings and each Existing Canadian Guarantor created pursuant to the Security Documents shall be automatically terminated and released.  The Administrative Agent agrees to execute and deliver such releases and related documents as any Existing Canadian Guarantor may reasonably request in order to evidence or give public notice of such Lien termination.

10.21                 Amendment and Restatement.  This Agreement constitutes an amendment and restatement of the Existing Agreement, effective from and after the Closing Date.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Closing Date, the revolving credit facility described in the Existing Agreement shall be amended, supplemented, modified and restated in its entirety by the revolving credit facility described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Agreement shall be deemed to be loans and obligations outstanding under the revolving credit facility described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds or other reallocations as are necessary in order that the outstanding balance of the Loans hereunder reflect the respective Commitments of the Lenders hereunder.  The parties hereto hereby (a) agree that, as of the Closing Date, the Commitments and Applicable Percentages of each of the Lenders shall be as set forth on Schedule 2.01, (b) consent to the transfer of funds or other reallocations as are necessary in order that the outstanding balance of the Loans hereunder reflect the respective Commitments of the Lenders hereunder and (c) waive any requirement for any other document or instrument, including any Assignment and Acceptance (as defined in the Existing Agreement) under the Existing Credit Agreement or any Assignment and Assumption hereunder, necessary to give effect to the allocations set forth on Schedule 2.01 or such transfer of funds or other reallocation.

10.22                 California Judicial Reference.  If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided that, at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court and (b) without limiting the generality of Section 10.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be duly executed as of the date first above written.

SANMINA CORPORATION, as the Borrower

By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Executive Vice President and Chief Financial Officer

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:	/s/ Christine Trotter
Name:	Christine Trotter
Title:	Assistant Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

BANK OF AMERICA, N.A.,
as an Issuing Lender, Swing Line Lender and a Lender

By:	/s/ Patrick Martin
Name:	Patrick Martin
Title:	Managing Director

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Syndication Agent, an Issuing Lender and a Lender

By:	/s/ Aileen Supeña Throne
Name:	Aileen Supeña Throne
Title:	Director

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

BANK OF THE WEST, as a Co-Documentation Agent and as a Lender

By:	/s/ Terry A. Switz
Name:	Terry A. Switz
Title:	Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

SUNTRUST BANK, as a Co-Documentation Agent and a Lender

By:	/s/ Min Park
Name:	Min Park
Title:	Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Documentation Agent and a Lender

By:	/s/ Anne Stella Halvorsen
Name:	Anne Stella Halvorsen
Title:	Vice President, Relationship Manager

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

CITIBANK, N.A., as a Lender

By:	/s/ Matthew Sutton
Name:	Matthew Sutton
Title:	Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

HSBC BANK USA, NATIONAL ASSOCIAT1ON, as a Lender

By:	/s/ Christian Sumulong
Name:	Christian Sumulong
Title:	Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

FOR PURPOSES OF SECTION 10.20 ONLY:

HADCO CORPORATION

By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Chief Financial Officer

HADCO SANTA CLARA, INC.

By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Chief Financial Officer

SANMINA-SCI SYSTEMS HOLDINGS, INC.

By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Chief Financial Officer

SCI TECHNOLOGY, INC.

By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Chief Financial Officer

SANMINA-SCI SYSTEMS (CANADA) INC.

By:	/s/ Christopher K. Sadeghian
Name:	Christopher K. Sadeghian
Title:	Secretary

SCI BROCKVILLE CORP.

By:	/s/ Christopher K. Sadeghian
Name:	Christopher K. Sadeghian
Title:	Secretary

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

[Removed and reserved]

SCHEDULE 2.03

EXISTING LETTERS OF CREDIT

[Removed and reserved]

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

SANMINA CORPORATION:

2700 North First Street

San Jose, CA 95134

Attention: Robert K. Eulau, Executive Vice President and Chief Financial Officer

[Removed and Reserved]

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-11

Dallas, TX 75202-3714

Attention: Ramon Gomez

[Removed and Reserved]

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
135 S. LaSalle Street

Mail Code: IL4-135-09-61

Chicago, IL 60603

Attention: Christine Trotter

[Removed and Reserved]

ISSUING LENDER:

Bank of America, N.A.

Trade Operations

1 Fleet Way, 2nd Floor

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Al Malave

[Removed and Reserved]

SWING LINE LENDER:

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-11
Dallas, TX 75202-3714

Attention: Ramon Gomez

[Removed and Reserved]

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                 ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May 20, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Sanmina Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

The undersigned hereby requests (select one):

☐  A Borrowing of Committed Loans                                                          ☐  A conversion or continuation of Loans

1.                                      On                                                                                (a Business Day).

2.                                      In the amount of $                                                      .

3.                                      Comprised of                                                              .

[Type of Committed Loan requested]

4.                                      For Eurodollar Rate Loans: with an Interest Period of          months.

The Committed Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

SANMINA CORPORATION

By:
Name:
Title:

A-1

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:                       ,

To:                             Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May 20, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Sanmina Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

The undersigned hereby requests a Swing Line Loan:

1.                                      On                                                                                    (a Business Day).

2.                                      In the amount of $                                                           .

The Swing Line Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Agreement.

SANMINA CORPORATION

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF NOTE

May 20, 2015

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [                                          ] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of May 20, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives to the extent permitted by law diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SANMINA CORPORATION

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: [                  ]. 20[    ],

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May 20, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Sanmina Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

The undersigned Senior Officer hereby certifies as of the date hereof that he/she is the [                                                          ] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      The Borrower has delivered the year-end audited financial statements required by Section 6.02(a) of the Agreement for the Fiscal Year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      The Borrower has delivered the unaudited financial statements required by Section 6.02(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of the above date.  Such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position and results of operations for the Borrower and its Subsidiaries for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes.

2.                                      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.                                      A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default that has occurred and is continuing and its nature and status:]

4.                                      The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

[5.                                  During the most recently ended Fiscal Quarter, the following Subsidiaries became Insignificant Subsidiaries:

[                ]]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                               ,               .

SANMINA CORPORATION

By:
Name:
Title:

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.                                        Section 7.17(a) — Consolidated Interest Coverage Ratio.

A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

	1.	Consolidated Net Income for Subject Period:	$

	2.	Provision for Taxes for Subject Period:	$

	3.	Consolidated Net Interest Expense for Subject Period:	$

	4.	Amortization expenses for Subject Period:	$

	5.	Depreciation expenses for Subject Period:	$

	6.	Other non-cash charges for Subject Period:	$

	7.	Non-cash charges for stock options and equity-based compensation for Subject Period:	$

	8.	Non-recurring restructuring and integration expenses for Subject Period(1):	$

	9.	Out-of-pocket costs, fees and expenses for Subject Period(2):	$

	10.	Losses from early extinguishment of Debt for Subject Period:	$

	11.	Pension related payments or contributions in excess of related charges or expenses for Subject Period:	$

	12.	Non-cash items increasing Consolidated Net Income for Subject Period:	$

	13.	Consolidated EBITDA (Lines I.A1 + 2 + 3 + 4 + 5 + 6 + 7 +8 + 9 + 10 – 11 – 12):	$

(1)  Aggregate amount for all such expenses, when taken together with all costs, fees and expenses in Line I.A10 for such four (4) Fiscal Quarter period, shall not exceed an amount equal to ten percent (10%) of Consolidated EBITDA during the most recently ended period of four (4) consecutive Fiscal Quarters.

(2)  Aggregate amount for all such costs, fees and expenses, when taken together with all expenses in Line I.A11 for such four (4) Fiscal Quarter period, shall not exceed an amount equal to ten percent (10%) of Consolidated EBITDA during the most recently ended period of four (4) consecutive Fiscal Quarters.

B.	Consolidated Interest Expense for Subject Period:	$

C.	Consolidated Interest Coverage Ratio (Line I.A.13 ÷ Line I.B):	to 1.00

	Minimum permitted:	3.00 to 1.00

II.                                   Section 7.17(b) — Consolidated Leverage Ratio.

A.	Consolidated Funded Debt at Statement Date:	$

B.	Consolidated EBITDA for Subject Period (Line I.A.13 above):	$

C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B):	to 1.00

	Maximum permitted:	3.50 to 1.00

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA		Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
Consolidated Net Income
+	Taxes
+	Consolidated Net Interest Expense
+	amortization expense
+	depreciation expense
+	other non-cash charges
+	non-cash charges for stock options and equity-based compensation
+	non-recurring restructuring and integration expenses
+	out-of-pocket costs, fees and expenses
+	losses from early extinguishment of Debt
-	pension related payments or contributions in excess of related charges or expenses
-	non-cash items increasing Consolidated Net Income
=	Consolidated EBITDA

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](3) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](4) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](5) hereunder are several and not joint.](6)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities(7)) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively

(3)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(4)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(5)  Select as appropriate.

(6)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

(7)  Include all applicable subfacilities.

as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.                                      Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.                                      Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.                                      Borrower:                                          Sanmina Corporation

4.                                      Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                      Credit Agreement: Second Amended and Restated Credit Agreement, dated as of May 20, 2015, among Sanmina Corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Lender and Swing Line Lender

6.                                      Assigned Interest[s]:(8)

Assignor[s](9)	Assignee[s](10)	Aggregate Amount of Commitment/Loans for all Lenders(11)	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans(12)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.                                  Trade Date:                                  ](13)

(8)  The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.

(9)  List each Assignor, as appropriate.

(10)  List each Assignee and, if available, its market entity identifier, as appropriate.

(11)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(12)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(13)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](14)
[NAME OF ASSIGNOR]

By:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](15)

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

(14)  Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

(15)  Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and](16) Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:](17)

By:
Title:

(16)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(17)  To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, Issuing Lender) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Second Amended and Restated Credit Agreement dated as of May 20, 2015 by and among Sanmina Corporation, as Borrower, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.         Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.02 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF LETTER OF CREDIT REPORT

Date:  [                      ], 20[    ]

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May 20, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Sanmina Corporation, a Delaware corporation (the “Borrower”), each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

This report is being delivered pursuant to Section 2.03(l) of the Agreement.  Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[APPLICABLE ISSUING LENDER]

By:
Name:
Title:

F-1

EXHIBIT G-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of May 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sanmina Corporation, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]

G-1-1

EXHIBIT G-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of May 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sanmina Corporation, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

G-2-1

EXHIBIT G-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of May 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sanmina Corporation, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

G-3-1

EXHIBIT G-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of May 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sanmina Corporation, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: , 20[ ]

G-4-1

EXHIBIT H

FORM OF

LIQUIDITY THRESHOLD CERTIFICATE

Liquidity Threshold Certificate Date:                     ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May 20, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sanmina Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Lender and Swing Line Lender.

The undersigned Senior Officer hereby certifies as of the date hereof that he/she is the [                             ] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Liquidity Threshold Certificate to the Administrative Agent on the behalf of the Borrower and its Subsidiaries, and that:

1.             Attached hereto as Schedule 1 are the calculations required by Section 6.02(f) of the Agreement setting forth the Available Liquidity as of [                          ](18) (the “Reporting Date”).

2.             The calculations of the Available Liquidity set forth on Schedule 1 attached hereto are true and correct on and as of the date of this Liquidity Threshold Certificate.

[Signature Page Follows]

(18)  Certificate to be delivered (i) on the Business Day which is closest to the date which is six (6) months prior to the Senior Notes Maturity Date and (ii) within 5 Business Days of the end of each calendar month thereafter until the Senior Notes Maturity Date.

IN WITNESS WHEREOF, the undersigned has executed this Liquidity Threshold Certificate as of                               ,           .

SANMINA CORPORATION

By:
Name:
Title:

SCHEDULE 1
to Liquidity Threshold Certificate

Available Liquidity as of the Reporting Date

1.

All unrestricted cash and Cash Equivalents owned by the Borrower and its wholly-owned Domestic Subsidiaries at such time and held in the U.S. (excluding, for the avoidance of doubt, any Cash Collateral and any other cash or Cash Equivalents subject to any Lien (other than (i) Liens created pursuant to the Security Documents, (ii) Liens described in clauses (d), (i) and (dd) of Section 7.02 of the Agreement and (iii) Liens described in Section 7.02(ff) of the Agreement so long as such Liens are subject to the Intercreditor Agreement or such other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent)), as of the Reporting Date:

$

2.	Aggregate Commitments (other than any Commitment of any Defaulting Lender) as of the Reporting Date:	$

3.	Total Outstandings as of the Reporting Date:	$

4.	Available Liquidity (Line 1 + Line 2 - Line 3):	$

Minimum Required:	$500,000,000

Springing Maturity Date activated: ☐ Yes ☐ No

EXHIBIT I

FORM OF

SECURITY AGREEMENT

See attached.

I-1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of May 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is being entered into among SANMINA CORPORATION, a Delaware corporation (the “Borrower” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON THAT SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (each a “Guarantor” and a “Grantor” and, together with the Borrower, collectively, the “Grantors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS:

WHEREAS, the Borrower, Hadco Corporation, a Massachusetts corporation (“Hadco”), Hadco Santa Clara, Inc., a Delaware corporation (“Hadco Santa Clara”), Sanmina-SCI Systems Holdings, Inc., a Delaware corporation (“SSCI Holdings”), SCI Technology, Inc., an Alabama corporation (“SCI Technology” and together with Hadco, Hadco Santa Clara and SSCI Holdings, collectively, the “Existing Subsidiary Borrowers” and individually, an “Existing Subsidiary Borrower”), Sanmina-SCI Systems (Canada) Inc., a Nova Scotia limited company (“SSCI Canada”), SCI Brockville Corp., a Nova Scotia unlimited company (“SCI Brockville” and together with SSCI Canada, collectively, the “Existing Canadian Guarantors” and individually, an “Existing Canadian Guarantors”), the Administrative Agent and the lenders party thereto (the “Existing Lenders”) have entered into that certain Amended and Restated Loan, Guaranty and Security Agreement dated as of March 16, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”);

WHEREAS, the Borrower and the Existing Subsidiary Borrowers have granted liens and security interests in certain of their respective assets to the Administrative Agent securing, among other things, the obligations under the Existing Agreement pursuant to certain provisions set forth in Section 7 of the Existing Agreement (such provisions, collectively, the “Existing Security Provisions”);

WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent, Bank of America, N.A., as Swing Line Lender and an Issuing Lender, and the lenders now or hereafter party thereto (the “Lenders”) and the other Issuing Lenders now or hereafter party thereto, the Existing Agreement will be further amended and restated and, in connection therewith, the Existing Subsidiary Borrowers (other than SSCI Holdings) will become Guarantors and SSCI Holdings and the Existing Canadian Guarantors will be released as guarantors;

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Administrative Agent and the Lenders is the obligation of the Grantors to enter into this Agreement, and the Secured

1

Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Grantors enter into this Agreement; and

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements.

AGREEMENT:

NOW, THEREFORE, in order to induce (a) the Administrative Agent and the Lenders to amend and restate the Existing Agreement and (b) the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and under the Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree that the Existing Security Provisions are hereby amended and restated in this Agreement, with the effect that the Existing Security Provisions as so amended and restated are hereby continued into this Agreement, and this Agreement shall constitute neither a release nor novation of any liens and security interests arising under any of the Existing Security Provisions nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Agreement or related documents, but rather the liens and security interests in effect under the Existing Security Provisions (other than with respect to the security interests granted by SSCI Holdings and the Existing Canadian Guarantors under the Existing Security Provisions, which will be released as provided under the terms of the Credit Agreement) shall continue in effect on the terms hereof, as follows:

1.                                      Certain Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.  Terms used in this Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise, including “Account”, “Chattel Paper”, “Deposit Account”, “Document”, “Instrument”, “Inventory”, “Supporting Obligation” and “Proceeds”.  In addition, for purposes of this Agreement, the following terms have the following definitions:

“Canadian Subsidiary” means a Subsidiary organized under the laws of Canada or any province or territory thereof.

“Excluded Deposit Account” means, collectively, all Deposit Accounts established or held (including sub-accounts) for the exclusive purpose of funding payroll, payroll or employment taxes or employee benefits, or a “zero balance account” or an account containing not more than $10,000 at any time unless such a Deposit Account is subject to a control agreement for the benefit of the Administrative Agent.

“Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent obligations for which no claim has been made and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements,

2

and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made).

“Qualifying Control Agreement” means an agreement reasonably satisfactory to the Administrative Agent among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by any Grantor with such banking institution granting control over such Deposit Accounts to the Administrative Agent.

“Secured Obligations” means (a) as to the Borrower, all of the Obligations, including, the payment and performance of the obligations and liabilities (whether now existing or hereafter arising) of each Loan Party under (i) the Credit Agreement and each of the other Loan Documents (including this Agreement) to which such Loan Party is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreement and Secured Hedge Agreement to which such Loan Party is now or hereafter becomes a party and (b) as to each Guarantor, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) under (i) the Guaranty and each of the other Loan Documents (including this Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreement and Secured Hedge Agreement to which it is now or hereafter becomes a party.  Notwithstanding the foregoing, Secured Obligations shall exclude all Excluded Swap Obligations.

2.                                      Grant of Security Interest.  Each Grantor hereby grants as collateral security for the payment, performance and satisfaction of the Secured Obligations to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest in and to all of the following assets of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located (collectively, the “Collateral”):

(a)                                 all Accounts and all Supporting Obligations, Chattel Paper, Documents and Instruments in respect thereof or relating thereto;

(b)                                 all Deposit Accounts and all amounts credited thereto;

(c)                                  all Inventory;

(d)                                 all Intercompany Debt at any time owing to such Grantor from a Canadian Subsidiary, and all of such Grantor’s rights with respect thereto;

(e)                                  all money and cash held or maintained by such Grantor at any time, whether or not in the possession or under the control of the Administrative Agent, a Lender, or a bailee or Affiliate of the Administrative Agent or a Lender, including any Cash Collateral;

(f)                                   all accessions to, substitutions for, and all replacements, products, and cash and non-cash Proceeds of the foregoing, including Proceeds of and unearned premiums with respect

3

to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(g)                                  all books and records (including customer lists, files, correspondence, tapes, computer programs, printouts and computer records) pertaining to the foregoing.

3.                                      Perfection.  As of the date of execution of this Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a)                                 if the Administrative Agent requests such Grantor to prepare such financing statements, furnished the Administrative Agent with duly authorized financing statements in form, number and substance suitable for filing in each Grantor’s jurisdiction of organization or as otherwise required by the Uniform Commercial Code in such jurisdiction of organization, sufficient under Applicable Law, and satisfactory to the Administrative Agent in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of such financing statements;

(b)                                 to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may reasonably request, furnished the Administrative Agent with Qualifying Control Agreements or other control agreements (in form and substance reasonably satisfactory to Administrative Agent), and use commercially reasonable efforts to furnish to the Administrative Agent issuer acknowledgments of the Administrative Agent’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Administrative Agent sufficient to establish the Administrative Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which a security interest can be perfected only by control or such restrictive legending, in each case in form and substance reasonably acceptable to the Administrative Agent and sufficient under Applicable Law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

(c)                                  to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may reasonably request, delivered to the Administrative Agent or, if the Administrative Agent shall specifically consent in each instance, an agent or bailee of the Administrative Agent that has acknowledged such status in a properly executed control agreement (in form and substance reasonably satisfactory to Administrative Agent) possession of all Collateral with respect to which a security interest can be perfected only by possession, and including in the case of Instruments, Documents, and Investment Property that are in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Administrative Agent and sufficient under Applicable Law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

4

with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Permitted Liens.  All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”.  The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.  Notwithstanding anything to the contrary in this Agreement or any Loan Documents, no Grantor shall be required to take any action to perfect the security interest in Collateral under the laws of any jurisdiction outside the United States of America.

4.                                      Maintenance of Security Interest; Further Assurances.

(a)                                 Each Grantor will from time to time at its own expense, deliver Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or, subject to the limitations set forth in the Loan Documents, as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, but subject to the limitations set forth in the Loan Documents, each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the applicable Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated.  Each Grantor hereby irrevocably ratifies and acknowledges the Administrative Agent’s authority to have effected filings of Perfection Documents made by the Administrative Agent prior to its Applicable Date.

(b)                                 With respect to any and all Collateral, each Grantor shall promptly pay upon written demand therefor by the Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the

5

benefit of the Secured Parties, subject only to Permitted Liens.  All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c)                                  Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to the extent required by GAAP to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Administrative Agent for the benefit of the Secured Parties.

5.                                      Receipt of Payment.  Subject to the Intercreditor Agreement, in the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

6.                                      Preservation and Protection of Collateral.

(a)                                 The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession or as otherwise required by the UCC.  Each Grantor shall be responsible for the safekeeping of its Collateral, and, except to the extent determined by a final nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent, the Administrative Agent shall not have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b)                                 Each Grantor agrees to (i) keep and maintain its tangible personal property Collateral as required pursuant to Section 6.13 of the Credit Agreement, (ii) to pay when due all taxes, charges and assessments against the Collateral as required pursuant to Section 6.06 of the Credit Agreement and (iii) promptly upon a Senior Officer or other executive officer of Borrower obtaining knowledge thereof, to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral.  Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any

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obligation to make any such payment or contest.  All sums so disbursed by the Administrative Agent, including all reasonable and documented out-of-pocket fees and expenses of counsel (collectively, “Attorneys’ Costs”), court costs, reasonable expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7.                                      Status of Grantors and Collateral Generally.  Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)                                 It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so.  All sums so disbursed by the Administrative Agent, including reasonable and documented Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b)                                 It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except as permitted under the Credit Agreement or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Agreement and Permitted Liens.

(c)                                  It has full power, legal right and lawful authority to enter into this Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d)                                 No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance by such Grantor of this Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect and exercise remedies with respect to the security interest conferred hereunder.

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(e)                                  No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Administrative Agent for the benefit of the Secured Parties in connection with the security interests conferred hereunder.

(f)                                   Schedule 7(f) to the Disclosure Letter contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organic Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any) as of its Applicable Date and at any time during the Covered Period, (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof and such owner’s relationship to such Grantor (e.g. lessor, warehousemen) as of its Applicable Date and (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of its Applicable Date.  No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), or change the location of its chief executive office, except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent) and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in the Collateral contemplated hereunder.

(g)                                  No Grantor shall engage in any consignment transaction in respect of any of the Collateral with a book or replacement value in excess of $5,000,000 as consignor, without prior notice to the Administrative Agent in each instance.

(h)                                 No Grantor shall cause or permit any of the tangible personal property Collateral with a book or replacement value in excess of $5,000,000 (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the Ordinary Course of Business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee without prior notice to the Administrative Agent in each instance.

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(i)                                     No tangible personal property Collateral, other than Inventory in transit, is or shall be located at any location that is leased in the United States by such Grantor from any other Person other than Inventory the value of which, when aggregated with all other Inventory kept at any location which is leased by all Grantors in the United States, is less than $5,000,000, unless (i) such location and lessor is set forth on Schedule 7(f) to the Disclosure Letter or such Grantor provides not less than thirty (30) days’ prior written notice thereof to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent), (ii) to the extent requested by the Administrative Agent for locations not set forth on Schedule 7(f) to the Disclosure Letter and disclosed to the Administrative Agent after the date hereof, such Grantor has used commercially reasonable efforts to obtain from such lessor an acknowledgment of the Lien in favor of the Administrative Agent for the benefit of the Secured Parties conferred hereunder and a waiver of its statutory and consensual liens and rights with respect to such Collateral in form and substance reasonably acceptable to the Administrative Agent and delivered in writing to the Administrative Agent prior to any Collateral being located at any such location, and (iii) subject to the limitations set forth herein, such Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Agreement.

8.                                      [Reserved.]

9.                                      Specific Collateral.

(a)                                 Accounts.  With respect to the Accounts of such Grantor whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)                                     Each Grantor shall keep accurate and complete in all material respects records of its Accounts (“Account Records”) and from time to time upon the reasonable request of the Administrative Agent such Grantor shall provide the Administrative Agent with a schedule of Accounts in form and substance acceptable to the Administrative Agent describing all Accounts created or acquired by such Grantor (“Schedule of Accounts”); provided, however, that such Grantor’s failure to provide any such Schedule of Accounts shall not affect or limit the Administrative Agent’s security interest or other rights in and to any Accounts for the benefit of the Secured Parties.  If reasonably requested by the Administrative Agent, each Grantor shall furnish the Administrative Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Accounts as the Administrative Agent shall request.

(ii)                                  All Account Records and Account Documents are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) to the Disclosure Letter, such other locations as are specifically identified on Schedule

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7(f) to the Disclosure Letter as an “Account Documents location,” or as to which such Grantor has given prior written notice to the Administrative Agent.

(iii)                               The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

(iv)                              The Accounts cover bona fide sales, leases, licenses or other dispositions of property usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the Ordinary Course of Business.

(v)                                 The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Administrative Agent, are actually owing to such Grantor and are not contingent for any reason and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $5,000,000 in the aggregate, or greater than $1,000,000 individually, known to be existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

(vi)                              Except for conditions generally applicable to such Grantor’s industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Administrative Agent with respect thereto.

(vii)                           The property or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Administrative Agent for the benefit of Secured Parties and Permitted Liens.

(b)                                 Inventory.  With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)                                     Each Grantor shall keep accurate and complete in all material respects records of its Inventory, and shall furnish to the Administrative Agent from time to time upon the reasonable request of the Administrative Agent, a current schedule of Inventory (“Schedule of Inventory”) based upon its most recent physical inventory and its daily inventory records.

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(ii)                                  All Inventory in the United States, other than Inventory in transit and Inventory having a value of less than $5,000,000 in the aggregate, is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has given prior written notice to the Administrative Agent.  No Grantor shall, other than Inventory in transit and in the Ordinary Course of Business in connection with its sale, lease, license or other dispositions of Collateral in accordance with Section 7.05 of the Credit Agreement, remove any Inventory having an aggregate value in excess of that stated in the preceding sentence from such locations.

(c)                                  Deposit Accounts.  With respect to its Deposit Accounts (other than any Excluded Deposit Account) whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)                                     Schedule 9(c) to the Disclosure Letter contains a true and complete description of each Deposit Account (other than any Excluded Deposit Account) of such Grantor.

(ii)                                  Except with the express prior written consent of the Administrative Agent in each instance, all Deposit Accounts (other than any Excluded Deposit Account) shall be maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement.  Without limiting the generality of the foregoing, no Grantor shall cause, or permit (x) any deposit to be evidenced by a certificate of deposit unless such certificate of deposit is a negotiable instrument and immediately upon receipt thereof such certificate shall have been delivered to the Administrative Agent, together with a duly executed undated assignment in blank affixed thereto, or (y) any Deposit Account (other than any Excluded Deposit Account) not listed on Schedule 9(c) to the Disclosure Letter to be opened or maintained except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent) and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in such Deposit Account contemplated hereunder.

(d)                                 Instruments.  With respect to its Instruments constituting Collateral whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)                                     Each Grantor shall promptly (and in any event within 30 days after the acquisition by the Grantor thereof) deliver to the Administrative Agent the originals of (A) all Instruments evidencing Intercompany Debt owed by a Canadian Subsidiary and (B) all other Instruments constituting Collateral having a face amount payable in excess of $2,500,000, in each case together with duly executed undated endorsements in blank

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affixed thereto and such other documentation and information as may be necessary to enable the Administrative Agent to realize upon such Instruments in accordance with their respective terms or transfer such Instruments as may be permitted under the Loan Documents or by Applicable Law; provided that if the aggregate face amount of all Instruments not required to be delivered pursuant to the foregoing sublcause (B) exceeds $7,500,000, then the Grantors shall be required to deliver Instruments and related endorsements in accordance with such subclause (B) in an amount equal to such excess.

(ii)                                  Other than in the Ordinary Course of Business and as the applicable Grantor may determine in its reasonable business judgment, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument constituting Collateral, in any case in such a manner as could reasonably be expected to materially adversely affect the value of such affected Instrument as Collateral.

10.                               Insurance Requirements.  Each Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 6.07 of the Credit Agreement.  From time to time upon request, the Grantors shall deliver to the Administrative Agent copies of its insurance policies.  Unless the Administrative Agent shall agree otherwise, each policy relating to the Collateral shall include satisfactory endorsements (a) showing the Administrative Agent as additional insured or lender loss payee, as applicable and (b) requiring 30 days’ prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever.  If any Grantor fails to provide and pay for any insurance, the Administrative Agent may, at its option, but shall not be required to, procure the insurance and charge the Grantors therefor.  Each Grantor agrees to deliver to the Administrative Agent, promptly as rendered, copies of all reports made to insurance companies for claims in respect of the Collateral in excess of $5,000,000.  While no Event of Default exists, the Grantors may settle, adjust or compromise any insurance claim.  If an Event of Default exists, only the Administrative Agent shall be authorized to settle, adjust and compromise such claims.  Notwithstanding anything to the contrary in this Agreement, the other Loan Documents or the terms of the insurance policies and endorsements obtained pursuant to this Section 10, if an Event of Default exists, Administrative Agent shall only be entitled to receive insurance proceeds in respect of the Collateral.

11.                               Rights and Remedies Upon Event of Default.  Subject to the Intercreditor Agreement, upon and during the continuance of an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a)                                 All of the rights and remedies of a secured party under the UCC or under other Applicable Law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement or any other Loan Document;

(b)                                 The right to foreclose the Liens and security interests created under this Agreement by any available judicial procedure or without judicial process;

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(c)                                  The right to (i), to the extent permitted by law, enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the Administrative Agent may desire, in order effectively to collect or liquidate the Collateral (subject, in the case of any premises that are leased, to any applicable landlord waiver agreements that may be entered into by the Administrative Agent related to such premises), (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a control agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d)                                 The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of any Collateral consisting of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any proof of claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) to the extent permitted by the applicable user agreement or license, use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail relating to Payment Collateral and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein for the benefit of the Secured Parties; each Grantor hereby agrees that any such notice, in the Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (x) do all acts and things and execute all documents necessary, in Administrative Agent’s sole discretion, to collect the Payment Collateral; and

(e)                                  The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or

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sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable.  The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit.  The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.  The Administrative Agent for the benefit of the Secured Parties is hereby granted (to the extent grantable by such Grantor without breaching or violating any agreement applicable thereto) an irrevocable fully paid non-exclusive license (subject, in the case of trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid risk of invalidation of such trademarks, and, in the case of trade secrets, to an obligation of the Administrative Agent to take reasonable steps under the circumstances to keep the trade secrets confidential to avoid the risk of invalidation of such trade secrets) or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral.  If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing.  In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor.  To the extent permitted by law, all notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.  The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived to the extent permitted by law by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

Subject to the Intercreditor Agreement, the net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement.  Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to

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the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral (it being understood that no Grantor shall be liable with respect to any such remaining Secured Obligations that constitute Excluded Swap Obligations in respect of such Grantor).

12.                               Attorney-in-Fact.  Each Grantor hereby appoints the Administrative Agent as such Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default and, subject to reinstatement pursuant to Section 13 below, such power of attorney shall terminate on the Facility Termination Date.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power to:  (a) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a); (c) endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations; (d) file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and (e) execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13.                               Reinstatement.  The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Obligations and the termination or expiration of this Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

14.                               Certain Waivers by the Grantors.  Each Grantor waives to the extent permitted by Applicable Law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (iii) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any

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right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties.  Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) upon the occurrence and during the continuance of an Event of Default, apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

15.                               Continued Powers.  Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16.                               Other Rights.  The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any other Secured Party under any Loan Document or by virtue of any statute or rule of law.  Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

17.                               Anti-Marshaling Provisions.  The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations.  Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement.  Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the

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exercise of any of the remedies permitted by Applicable Law or provided herein or in any other Loan Document.

18.                               Entire Agreement.  This Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  Neither this Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

19.                               Third Party Reliance.  Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20.                               Binding Agreement; Assignment.  This Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein.  Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations).  All references herein to the Administrative Agent shall include any successor thereof.

21.                               Bank Products.  No Cash Management Bank or Hedge Bank that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to

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verify the payment of, or that other satisfactory arrangements have been made with respect to, the Secured Obligations arising under Bank Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

22.                               Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.                               Counterparts.  This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 23, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Agreement.

24.                               Termination.  Subject to the provisions of Section 13, (i) this Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date and (ii) this Agreement and any applicable Security Joinder Agreement, and all obligations of a Grantor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate as to such Grantor upon the release of such Grantor as a Guarantor by the Administrative Agent.  In connection with any Asset Disposition or other transfer or disposition of Collateral permitted under the Credit Agreement, the security interest granted hereby in such Collateral shall automatically terminate upon consummation of such Asset Disposition or other transfer or disposition without delivery of any instrument or performance of any act by any party.  Upon any such termination of this Agreement or release of Collateral in connection with any Asset Dispositions or other transfers or dispositions permitted under the Credit Agreement, the Administrative Agent shall, at the request and sole expense of the applicable Grantors, promptly deliver to the applicable Grantors such termination statements and take such further actions as such Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

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25.                               Notices.  Any notice required or permitted hereunder shall be given, (a) with respect to each Grantor, at the address of the Borrower indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

26.                               Joinder.  Each Person that shall at any time execute and deliver to the Administrative Agent a Security Joinder Agreement substantially in the form attached hereto as Exhibit A shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Agreement shall be deemed to include such Person as a Grantor hereunder.  Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property.  Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

27.                               Rules of Interpretation.  The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and each Security Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

28.                               Governing Law; Jurisdiction; Etc.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” therein (whether express or by reference to the Borrower as a “party” thereto) being a reference to the Pledgors, and the parties hereto agree to such terms.

29.                               Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of that certain Intercreditor Agreement dated as of June 4, 2014 (as amended, supplemented, restated, replaced, extended or otherwise modified from time to time, the “Intercreditor Agreement”), between Bank of America, N.A., as the ABL Agent, and U.S. Bank National Association, as the Notes Collateral Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

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[Signature pages follow.]

20

IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement on the day and year first written above.

GRANTORS:

SANMINA CORPORATION
HADCO CORPORATION
HADCO SANTA CLARA, INC.
SCI TECHNOLOGY, INC.

By:
Name:
Title:

SECURITY AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:	Christine Trotter
Title:	Assistant Vice President

SECURITY AGREEMENT

Signature Page

EXHIBIT A

FORM OF SECURITY JOINDER AGREEMENT

THIS SECURITY JOINDER AGREEMENT dated as of                           , 20     (this “Agreement”), is made by                                                               , a                                  (the “Joining Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; except as provided herein, all capitalized terms used but not defined herein shall have the meanings given to such terms in such Credit Agreement).

RECITALS:

WHEREAS, Sanmina Corporation, a Delaware corporation (the “Borrower”), the lenders and the Issuing Lenders party thereto and the Administrative Agent are party to a Second Amended and Restated Credit Agreement dated as of May 20, 2015 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, certain of its Subsidiaries and the Administrative Agent are party to a Security Agreement dated as of May 20, 2015 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Security Agreement”);

WHEREAS, the Joining Grantor is a Subsidiary of the Borrower and is required by the terms of the Credit Agreement to become a Guarantor and be joined as a party to the Security Agreement as a Grantor (as defined in the Security Agreement); and

WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the Joining Grantor hereby agrees as follows:

1.                                      Joinder.  The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.  Without limiting the generality of the foregoing, the Joining Grantor hereby grants as collateral security for the payment, performance and satisfaction of all of the Secured Obligations (as defined in the Security Agreement), to the Administrative Agent for the benefit of the Secured Parties a first priority security interest in the Collateral (as defined in the Security Agreement) of the Joining Grantor or in which the Joining Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located.

2.                                      Affirmations.  The Joining Grantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs, each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

3.                                      Supplemental Schedules.  Attached to this Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement.  The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to the Joining Grantor and its properties and affairs is true, complete and accurate as of its Applicable Date.

4.                                      Counterparts.  This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Joining Grantor.  Without limiting the foregoing provisions of this Section 4, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Agreement.

5.                                      Delivery.  The Joining Grantor hereby irrevocably waives notice of acceptance of this Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Agreement and the Joining Grantor’s joinder as a party to the Security Agreement as herein provided.

6.                                      Governing Law; Jurisdiction; Etc.  The provisions of Section 28 and Section 29 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

JOINING GRANTOR:

By:
Name:
Title:

SUPPLEMENTAL

SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)

SUPPLEMENTAL

SCHEDULE 9(c)

Deposit Accounts

Grantor	Name of Depository Institution	Address of Depository Institution	Account Number

EXHIBIT J

FORM OF

PLEDGE AGREEMENT

See attached.

J-1

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of May 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is being entered into among SANMINA CORPORATION, a Delaware corporation (the “Borrower” and a “Pledgor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON THAT SHALL BECOME A PARTY HERETO BY EXECUTION OF A PLEDGE JOINDER AGREEMENT (each a “Guarantor” and a “Pledgor” and, together with the Borrower, collectively, the “Pledgors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS:

WHEREAS, the Borrower, Hadco Corporation, a Massachusetts corporation (“Hadco”), Hadco Santa Clara, Inc., a Delaware corporation (“Hadco Santa Clara”), Sanmina-SCI Systems Holdings, Inc., a Delaware corporation (“SSCI Holdings”), SCI Technology, Inc., an Alabama corporation (“SCI Technology” and together with Hadco, Hadco Santa Clara and SSCI Holdings, collectively, the “Existing Subsidiary Borrowers” and individually, an “Existing Subsidiary Borrower”), Sanmina-SCI Systems (Canada) Inc., a Nova Scotia limited company (“SSCI Canada”), SCI Brockville Corp., a Nova Scotia unlimited company (“SCI Brockville” and together with SSCI Canada, collectively, the “Existing Canadian Guarantors” and individually, an “Existing Canadian Guarantor”), the Administrative Agent and the lenders party thereto (the “Existing Lenders”) have entered into that certain Amended and Restated Loan, Guaranty and Security Agreement dated as of March 16, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”);

WHEREAS, the Borrower and the Existing Subsidiary Borrowers have granted liens and security interests in certain of their respective assets to the Administrative Agent securing, among other things, the obligations under the Existing Agreement pursuant to certain provisions set forth in Section 7 of the Existing Agreement (such provisions, collectively, the “Existing Security Provisions”);

WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent, Bank of America, N.A., as Swing Line Lender and an Issuing Lender, the lenders now or hereafter party thereto (the “Lenders”) and the other Issuing Lenders now or hereafter party thereto, the Existing Agreement will be further amended and restated and, in connection therewith, the Existing Subsidiary Borrowers, other than SSCI Holdings, will become Guarantors and SSCI Holdings and the Existing Canadian Guarantors will be released as guarantors and grantors of security interests;

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Administrative Agent and the Lenders is the obligation of the Pledgors to enter into this Agreement, and the Secured

Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Pledgors enter into this Agreement; and

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Pledgors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements.

AGREEMENT:

NOW, THEREFORE, in order to induce (a) the Administrative Agent and the Lenders to amend and restate the Existing Agreement and (b) the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and under the Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree that the Existing Security Provisions are hereby amended and restated in this Agreement, with the effect that the Existing Security Provisions as so amended and restated are hereby continued into this Agreement, and this Agreement shall constitute neither a release nor novation of any liens and security interests arising under any of the Existing Security Provisions nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Agreement or related documents, but rather the liens and security interests in effect under the Existing Security Provisions (other than with respect to the security interests granted by SSCI Holdings and the Existing Canadian Guarantors under the Existing Security Provisions, which will be released as provided under the terms of the Credit Agreement) shall continue in effect on the terms hereof, as follows:

1.             Certain Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.  Terms used in this Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise.  In addition, for purposes of this Agreement, the following terms have the following definitions:

“Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent obligations for which no claim has been made and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made).

“Secured Obligations” means (a) as to the Borrower, all of the Obligations, including, the payment and performance of the obligations and liabilities (whether now existing or hereafter arising) of each Loan Party under (i) the Credit Agreement and each of the other Loan Documents (including this Agreement) to which such Loan Party is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreement and Secured Hedge Agreement to which such Loan Party is now or hereafter becomes a party and (b) as to each Guarantor, the payment and performance of its obligations and liabilities (whether now existing or hereafter

2

arising) under (i) the Guaranty and each of the other Loan Documents (including this Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreement and Secured Hedge Agreement to which it is now or hereafter becomes a party.  Notwithstanding the foregoing, the “Secured Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and “Secured Obligations” shall exclude obligations arising from any Permitted Call Spread Swap Agreement.

“Voting Equity Interests” means, with respect to any Person, the Equity Interests entitled to vote for members of the board of directors or equivalent governing body of such Person.

2.             Pledge of Pledged Interests; Other Collateral.

(a)           Each Pledgor hereby grants as collateral security for the payment, performance and satisfaction of the Secured Obligations to the Administrative Agent for the benefit of the Secured Parties a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest or the power to transfer rights therein, and wheresoever located:

(i)            all Equity Interests in all of its direct Subsidiaries (limited, in the case of each Foreign Subsidiary and each FSCHO to Equity Interests that, when taken with all other Equity Interests pledged hereunder, constitute no more than (x) 65% of the Voting Equity Interests of each First Tier Foreign Subsidiary and each FSHCO and (y) 100% of the other Equity Interests of such Pledgor in each First Tier Foreign Subsidiary and each FSHCO), in each case, whether now existing or hereafter created or acquired (collectively, the “Pledged Interests”), including without limitation the Pledged Interests more particularly described on Schedule I to the Disclosure Letter (such Subsidiaries, together with all other Subsidiaries whose Equity Interests may be required to be subject to this Agreement from time to time, are referred to collectively as the “Pledged Subsidiaries”);

(ii)           all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest;

(iii)          all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

(iv)          all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(v)           all proceeds of any of the foregoing.

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All such Pledged Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (v) of this Section 2 are herein collectively referred to as the “Collateral.”  For the avoidance of doubt, in no event shall the Collateral include more than 65% of the Voting Equity Interests of each First Tier Foreign Subsidiary and each FSHCO.

(b)           Each Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the Administrative Agent at such location as the Administrative Agent shall from time to time designate by written notice pursuant to Section 23 for its custody at all times until termination of this Agreement, release of such Pledgor as a Guarantor or release of such Collateral in connection with any Asset Dispositions or other transfers or dispositions permitted under the Credit Agreement, together with such instruments of assignment and transfer as requested by the Administrative Agent.

(c)           Each Pledgor agrees to execute and deliver, at Pledgor’s expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Administrative Agent may request from time to time to carry out the terms of this Agreement or to protect or enforce the Administrative Agent’s Lien and security interest in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties and further agrees to do and cause to be done upon the Administrative Agent’s reasonable request, at Pledgor’s expense, all things reasonably determined by the Administrative Agent to be necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties, including the prompt payment of all reasonable and documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the Administrative Agent for the benefit of the Secured Parties.  Notwithstanding anything to the contrary in this Agreement or in the Loan Documents, no Pledgor shall be required to take any action to perfect the security interest in any Collateral under the laws of any jurisdiction outside the United States of America.

(d)           All filing fees, advances, charges, costs and expenses, including all documented out-of-pocket fees and expenses of counsel (collectively, “Attorneys’ Costs”), incurred or paid by the Administrative Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Administrative Agent for the benefit of the Secured Parties by the Pledgors in respect of which the same was incurred immediately upon written demand therefor, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(e)           Each Pledgor agrees to register and cause to be registered the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral on its own books and records and the registration books of each of the Pledged Subsidiaries.

(f)            Notwithstanding anything herein to the contrary, on or before June 30, 2015 (as such date may be extended by the Administrative Agent in its sole discretion), to the extent such

4

certificates were not delivered on the date hereof, the Pledgors shall deliver to the Administrative Agent stock certificates with respect to the Collateral (to the extent certificated) listed on Schedule I to the Disclosure Letter, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the applicable Pledgor (it being understood that all covenants undertaken and representations and warranties made in this Agreement are subject to, and qualified by, the foregoing requirement).

3.             Status of Pledged Interests.  Each Pledgor hereby represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)           All of the Pledged Interests are, as of the date of execution of this Pledge Agreement or Pledge Joinder Agreement by each Pledgor pledging such Pledged Interests (such date as applicable with respect to each Pledgor, its “Applicable Date”), and shall at all times thereafter be validly issued and outstanding, and, to the extent applicable, fully paid and non-assessable and constitute (i) 65% of the issued and outstanding Voting Equity Interests (or if any Pledgor shall own less than 65% of such Voting Equity Interests, then 100% of the Voting Equity Interests owned by such Pledgor (or such lesser amount as necessary to ensure that no more than 65% of the issued and outstanding Voting Equity Interests of any First Tier Foreign Subsidiary or any FSHCO constituting a Pledged Subsidiary is pledged in the aggregate by the Pledgors)) and 100% of the other issued and outstanding Equity Interests of each First Tier Foreign Subsidiary and each FSHCO constituting a Pledged Subsidiary and (ii) all of the issued and outstanding Equity Interests of all Domestic Subsidiaries (other than any FSHCO) constituting Pledged Subsidiaries, and are accurately described on Schedule I to the Disclosure Letter.

(b)           Such Pledgor is as at its Applicable Date and shall at all times thereafter (subject to Asset Dispositions or other transfers or dispositions permitted under the Credit Agreement) be the sole registered and record and beneficial owner of the Pledged Interests, free and clear of all Liens (other than Permitted Liens) .  Without limiting the foregoing, the Pledged Interests are not and will not be subject to any voting trust, shareholders agreement, right of first refusal, voting proxy, power of attorney or other similar arrangement (other than the rights hereunder in favor of the Administrative Agent or as permitted by the Credit Agreement).

(c)           At no time shall any Pledged Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a “security” (or as to which the related Pledged Subsidiary has elected to have treated as a “security”) under Article 8 of the UCC (including, for the purposes of this Section, the Uniform Commercial Code of any other applicable jurisdiction) be maintained in the form of uncertificated securities.  With respect to Pledged Interests that are “securities” under the UCC, or as to which the issuer has elected at any time to have such interests treated as “securities” under the UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule I to the Disclosure Letter (as such Schedule may be from time to time updated in accordance with the terms hereof), which share certificates, with stock powers duly executed in blank by such Pledgor, have been delivered to the Administrative Agent or are being delivered to the Administrative Agent simultaneously herewith or, in the case of Additional Interests as defined in Section 22, shall be delivered pursuant to Section 22. In addition, with respect to all Pledged

5

Interests, including Pledged Interests that are not “securities” under the UCC and as to which the applicable Pledged Subsidiary has not elected to have such interests treated as “securities” under the UCC, such Pledgor has at its Applicable Date delivered to the Administrative Agent (or has previously delivered to the Administrative Agent or, in case of Additional Interests shall deliver pursuant to Section 22) Uniform Commercial Code financing statements (or appropriate amendments thereto) duly authorized by such Pledgor and naming the Administrative Agent for the benefit of the Secured Parties as “secured party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on such Pledged Interests, together with all required filing fees.

(d)           It has full corporate power, legal right and lawful authority to execute this Agreement (and any Pledge Joinder Agreement applicable to it) and to pledge, grant a security interest in and transfer its Pledged Interests in the manner and form hereof.

(e)           The pledge and delivery of its Pledged Interests (along with undated stock powers executed in blank, financing statements and other agreements referred to in Section 3(c) hereof) to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement (or any Pledge Joinder Agreement) creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Interests in favor of the Administrative Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations, assuming, in the case of the Pledged Interests which constitute certificated “securities” under the UCC (including, for the  purposes of this Section, the Uniform Commercial Code of any other applicable jurisdiction), continuous and uninterrupted possession by or on behalf of the Administrative Agent in the State of New York.  Such Pledgor will at its own cost and expense defend the Secured Parties’ right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever.

(f)            Except as otherwise expressly provided herein pursuant to an Asset Disposition or other transfer or disposition permitted under the Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Administrative Agent’s prior written consent, which may be withheld for any reason.

(g)           It shall at all times cause the Pledged Interests of such Pledgor that constitute “securities” (or as to which the issuer elects to have treated as “securities”) under the UCC to be represented by the certificates now and hereafter delivered to the Administrative Agent in accordance with Sections 2, 3 and 22 and that it shall cause each of the Pledged Subsidiaries as to which it is the Pledgor not to issue any Equity Interests, or securities convertible into, or exchangeable or exercisable for, Equity Interests, at any time during the term of this Agreement unless the Pledged Interests of such Pledged Subsidiary are issued solely to either (i) such Pledgor who shall within 30 days (or such longer period of time as may be agreed by the Administrative Agent) comply with Sections 3 and 22 with respect to such property or (ii) the Borrower or a Guarantor who shall within 30 days (or such longer period of time as may be agreed by the Administrative Agent) pledge such additional Equity Interests to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 22 or 24, as applicable, on substantially identical terms as are contained herein and deliver or cause to be

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delivered the appropriate documents described in Section 3(c) to the Administrative Agent and take such further actions as the Administrative Agent may reasonably deem necessary in order to perfect a first priority security interest in such Equity Interests.

(h)           As of its Applicable Date, the exact legal name and address, type of Person, jurisdiction of formation, jurisdiction of formation identification number (if any), and location of the chief executive office of such Pledgor are as specified on Schedule II to the Disclosure Letter.  No Pledgor shall change its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent (or such lesser period of time as may be agreed by the Administrative Agent) and taking or causing to be taken all such action at such Pledgor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.

4.             Preservation and Protection of Collateral.

(a)           The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession or as otherwise required by the UCC.

(b)           Each Pledgor agrees to pay when due all material taxes, charges, Liens and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with that used in preparing the Audited Financial Statements and evidenced to the satisfaction of the Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed.  Upon the failure of any Pledgor to so pay or contest such taxes, charges, Liens or assessments, or upon the failure of any Pledgor to pay any amount pursuant to Section 2(c), the Administrative Agent at its option may pay or contest any of them (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest.  All sums so disbursed by the Administrative Agent, including Attorneys’ Costs, and documented court costs, expenses and other charges related thereto, shall be payable on written demand by the applicable Pledgor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c)           Each Pledgor hereby (i) irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Pledgor appearing thereon) financing statements (including amendments thereto and continuations and copies thereof) showing such Pledgor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time reasonably determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, and (ii)

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irrevocably ratifies and acknowledges all such actions disclosed by the Administrative Agent to such Pledgor taken by or on behalf of the Administrative Agent prior to the Applicable Date.

5.             Default.  Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is given full power and authority, then or at any time thereafter while such Event of Default is continuing, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Administrative Agent may elect; and any such sale may be made either at public or private sale at the Administrative Agent’s place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the Administrative Agent may reasonably deem fair; and the Administrative Agent or any other Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or, to the extent permitted by applicable law, right of redemption.  Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law.  Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Administrative Agent.  Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group.  Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the Pledged Subsidiary to register or otherwise qualify the Collateral, even if such Pledged Subsidiary would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law.  Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner.  Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the Pledged Subsidiary’s assets minus its liabilities.  In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.

6.             Proceeds of Sale.  Subject to the Intercreditor Agreement, the net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the documented out-of-pocket expenses (including all Attorneys’ Costs) of

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retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement.  Each Pledgor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral (it being understood that any Pledgor shall not be liable with respect to any such remaining Secured Obligations that constitute Excluded Swap Obligations in respect of such Pledgor).

7.                                      Presentments, Demands and Notices.  The Administrative Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations.

8.                                      Attorney-in-Fact.  Each Pledgor hereby appoints the Administrative Agent as such Pledgor’s attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default and such power of attorney shall terminate on the Facility Termination Date.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

9.                                      Reinstatement.  The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Pledgor or any other Loan Party or otherwise, all as though such payment had not been made.  The provisions of this Section 9 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

10.                               Waiver by the Pledgors.  Each Pledgor waives to the extent permitted by Applicable Law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (iii) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any

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right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties.  Each Pledgor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

11.                               Dividends and Voting Rights.

(a)                                 All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder.

(b)                                 So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of a Pledgor as record and beneficial owner shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms of the Loan Documents.

(c)                                  Upon the occurrence and during the continuance of any Event of Default, all rights of the Pledgors to receive and retain cash dividends and other distributions upon the Collateral shall cease and shall thereupon be vested in the Administrative Agent for the benefit of the Secured Parties, and upon written notice from the Administrative Agent each Pledgor shall promptly deliver, or shall cause to be promptly delivered, all such cash dividends and other distributions with respect to the Pledged Interests to the Administrative Agent (together, if the Administrative Agent shall request, with the documents described in Sections 2(c) and 3(c) or other negotiable documents or instruments so distributed) to be held by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations.  Pending delivery to the Administrative Agent of such property, each Pledgor shall keep such property segregated from its other property and shall be deemed to hold the same in trust for the benefit of the Secured Parties.

(d)                                 Upon the occurrence and during the continuance of any Event of Default, at the option of the Administrative Agent and upon written notice to the Pledgors, all rights of each of the Pledgors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured

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Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Pledgor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

12.                               Continued Powers.  Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Pledgor may have ceased.

13.                               Other Rights.  The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any other Secured Party under any Loan Document or by virtue of any statute or rule of law.  Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

14.                               Anti-Marshaling Provisions.  The right is hereby given by each Pledgor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Pledgor from personal liability for the Secured Obligations.  Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement.  Each Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by Applicable Law or provided herein or in any other Loan Document.

15.                               Entire Agreement.  This Agreement and each Pledge Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent

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with any of the terms hereof.  Except as provided in Sections 21, 22 and 24, neither this Agreement, any Pledge Joinder Agreement nor any Pledge Agreement Supplement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

16.                               Further Assurances.  Subject to the limitations set forth herein and in the Credit Agreement each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or reasonably advisable to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or any Pledge Joinder Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder or thereunder.  Each Pledgor hereby consents and agrees that the Pledged Subsidiaries and all other Persons, shall be entitled to accept the provisions hereof and of the Pledge Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights, privileges, and remedies hereunder and thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Pledgor or any other Person to any of such Pledged Subsidiaries or other Persons.

17.                               Binding Agreement; Assignment.  This Agreement, each Pledge Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective successors and assigns, except that no Pledgor shall be permitted to assign this Agreement, any Pledge Joinder Agreement or any interest herein except as otherwise permitted by the Credit Agreement.  Without limiting the generality of the foregoing sentence of this Section 17, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations).  All references herein to the Administrative Agent shall include any successor thereof.

18.                               Bank Products.  No Cash Management Bank or Hedge Bank that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, the Secured Obligations arising under Bank Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the

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Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

19.                               Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.                               Counterparts.  This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 20, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Agreement.

21.                               Termination.  Subject to the provisions of Section 9, (a) this Agreement and each Pledge Joinder Agreement, and all obligations of the Pledgors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date, and (b) this Agreement and any applicable Pledge Joinder Agreement, and all obligations of a Pledgor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate as to such Pledgor upon the release of such Pledgor as a Guarantor by the Administrative Agent. In connection with any Asset Disposition or other transfer or disposition of Collateral permitted under the Credit Agreement, the security interest granted hereby in such Collateral shall automatically terminate upon consummation of such Asset Disposition or other transfer or disposition without delivery of any instrument or performance of any act by any party. Upon any such termination of this Agreement or release of Collateral in connection with any Asset Dispositions or other transfers or dispositions permitted under the Credit Agreement, the Administrative Agent shall, at the request and sole expense of the applicable Pledgors, promptly deliver to the applicable Pledgors the certificates evidencing its shares of Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests to the extent then held by the Administrative Agent as additional Collateral hereunder), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions at the request of the applicable Pledgors as may be necessary to effect the same.

22.                               Additional Interests.  If any Pledgor shall at any time acquire or hold any additional Pledged Interests, including any Pledged Interests issued by any Subsidiary not listed

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on Schedule I to the Disclosure Letter which are required to be subject to a Lien pursuant to this Agreement by the terms hereof or of any provision of the Credit Agreement (any such shares being referred to herein as the “Additional Interests”), such Pledgor shall deliver to the Administrative Agent for the benefit of the Secured Parties (a) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by such Pledgor and (b) any other document required in connection with such Additional Interests as described in Section 3(c).  Each Pledgor shall comply with the requirements of this Section 22 within 30 days of the acquisition of such Additional Interests (as such time period may be extended by the Administrative Agent) the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 6.09 of the Credit Agreement applies, within the time period specified in such Section 6.09 or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 22 shall not impair the Lien on Additional Interests conferred hereunder.

23.                               Notices.  Any notice required or permitted hereunder shall be given, (a) with respect to each Pledgor, at the address of the Borrower indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24.                               Joinder.  Each Person that shall at any time execute and deliver to the Administrative Agent a Pledge Joinder Agreement substantially in the form attached hereto as Exhibit B shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Pledgor and shall have thereupon pursuant to Section 2 granted a security interest in and collaterally assigned and pledged to the Administrative Agent for the benefit of the Secured Parties all Pledged Interests and other Collateral which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Pledgors or to the parties to this Agreement shall be deemed to include such Person as a Pledgor hereunder.  Each Pledge Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Pledgor executing such Pledge Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

25.                               Rules of Interpretation.  The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and each Pledge Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

26.                               Governing Law; Jurisdiction; Etc.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of

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Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” therein (whether express or by reference to the Borrower as a “party” thereto) being a reference to the Pledgors, and the parties hereto agree to such terms.

27.                               Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of that certain Intercreditor Agreement dated as of June 4, 2014 (as amended, supplemented, restated, replaced, extended or otherwise modified from time to time, the “Intercreditor Agreement”), between Bank of America, N.A., as the ABL Agent, and U.S. Bank National Association, as the Notes Collateral Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Pledge Agreement on the day and year first written above.

PLEDGORS:

SANMINA CORPORATION
HADCO CORPORATION
HADCO SANTA CLARA, INC.
SCI TECHNOLOGY, INC.

By:
Name:
Title:

PLEDGE AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:	Christine Trotter
Title:	Assistant Vice President

PLEDGE AGREEMENT

Signature Page

EXHIBIT A

FORM OF PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT dated as of                           , 20     (this “Supplement”), is made by                                                               , a                                  (the “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given to such terms in such Credit Agreement).

RECITALS:

WHEREAS, Sanmina Corporation, a Delaware corporation (the “Borrower”), the lenders and the Issuing Lenders party thereto and the Administrative Agent are party to a Second Amended and Restated Credit Agreement dated as of May 20, 2015 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”);

WHEREAS, the Pledgor is party to that certain Pledge Agreement dated as of May 20, 2015 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Pledge Agreement”) in favor of the Administrative Agent; and

WHEREAS, the Pledgor has acquired rights in the Pledged Interests (as defined in the Pledge Agreement) listed on Annex A to this Supplement (the “Additional Interests”) and desires to pledge, and evidence its prior pledge, to the Administrative Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement.

AGREEMENT:

NOW, THEREFORE, for valuable consideration hereby acknowledged, the Pledgor hereby agrees as follows:

1.                                      Affirmations.  The Pledgor hereby reaffirms and acknowledges the pledge to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

(a)                                 all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (i) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (ii) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interest;

(b)                                 all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

(c)                                  all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(d)                                 all proceeds of any of the foregoing.

For the avoidance of doubt, in no event shall the Collateral include more than 65% of the Voting Equity Interests of each First Tier Foreign Subsidiary and each FSHCO.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute “Pledged Interests” under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (d) above (the “Additional Collateral”) shall collectively constitute “Collateral” under and are subject to the Pledge Agreement.  Each of the representations and warranties with respect to Pledged Interests and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively.  The Pledgor further represents and warrants that Annex A attached to this Supplement contains a true, correct and complete description of the Additional Interests, and that all other documents requested to be furnished to the Administrative Agent pursuant to Section 3(c) of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Administrative Agent.  The Pledgor further acknowledges that Schedule I to the Disclosure Letter shall be deemed, as to it, to be supplemented as of the date hereof to include the Additional Interests as described on Annex A to this Supplement.

2.                                      Counterparts.  This Supplement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Supplement to produce or account for more than one such counterpart executed by the Pledgor.  Without limiting the foregoing provisions of this Section 2, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Supplement.

3.                                      Governing Law; Jurisdiction; Intercreditor Agreement; Etc.  The provisions of Section 26 and Section 27 of the Pledge Agreement is hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Pledge Agreement Supplement as of the day and year first written above.

PLEDGOR:

By:
Name:
Title:

ANNEX A

(to Pledge Agreement Supplement of                      dated                     )

Additional Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Additional Interest	Total Amount of Class or Type of Additional Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

EXHIBIT B

FORM OF PLEDGE JOINDER AGREEMENT

THIS PLEDGE JOINDER AGREEMENT dated as of                           , 20     (this “Agreement”), is made by                                                               , a                                  (the “Joining Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement).

RECITALS:

WHEREAS, Sanmina Corporation, a Delaware corporation (the “Borrower”), the lenders and the Issuing Lenders party thereto and the Administrative Agent are party to a Second Amended and Restated Credit Agreement dated as of May 20, 2015 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, certain of its Subsidiaries and the Administrative Agent are party to a Pledge Agreement dated as of May 20, 2015 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Pledge Agreement”);

WHEREAS, the Joining Pledgor is a Subsidiary of the Borrower and is required by the terms of the Credit Agreement to become a Guarantor and be joined as a party to the Pledge Agreement as a Pledgor (as defined in the Pledge Agreement); and

WHEREAS, the Joining Pledgor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements.

AGREEMENT:

NOW, THEREFORE, for valuable consideration hereby acknowledged, the Joining Pledgor hereby agrees as follows:

1.                                      Joinder.  The Joining Pledgor hereby irrevocably, absolutely and unconditionally becomes a party to the Pledge Agreement as a Pledgor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Pledgor or to which each Pledgor is subject thereunder, all with the same force and effect as if the Joining Pledgor were a signatory to the Pledge Agreement.  Without limiting the generality of the foregoing, the Joining Pledgor hereby grants as collateral security for the payment, performance and satisfaction of all of the Secured Obligations (as defined in the Pledge Agreement), to the Administrative Agent for the benefit of the Secured Parties a first priority security interest in the Pledged Interests (as defined in the Pledge Agreement) and all other property constituting Collateral (as defined in the Pledge

Agreement) of the Joining Pledgor or in which the Joining Pledgor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located.

2.                                      Affirmations.  The Joining Pledgor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs, each of the waivers, representations, warranties, acknowledgements and certifications applicable to such Pledgor contained in the Pledge Agreement.

3.                                      Supplemental Schedules.  Attached to this Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Pledge Agreement.  The Joining Pledgor represents and warrants that the information contained on each of the Supplemental Schedules with respect to the Joining Pledgor and its properties and affairs is true, complete and accurate as of its Applicable Date.

4.                                      Counterparts.  This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Joining Pledgor.  Without limiting the foregoing provisions of this Section 4, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Agreement.

5.                                      Delivery.  The Joining Pledgor hereby irrevocably waives notice of acceptance of this Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Agreement and the Joining Pledgor’s joinder as a party to the Pledge Agreement as herein provided.

6.                                      Governing Law; Jurisdiction; Intercreditor Agreement; Etc.  The provisions of Section 26 and Section 27 of the Pledge Agreement is hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Pledgor has duly executed and delivered this Pledge Joinder Agreement as of the day and year first written above.

JOINING PLEDGOR:

By:
Name:
Title:

SUPPLEMENTAL

SCHEDULE I

Pledged Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

SUPPLEMENTAL

SCHEDULE II

Pledgor Information

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office

EXHIBIT K

FORM OF

GUARANTY

See attached.

K-1

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT dated as of May 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is being entered into among EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER AGREEMENT (each a “Guarantor” and collectively the “Guarantors”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

WHEREAS, pursuant to a Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sanmina Corporation, a Delaware corporation (the “Borrower”), the Administrative Agent, Bank of America, N.A., as Swing Line Lender and an Issuing Lender, and the lenders now or hereafter party thereto (the “Lenders”) and the other Issuing Lenders now or hereafter party thereto, which amends and restates the Existing Agreement, the Lenders and the Issuing Lenders have agreed to provide to the Borrower a revolving credit facility with a letter of credit subfacility and a swing line subfacility;

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Guarantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements;

WHEREAS, it is a condition precedent to the Secured Parties’ obligations to make and maintain the extensions of credit described above that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent; and

WHEREAS, each Guarantor is, directly or indirectly, a Subsidiary of the Borrower, engaged in interrelated business with the Loan Parties and will materially benefit from the extensions of credit described above because they will be used in part to enable the Loan Parties to make valuable transfers to the Guarantors in connection with the operation of their respective businesses and they will enhance the overall financial strength and stability of the Borrower’s consolidated group of companies, including the Guarantors.

AGREEMENT:

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1.                                      Guaranty.  Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below).  For all purposes of this Agreement, “Guaranteed Liabilities” means:  (a) the Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including principal, interest, premiums, fees and documented and out-of-pocket expenses (including all documented and out-of-pocket fees and expenses of counsel required to be paid or reimbursed under any Loan Document (collectively, “Attorneys’ Costs”)); (b) each Loan Party’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such Loan Party under the Credit Agreement, the Notes and all other Loan Documents; and (c) the prompt payment in full by each Loan Party, when due or declared due and at all such times, of obligations and liabilities now or hereafter arising under the Secured Cash Management Agreements and Secured Hedge Agreements; provided that the Guaranteed Liabilities of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.  The Guarantors’ obligations to the Secured Parties under this Agreement are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”.  Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Guaranteed Liabilities.

The Guarantors’ Obligations are secured by various Security Documents referred to in the Credit Agreement, including the Security Agreement and the Pledge Agreement.

2.                                      Payment.  If the Borrower or any other Loan Party shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fees (including, but not limited to, Attorneys’ Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement or any other Loan Document, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default, then any or all of the Guarantors will, upon written demand thereof by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Secured Parties, subject to any restriction on each Guarantor’s Obligations set forth in Section 1, an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing, including for this purpose, in the event of any Event of Default under Section 8.01(i) of the Credit Agreement (and irrespective of the applicability of any restriction on acceleration or other action as against any other Loan Party under any Debtor Relief Laws), the entire outstanding or accrued amount of all Obligations.  For purposes of this Section 2, the Guarantors acknowledge and agree that “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, premium, fees) which would have been accelerated in accordance with Section 8.02 of the Credit Agreement but for the fact that such acceleration could be unenforceable or not allowable under any Debtor Relief Law.

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3.                                      Absolute Rights and Obligations.  This is a guaranty of payment and not of collection.  The Guarantors’ Obligations under this Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by Applicable Law, any defense to its obligations under this Agreement and all Security Documents to which it is a party by reason of:

(a)                                 any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)                                 any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)                                  any acceleration of the maturity of any of the Guaranteed Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)                                 any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantor’s Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)                                  any dissolution of the Borrower, any other Loan Party or any other party to a Related Agreement, or the combination or consolidation of the Borrower, any other Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower, any other Loan Party or any other party to a Related Agreement;

(f)                                   any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)                                  the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other Loan Document now or hereafter in effect);

(h)                                 any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to

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the payment or performance of any of the Guaranteed Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement; or

(i)                                     any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any other Loan Party) which might in any manner or to any extent vary the risks of such Guarantor or Loan Party, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Agreement and the Guarantors’ Obligations hereunder and under each Guaranty Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

4.                                      Currency and Funds of Payment.  All Guarantors’ Obligations for payment will be paid in Dollars and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower or any other Loan Party, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower or any other Loan Party of any or all of the Guaranteed Liabilities.

5.                                      Events of Default.  Without limiting the provisions of Section 2, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, each of the Guaranteed Liabilities and the Guarantors’ Obligations shall immediately be and become due and payable.

6.                                      Subordination.  Until this Agreement is terminated in accordance with Section 22, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (a) by the Borrower, to the payment in full of the Guaranteed Liabilities, (b) by every other Guarantor (an “obligated guarantor”), to the payment in full of the Guarantors’ Obligations of such obligated guarantor, and (c) by each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or any Secured Cash Management Agreement or Secured Hedge Agreement; provided that payment of any such debts, liabilities or obligations may be paid by the Borrower or any Guarantor unless payment thereof is prohibited by the Interco Subordination Agreement.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Liabilities, the Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

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7.                                      Suits.  Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on written demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors.  At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Loan Party, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3.

8.                                      Set-Off and Waiver.  Each Guarantor waives, to the extent permitted by Applicable Law, any right to assert any reduction of such Guarantor’s Obligations as a result of any counterclaim, set-off, recoupment or cross claim such Guarantor may now or at any time hereafter have against the Borrower, any other Loan Party or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor.  Each Guarantor agrees that each Secured Party shall have a lien for all the Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged or mortgaged to the Administrative Agent pursuant to the Security Agreement, whether now existing or hereafter established, and hereby authorizes each Secured Party at any time or times from and after the occurrence of an Event of Default and during the continuance thereof with or without prior notice to apply such balances or any part thereof to such of the Guarantor’s Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement (but subject to the limitation on each Guarantor’s Obligations set forth in Section 1) as they may elect.  For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same is put in transit to it by mail or courier or by other bailee.

9.                                      Waiver of Notice; Subrogation.

(a)                                 Each Guarantor hereby waives to the extent permitted by Applicable Law notice of the following events or occurrences:  (i) acceptance of this Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3.  Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect

5

impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)                                 Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon written demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Loan Party or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by the Borrower, any other Loan Party or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c)                                  Each Guarantor further agrees that with respect to this Agreement, such Guarantor shall not exercise any of its rights of subrogation, reimbursement, contribution, indemnity or recourse to security for the Guaranteed Liabilities until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets.  If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Agreement in accordance with the provisions of Section 22, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect.  The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Agreement in any manner, including but not limited to termination in accordance with Section 22, and occurrence of the Facility Termination Date.  As used in this Agreement, “Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent obligations for which no claim has been made and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made).

10.                               Effectiveness; Enforceability.  This Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with

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Section 22.  Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to such Guarantor in accordance with Section 24.

11.                               Representations and Warranties.  Each Guarantor warrants and represents to the Administrative Agent, for the benefit of the Secured Parties, that (a) it is duly authorized to execute and deliver this Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Agreement; (b) this Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; (c) this Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding in equity or at law); and (d) such Guarantor’s execution, delivery and performance of this Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) do not violate or constitute a breach of (i) any of its Organic Documents, (ii) any material agreement or instrument to which such Guarantor is a party, or (iii) any Applicable Law to which it or its properties or operations is subject.

12.                               Expenses and Indemnity.  Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable and documented fees and expenses, including Attorneys’ Costs, incurred by any Secured Party in connection with the enforcement of this Agreement, whether or not suit be brought.  Without limitation of any other obligations of any Guarantor or remedies of the Administrative Agent or any other Secured Party under this Agreement, each Guarantor shall, to the fullest extent permitted by Applicable Law, indemnify, defend and save and hold harmless the Administrative Agent and each other Secured Party from and against, and shall pay on written demand, any and all damages, losses, liabilities and expenses (including Attorneys’ Costs) that may be suffered or incurred by the Administrative Agent or such Secured Party in connection with or as a result of any failure of any Guaranteed Liabilities to be the legal, valid and binding obligations of the Borrower or any other applicable Loan Party enforceable against the Borrower or such other applicable Loan Party in accordance with their terms.  The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Liabilities and termination of this Agreement.

13.                               Reinstatement.  Each Guarantor agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14.                               Attorney-in-Fact.  To the extent permitted by Applicable Law, each Guarantor hereby appoints the Administrative Agent, for the benefit of the Secured Parties, as such Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an

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interest and is irrevocable, and such power of attorney shall terminate on the Facility Termination Date; provided that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15.                               Reliance.  Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:  (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Agreement and any Guaranty Joinder Agreement (“Other Information”), and has full and complete access to the Loan Parties’ books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Agreement (and any Guaranty Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Borrower and the other Loan Parties, such Persons’ financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Agreement (and any Guaranty Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Loan Parties or the Loan Parties’ financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Agreement (and any Guaranty Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision.  Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or any other Loan Party or such Persons’ financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16.                               Rules of Interpretation.  The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and each Guaranty Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17.                               Entire Agreement.  This Agreement and each Guaranty Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements, understandings, inducements, commitments or conditions,

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express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  Except as provided in Sections 22 and 25, neither this Agreement nor any Guaranty Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18.                               Binding Agreement; Assignment.  This Agreement, each Guaranty Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Agreement, any Guaranty Joinder Agreement or any other interest herein or therein except as expressly permitted herein or in the Credit Agreement.  Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof concerning assignments and participations.  All references herein to the Administrative Agent shall include any successor thereof.

19.                               Bank Products.  No Cash Management Bank or Hedge Bank that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder (including the release, impairment or modification of any Guarantors’ Obligations or security therefor) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Bank Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

20.                               Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions

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the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21.          Counterparts.  This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Guarantors against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 21, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Agreement.

22.          Termination.  Subject to reinstatement pursuant to Section 13, this Agreement and each Guaranty Joinder Agreement, and all of the Guarantors’ Obligations hereunder (excluding those Guarantors’ Obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

23.          Remedies Cumulative; Late Payments.  All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments.  The making of the Loans and other credit extensions pursuant to the Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Guaranteed Liabilities pursuant to the terms hereof.  Any amounts not paid when due under this Agreement shall bear interest at the Default Rate.

24.          Notices.  Any notice required or permitted hereunder or under any Guaranty Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Borrower indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

25.          Joinder.  Each Person that shall at any time execute and deliver to the Administrative Agent a Guaranty Joinder Agreement substantially in the form attached hereto as Exhibit A shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to this Agreement shall be deemed to include such Person as a Guarantor hereunder.

26.          Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT

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(EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS  AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 24.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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27.          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

28.          Keepwell.  Each Qualified ECP Guarantor (as defined below) at the time the Guarantee under this Agreement or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents to which it is a party in respect of Swap Obligations that would, in the absence of this Section 28, otherwise constitute Excluded Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 28 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section 28 shall remain in full force and effect until the Facility Termination Date.  Each Qualified ECP Guarantor intends this Section 28 to constitute, and this Section 28 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.  As used herein, “Qualified ECP Guarantor” means, at any time, each Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

GUARANTORS:

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SCI TECHNOLOGY, INC.

By:
Name:
Title:

GUARANTY AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative
Agent

By:
Name:	Christine Trotter
Title:	Assistant Vice President

GUARANTY AGREEMENT

Signature Page

EXHIBIT A

FORM OF GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT dated as of                           , 20     (this “Guaranty Joinder Agreement”), is made by                                                               , a                                  (the “Joining Guarantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings provided therefor in the Credit Agreement).

RECITALS:

WHEREAS, Sanmina Corporation, a Delaware corporation (the “Borrower”), the lenders and the Issuing Lenders party thereto and the Administrative Agent are party to a Second Amended and Restated Credit Agreement dated as of May 20, 2015 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”);

WHEREAS, certain Subsidiaries of the Borrower are party to a Guaranty Agreement dated as of May 20, 2015 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Guaranty”) in favor of the Administrative Agent;

WHEREAS, the Joining Guarantor is a Subsidiary of the Borrower and is required by the terms of the Credit Agreement to be joined as a party to the Guaranty as a Guarantor (as defined in the Guaranty); and

WHEREAS, the Joining Guarantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the Joining Guarantor hereby agrees as follows:

1.             Joinder.  The Joining Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the Guaranty as a Guarantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Administrative Agent for the benefit of the Secured Parties of the payment and performance in full of the Guaranteed Liabilities (as defined in the Guaranty) whether now existing or hereafter arising, all with the same force and effect as if the Joining Guarantor were a signatory to the Guaranty.

2.             Affirmations.  The Joining Guarantor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Guaranty.

3.             Counterparts.  This Guaranty Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Guarantor.  Without limiting the foregoing provisions of this Section 4, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Guaranty Joinder Agreement.

4.             Delivery.  The Joining Guarantor hereby irrevocably waives notice of acceptance of this Guaranty Joinder Agreement and acknowledges that the Guaranteed Liabilities are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Guaranty Joinder Agreement and the Joining Guarantor’s joinder as a party to the Guaranty as herein provided.

5.             Governing Law; Jurisdiction; Waiver of Jury Trial; Etc.  The provisions of Sections 26 and 27 of the Guaranty are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Guarantor has duly executed and delivered this Guaranty Joinder Agreement as of the day and year first written above.

JOINING GUARANTOR:

By:
Name:
Title:

EXHIBIT L

FORM OF

ITNERCO SUBORDINATION AGREEMENT

See attached.

L-1

AMENDED AND RESTATED INTERCO SUBORDINATION AGREEMENT

This AMENDED AND RESTATED INTERCO SUBORDINATION AGREEMENT, dated as of May 20, 2015 (as it may be amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), is made by and among SANMINA CORPORATION (“Borrower”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF BORROWER PARTY HERETO AS A SUBORDINATED CREDITOR AND EACH OTHER SUBSIDIARY OF BORROWER THAT MAY FROM TIME TO TIME BECOME A PARTY HERETO AS A SUBORDINATED CREDITOR PURSUANT TO SECTION 12 (collectively, the “Subordinated Creditors”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF BORROWER PARTY HERETO AS A GUARANTOR AND EACH OTHER SUBSIDIARY OF BORROWER THAT MAY FROM TIME TO TIME BECOME A PARTY HERETO AS A GUARANTOR PURSUANT TO SECTION 12 (collectively, the “Guarantors” and together with Borrower, collectively, the “Loan Parties”) and BANK OF AMERICA, N.A., as administrative agent for the Secured Parties under the Senior Debt Agreement (together with any successor administrative agent, the “Administrative Agent”).

RECITALS

WHEREAS, Borrower, certain of its Subsidiaries and Administrative Agent have entered into that certain Interco Subordination Agreement dated as of November 19, 2008 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Interco Subordination Agreement”), which was delivered in connection with that certain Loan, Guaranty and Security Agreement dated as of November 19, 2008 (the “Original Agreement”) among the Borrower, Hadco Corporation, a Massachusetts corporation (“Hadco”), Hadco Santa Clara, Inc., a Delaware corporation (“Hadco Santa Clara”), Sanmina-SCI Systems Holdings, Inc., a Delaware corporation (“SSCI Holdings”), SCI Technology, Inc., an Alabama corporation (“SCI Technology” and together with Hadco, Hadco Santa Clara and SSCI Holdings, collectively, the “Existing Subsidiary Borrowers” and individually, an “Existing Subsidiary Borrower”), Sanmina-SCI Systems (Canada) Inc., a Nova Scotia limited company (“SSCI Canada”), SCI Brockville Corp., a Nova Scotia unlimited company (“SCI Brockville” and together with SSCI Canada, collectively, the “Existing Canadian Guarantors” and individually, an “Existing Canadian Guarantors”), the Administrative Agent and the lenders party thereto;

WHEREAS, the Original Agreement was amended and restated pursuant to that certain Amended and Restated Loan, Guaranty and Security Agreement dated as of March 16, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”) among Borrower, the Existing Subsidiary Borrowers, the Existing Canadian Guarantors, Administrative Agent and the lenders party thereto;

WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Debt Agreement” and collectively with the other documents contemplated by the Senior Debt Agreement, the “Senior Debt Documents”), among Borrower, Administrative Agent and the lenders party thereto from time to time (the “Lenders”), the Existing Agreement will be further amended and restated and, in connection therewith, the Existing Subsidiary Borrowers (other than SSCI Holdings) will become Guarantors and SSCI Holdings and the Existing Canadian Guarantors will be released as guarantors;

WHEREAS, each of the Loan Parties is now or may hereafter from time to time become indebted or otherwise obligated to the Subordinated Creditors in respect of Debt related to or resulting from intercompany loans, advances or other indebtedness from any such Subordinated Creditor (any and all such present and future Indebtedness owing to the Subordinated Creditors (whether created directly or acquired by assignment or otherwise), and interest, premiums and fees, if any, thereon and other amounts payable in respect thereof and all rights and remedies of the Subordinated Creditors with respect thereto, being referred to herein as the “Intercompany Subordinated Debt”);

WHEREAS, pursuant to Section 7.01(i) of the Senior Debt Agreement, Debt of any Loan Party owed to another Loan Party or a Subsidiary is permitted only if the parties thereto have executed and delivered to Administrative Agent a counterpart of this Agreement;

WHEREAS, each Subordinated Creditor has duly authorized the execution, delivery and performance of this Agreement; and

WHEREAS, it is in the best interests of each of the Subordinated Creditors and the Loan Parties to execute this Agreement inasmuch as each such party will derive substantial direct and indirect benefits from credit extensions made to Borrower by the Lenders pursuant to the Senior Debt Agreement;

NOW, THEREFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Existing Interco Subordination Agreement is hereby amended and restated in its entirety by this Agreement and agree as follows:

AGREEMENT

SECTION 1.  Definitions. Terms used but not defined herein have the meanings given to them in the Senior Debt Agreement. As used in this Agreement, the following terms shall have the meanings specified below:

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Borrower” is defined in the preamble.

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“Default” and “Event of Default” have the meanings assigned to such terms in the Senior Debt Agreement.

“Intercompany Subordinated Debt” is defined in the second recital.

“Lenders” is defined in the first recital.

“Obligations” is defined in the Senior Debt Agreement.

“Senior Creditors” means the Secured Parties (as defined in the Senior Debt Agreement).

“Senior Debt Agreement” is defined in the first recital.

“Senior Debt Documents” is defined in the first recital.

“Senior Indebtedness” is defined in Section 2(a).

“Subordinated Creditors” is defined in the preamble.

“Supplemental Agreement” is defined in Section 12.

SECTION 2.  Agreement to Subordinate. (a) Each of the Loan Parties and the Subordinated Creditors agrees that the Intercompany Subordinated Debt is and shall be subordinate and rendered junior in right of payment to the prior payment in cash in full of all Obligations of any Loan Party now existing or hereafter arising under the Senior Debt Documents, whether for (i) principal, (ii) interest (including interest accruing after the filing of a petition initiating any proceeding referred to in Section 3(a), whether or not allowed as a claim in such proceeding) and premiums, (iii) costs, (iv) fees (including reasonable and documented attorneys’ fees and disbursements), (v) expenses, and (vi) otherwise (the Obligations specified in clauses (a)(i) through (a)(vi) above are referred to collectively as the “Senior Indebtedness”). For purposes of this Agreement, “subordinate and rendered junior in right of payment” means that no part of the Intercompany Subordinated Debt shall have any claim to the assets of any Loan Party on a parity with or prior to the claim of the Senior Indebtedness. Moreover, for purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been “paid in cash in full” until (i) the Aggregate Commitments have terminated, (ii) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made) and (iii) the Senior Creditors shall have received full payment of the Obligations and the other Senior Indebtedness in cash (other than (x) contingent obligations for which no claim has been made and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), which payment shall have been retained by the Senior Creditors for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors’ rights laws (“paid in cash in full” and “payment in cash in full” have meanings correlative thereto). To the extent permitted by applicable law, each of the Loan Parties and the Subordinated Creditors waive notice of acceptance of this Agreement by the Senior Creditors, and to the extent permitted by applicable law, the

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Subordinated Creditors waive notice of and consent to the making, amount and terms of the Senior Indebtedness which may exist or be created from time to time and any renewal, extension, amendment or modification thereof, and any other lawful action which any Senior Creditor or Senior Creditors, in its and their sole and absolute discretion may take or omit to take with respect thereto. The provisions of this Section 2 shall constitute a continuing offer made for the benefit of and to all the Senior Creditors.

(b)                                 In the event that any Loan Party shall make, and/or any Subordinated Creditor shall receive, any payment on Intercompany Subordinated Debt in contravention of this Agreement or the terms of the Senior Debt Agreement, then and in any such event such payment shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be promptly paid over and delivered to the Administrative Agent.

(c)                                  No Loan Party shall make, and no Subordinated Creditor shall receive or accept, any payment in respect of any Intercompany Subordinated Debt if a Default of the nature set forth in Section 8.01(i) of the Senior Debt Agreement or any Event of Default under Section 8.01(a) of the Senior Debt Agreement has occurred and is continuing or would result therefrom; unless and until (i) the Senior Indebtedness has been paid in cash in full, (ii) in the case of an Event of Default under Section 8.01(a) of the Senior Debt Agreement, such Event of Default has been cured or waived, or (iii) the Administrative Agent has otherwise consented in writing.

SECTION 3.  In Furtherance of Subordination. (a) Upon any distribution of all or any of the assets of the Loan Parties in the event of:

(a)                                 any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to such Loan Parties, or to its creditors, as such, or to its assets,

(b)                                 except as permitted in the Senior Debt Agreement, any liquidation, dissolution or other winding up of any Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

(c)                                  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party,

then, and in any such event, unless the Administrative Agent shall otherwise agree in writing, the Senior Creditors shall receive payment in cash in full of all amounts due or to become due (whether or not the Senior Indebtedness has been declared due and payable prior to the date on which the Senior Indebtedness would otherwise have become due and payable) on or in respect of all Senior Indebtedness (including post-petition interest) before the Subordinated Creditors or anyone claiming through or on their behalf (including any receiver, trustee, or otherwise) are entitled to receive any payment on account of principal of (or premium, if any) or interest on or other amounts payable in respect of the Intercompany Subordinated Debt, and to that end, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event, shall be paid or delivered

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directly to the Administrative Agent for the application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in cash in full.

(b)                                 If any proceedings, liquidation, dissolution or winding up referred to in clause (a) above is commenced by or against any Loan Party,

(a)                                 the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Loan Parties, the Subordinated Creditors or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Intercompany Subordinated Debt above and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Intercompany Subordinated Debt or enforcing any security interest or other lien securing payment of the Intercompany Subordinated Debt) as the Administrative Agent may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent or the Senior Creditors hereunder; provided that, if the Administrative Agent takes such action, the Administrative Agent shall apply all proceeds first to the payment of the costs of enforcement of this Agreement, and second to the payment of the Senior Indebtedness pursuant to Section 8.03 of the Senior Debt Agreement; and

(b)                                 the Subordinated Creditors shall duly and promptly take such action as the Administrative Agent may request (A) to collect the Intercompany Subordinated Debt for the account of the Administrative Agent and to file appropriate claims or proofs of claim in respect of the Intercompany Subordinated Debt; (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as the Administrative Agent may reasonably request to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Intercompany Subordinated Debt; and (C) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Intercompany Subordinated Debt

(c)                                  All payments or distributions of assets of any Loan Party, whether in cash, property or securities, upon or with respect to the Intercompany Subordinated Debt which are received by the Subordinated Creditors contrary to the provisions of this Agreement shall be received in trust for the benefit of the Senior Creditors, shall be segregated from other funds and property held by the Subordinated Creditors and shall be paid over forthwith to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied, as set forth in Section 8.03 of the Senior Debt Agreement (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness, whether matured or unmatured, in accordance with the terms of this Agreement.

(d)                                 The Administrative Agent is hereby authorized to demand specific performance of this Agreement, whether any Loan Party or any Subordinated Creditor shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditors or

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any one of them shall have failed to comply with any of the provisions of this Agreement applicable to it. To the extent permitted by applicable law, the Subordinated Creditors hereby irrevocably waive any defense (other than the defense of payment in full of the Senior Indebtedness) based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

SECTION 4.  No Enforcement or Commencement of Any Proceedings. Each Subordinated Creditor agrees that, so long as any Senior Indebtedness shall remain unpaid, except as permitted by the Senior Debt Documents, it will not accelerate the maturity of the Intercompany Subordinated Debt or commence, or join with any creditor other than the Administrative Agent or the Senior Creditors in commencing any proceeding referred to in Section 3(a).

SECTION 5.  Rights of Subrogation. The Subordinated Creditors agree that no payment or distribution to the Administrative Agent pursuant to the provisions of this Agreement shall entitle the Subordinated Creditors to exercise any rights of subrogation in respect thereof until all Senior Indebtedness has been paid in cash in full. To the extent permitted by applicable law, the Subordinated Creditors agree that the subordination provisions contained herein shall not be affected by any action, or failure to act, by the Administrative Agent that results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of the Subordinated Creditors against any Loan Party.

SECTION 6.  Subordination Legend; Further Assurances. The Subordinated Creditors and the Loan Parties will cause each note and instrument evidencing the Intercompany Subordinated Debt to be endorsed with the following legend:

“PAYMENT OF THE PRINCIPAL OF, AND INTEREST ON, THIS NOTE IS EXPRESSLY SUBORDINATED AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INTERCO SUBORDINATION AGREEMENT REFERRED TO BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCO SUBORDINATION AGREEMENT DATED AS OF MAY 20, 2015, AMONG THE PAYEE, THE PAYOR, EACH OTHER OBLIGOR PARTY THERETO AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT.”

Each of the Subordinated Creditors and the Loan Parties hereby agrees to mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement. Each of the Subordinated Creditors and the Loan Parties will at its expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Administrative Agent may reasonably request to protect any right or interest granted or purported to be granted hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder.

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SECTION 7.  No Change in or Disposition of Intercompany Subordinated Debt. The Subordinated Creditors will not, without the prior written consent (which consent will not be unreasonably withheld, delayed or conditioned) of the Administrative Agent:

(a)                                 Except as otherwise permitted by the Senior Debt Agreement, sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of any of the Intercompany Subordinated Debt (except to Borrower or a Subsidiary of Borrower, provided that, such Person agrees to be obligated as a Subordinated Creditor hereunder and a pledgor of such Intercompany Subordinated Debt under the Senior Debt Agreement);

(b)                                 permit the terms of any of the Intercompany Subordinated Debt to be changed in such a manner as to have a material adverse effect upon the rights or interests of the Senior Creditors or the Administrative Agent; or

(c)                                  upon the occurrence and during the continuation of any Default of the nature set forth in Section 8.01(i) of the Senior Debt Agreement, or an Event of Default under Section 8.01(a) of the Senior Debt Agreement, take, or permit to be taken, any action to assert, collect or enforce the Intercompany Subordinated Debt or any part thereof; provided, however, that the foregoing shall not prohibit the Subordinated Creditors from filing proofs of claim to preserve their rights with respect to any Intercompany Subordinated Debt.

SECTION 8.  Agreement by the Loan Parties. The Loan Parties agree that they will not make any payment on any of the Intercompany Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

SECTION 9.  Power of Attorney; Acknowledgment. Each Subordinated Creditor and each Loan Party hereby irrevocably authorizes and appoints Borrower as such Person’s attorney-in-fact, with full authority in the place and stead of such Person, and in the name of such Person, and Borrower is hereby authorized by such Person from time to time in Borrower’s discretion, to (i) take any action and to execute any instrument that Borrower may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, and (ii) receive or give all representations, notices and communications to and from the Administrative Agent, with such representations, notices and communications effective and binding on each such Subordinated Creditor and Loan Party, where such notice or communication is in writing and sent to Borrower in accordance with Section 15.

SECTION 10.  Obligations Hereunder Not Affected. To the extent permitted by applicable law, all rights and interest of the Senior Creditors and the Administrative Agent hereunder, and all agreements and obligations of the Subordinated Creditors and the Loan Parties hereunder, shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any document evidencing Senior Indebtedness;

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(b)                                 any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to departure from any of the documents evidencing or relating to the Senior Indebtedness;

(c)                                  any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Senior Debt Document, for all or any of the Senior Indebtedness;

(d)                                 any failure of any Senior Creditor or the Administrative Agent to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document;

(e)                                  any reduction, limitation, impairment or termination of the Senior Indebtedness for any reason (other than the payment in full of the Senior Indebtedness), including any claim of waiver, release, surrender, alteration or compromise, and such rights and interest of the Senior Creditors and the Administrative Agent, and such agreements and obligations of the Subordinated Creditors and the Loan Parties, shall not be subject to (and each Loan Party and each Subordinated Creditor hereby waive any right to or claim of) any defense (other than the defense of payment in full of the Senior Indebtedness) or set-off, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Indebtedness; and

(f)                                   any other circumstance that might otherwise constitute a defense (other than the defense of payment in full of the Senior Indebtedness) available to, or a discharge of, the Loan Parties in respect of the Senior Indebtedness or the Subordinated Creditors in respect of this Agreement.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the Administrative Agent upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made. The Subordinated Creditors acknowledge and agree that the Senior Creditors and the Administrative Agent may in accordance with the terms of the applicable Senior Debt Document, without notice or demand and without affecting or impairing the Subordinated Creditors’ obligations hereunder, from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Indebtedness, to the extent applicable, or any part thereof, including increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security or guaranties for the payment of the Senior Indebtedness and exchange, enforce, foreclose upon, waive and release any such security or guaranty; (iii) apply such security and direct the order or manner of sale thereof as Administrative Agent, any such Senior Creditor, in its sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, the Loan Parties or other obligors; and (v) exercise or refrain from exercising any rights against the Loan Parties or any other Person.

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SECTION 11.  Representations and Warranties. Each of the Subordinated Creditors, in respect of itself and the Intercompany Subordinated Debt owing to it, and each of the Loan Parties, as the case may be, hereby represents and warrants as follows:

(a)                                 such Subordinated Creditor owns the Intercompany Subordinated Debt payable to it now outstanding free and clear of any Lien other than pursuant to the Senior Debt Agreement; and

(b)                                 this Agreement constitutes a legal, valid and binding obligation of such Subordinated Creditor or such Loan Party, as applicable, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally), general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 12.  Additional Subordinated Creditors/Guarantors. Upon the execution and delivery to the Administrative Agent by any Person of a supplemental agreement in substantially the form of Exhibit A attached hereto (each, a “Supplemental Agreement”), which Supplemental Agreement need not be executed by any other party hereto, and the acceptance thereof by the Administrative Agent, such Person shall be a Subordinated Creditor or Guarantor hereunder, as the case may be, and each reference in this Agreement to a “Subordinated Creditor” or “Guarantor”, as the case may be, shall include such Person and, in the case of a Person becoming a Subordinated Creditor, each reference in any other Senior Debt Document to a “Subordinated Creditor” shall include such Person.

SECTION 13.  Amendments, Waivers. No amendment or waiver of any provision of this Agreement and no consent or departure by the Subordinated Creditors or the Loan Parties herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the other parties hereto, and then such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Any waiver, forbearance, failure or delay, by the Administrative Agent in exercising, or the exercise or beginning of exercise by the Administrative Agent of, any right, power or remedy, simultaneous or later shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of the Administrative Agent shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed or authorized by the Administrative Agent.

SECTION 14.  Expenses. The Subordinated Creditors and the Loan Parties jointly and severally agree to pay, upon demand, to the Administrative Agent any and all reasonable costs and expenses, including reasonable attorneys’ fees and disbursements, that the Administrative Agent may incur in connection with the exercise or enforcement of any of rights or interest of the Administrative Agent hereunder.

SECTION 15.  Address for Notices. All notices and other communications provided for hereunder shall be in writing and, if to the Subordinated Creditors, mailed (registered or certified, return receipt requested) or telecopied or hand delivered or delivered via overnight

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courier to any of them, addressed to such party, in care of Sanmina Corporation, at the address of the Borrower listed in the Senior Debt Agreement, if to the Loan Parties or the Administrative Agent, mailed (registered or certified, return receipt requested) or hand delivered or delivered via overnight courier to such party, addressed to such party, in care of Sanmina Corporation, at the address of Borrower or Administrative Agent (as the case may be) listed in Schedule 10.02 of the Senior Debt Agreement, or as to each party or other Person at such other address as shall be designated by such party or Person in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and communications shall be effective when received, if sent by mail or delivery service or when transmitted by telecopy, each in the manner provided above.

SECTION 16.  Entire Agreement, Severability. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof.  If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

SECTION 17.  Cumulative Rights. The rights, powers and remedies of Administrative Agent under this Agreement shall be in addition to all rights, powers and remedies given to Administrative Agent by virtue of any contract, statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently. The parties hereto expressly acknowledge and agree that the Senior Creditors are intended, and by this reference expressly made, third-party beneficiaries of the provisions of this Agreement.

SECTION 18.  Continuing Agreement. This Agreement is a continuing agreement of subordination and the Senior Creditors may, from time to time and without notice to the Subordinated Creditors, extend credit to or make other financial arrangements with Borrower in reliance hereon. This Agreement shall (a) remain in full force and effect until the Senior Indebtedness shall have been paid in cash in full, (b) be binding upon the Subordinated Creditors, the Loan Parties and their respective successors, transferees and assigns, and (c) inure to the benefit of and be enforceable by the Administrative Agent and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Senior Creditor may, subject to the terms and provisions of the applicable Senior Debt Document, assign or otherwise transfer the Senior Indebtedness held by it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Creditor or the Administrative Agent herein or otherwise.

SECTION 19.  GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 20.  SUBMISSION TO JURISDICTION. EACH LOAN PARTY AND EACH SUBORDINATED CREDITOR IRREVOCABLY AND UNCONDITIONALLY

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AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY SENIOR CREDITOR, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SENIOR CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY LOAN PARTY OR ANY SUBORDINATED CREDITOR OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 21.  WAIVER OF VENUE. EACH LOAN PARTY AND EACH SUBORDINATED CREDITOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 20.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 22.  SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 23.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED

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HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 24.  Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 25.  Termination. This Agreement shall remain in effect until payment in full in cash of all the Senior Indebtedness in accordance with the terms hereof and of the other Senior Debt Documents. The Agreement shall terminate upon receipt of a notice of termination given by the Administrative Agent. The termination of this Agreement with respect to any party shall not terminate or alter the Obligations to the Administrative Agent or the Senior Creditors under any other Senior Debt Document, except in accordance with the terms thereof.

SECTION 26.  Intercreditor Agreement. Notwithstanding anything herein to the contrary, the terms of this Agreement are subject to the provisions of that certain Intercreditor Agreement dated as of June 4, 2014 (as amended, supplemented, restated, replaced, extended or otherwise modified from time to time, the “Intercreditor Agreement”), between Bank of America, N.A., as the ABL Agent, and U.S. Bank National Association, as the Notes Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each if the undersigned has caused this Agreement to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first written above.

BORROWER:

SANMINA CORPORATION,
a Delaware corporation

By:
Name:
Title:

SUBORDINATED CREDITORS:

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SANMINA-SCI SYSTEMS HOLDINGS, INC.
SCI TECHNOLOGY, INC.
SCIMEX, INC.

By:
Name:
Title:

SANMINA-SCI SYSTEMS (CANADA) INC.

By:
Name:
Title:

SCI BROCKVILLE CORP.

By:
Name:
Title:

AMENDED AND RESTATED INTERCO SUBORDINATION AGREEMENT

Signature Page

SANMINA-SCI SYSTEMS IRELAND
LIMITED
SANMINA-SCI U.K. LIMITED
AET HOLLAND, C.V.
SANMINA-SCI (ASIA) LTD.
SANMINA-SCI (H.K.) LIMITED
SANMINA-SCI PTE. LTD.
SANMINA-SCI ELECTRONICS PTE. LTD.
SANMINA ENCLOSURES SYSTEMS HUNGARY LIMITED LIABILITY COMPANY

By:
Name:
Title:

SANMINA-SCI HUNGARY ELECTRONICS
MANUFACTURING LIMITED
LIABILITY COMPANY

By:
Name:
Title:

SANMINA-SCI GERMANY GMBH

By:
Name:
Title:

SANMINA-SCI AB

By:
Name:
Title:

AMENDED AND RESTATED INTERCO SUBORDINATION AGREEMENT

Signature Page

GUARANTORS:

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SANMINA-SCI SYSTEMS HOLDINGS, INC.
SCI TECHNOLOGY, INC.

By:
Name:
Title:

AMENDED AND RESTATED INTERCO SUBORDINATION AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
	Name:	Christine Trotter
	Title:	Assistant Vice President

AMENDED AND RESTATED INTERCO SUBORDINATION AGREEMENT

Signature Page

EXHIBIT A

FORM OF SUPPLEMENTAL AGREEMENT

This SUPPLEMENTAL AGREEMENT, dated as of [                    ] (this “Supplemental Agreement”) is delivered pursuant to that certain Amended and Restated Interco Subordination Agreement, dated as of May 20, 2015 (as it may be amended, supplemented or otherwise modified, the “Interco Subordination Agreement”; undefined terms used in this Supplemental Agreement have the meanings ascribed to them in the Interco Subordination Agreement (including those incorporated therein by reference)), among SANMINA CORPORATION (“Borrower”), certain Subsidiaries of Borrower as Subordinated Creditors and/or Guarantors, BANK OF AMERICA, N.A., as administrative agent for the Secured Parties under the Senior Debt Agreement (together with any successor administrative agent, the “Administrative Agent”).

Section 1. The undersigned hereby:

(a)           agrees that this Supplemental Agreement may be attached to the Interco Subordination Agreement and that by the execution and delivery hereof, the undersigned becomes [a Subordinated Creditor][and ][a Guarantor] under the Interco Subordination Agreement and agrees to be bound by all of the terms thereof;

(b)           represents and warrants that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default; and

(c)           acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to [any Subsidiary Creditor][and ][any Guarantor] contained in the Interco Subordination Agreement.

Section 2. The undersigned agrees to take such additional actions and to execute and deliver such additional documents and instruments from time to time upon request of the Administrative Agent to effect the transactions contemplated by, and to carry out the intent of, this Supplemental Agreement. Neither this Supplemental Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Supplemental Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in accordance with Section 15 of the Interco Subordination Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address set forth on the signature page hereof. If any provision in or obligation under this Supplemental Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

The terms of Sections 19 through 24 of the Interco Subordination Agreement are hereby incorporated by reference.

IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered by its duly authorized officer as of the date first written above.

[NAME OF ADDITIONAL
SUBORDINATED CREDITOR/GUARANTOR]

By:
Name:
Title:

Address for Notices:

Facsimile:( )
Telephone: ( )
Attention:

with a copy to:

Facsimile:( )
Telephone: ( )
Attention:

ACKNOWLEDGED AND ACCEPTED
as of the date first written above:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title: